Exhibit 10.45

CONFIDENTIAL TREATMENT REQUESTED – REDACTED COPY

LOAN AND SECURITY AGREEMENT (PROJECT LOAN)
dated as of July 15, 2015
by and among
MM PROTON I, LLC,
as Borrower,
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and Collateral Agent,
and
the Lenders referenced herein
$97,106,862

This Agreement was prepared by:

[****]* 1

1*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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ARTICLE I DEFINED TERMS		2
1.01	Definitions	2
1.02	Terms Generally.	27
1.03	Accounting and Other Terms	27
ARTICLE II CONDITIONS TO DISBURSEMENTS		27
2.01	Right to Advances, Generally.	27
2.02	Closing Date Transactions	28
2.03	Conditions to Closing and Initial Advance	29
2.04	Conditions to All Advances	35
2.05	Disbursements	38
2.06	Balancing	38
2.07	Advances to Pay Interest on Senior First Lien Loans and Senior Second Lien Loans	39
2.08	Project Budget	40
2.09	Use of Proceeds	41
2.10	Final Construction Advance	41
2.11	Intentionally Omitted	43
2.12	No Reliance	43
2.13	Miscellaneous	43
2.14	Intentionally Omitted.	43
ARTICLE III LOAN TERMS		43
3.01	Loans and Advances	43
3.02	Requests for Advances	43
3.03	Funding of New Loan Advances	44
3.04	Interest	44
3.05	Repayment of Loans; Evidence of Debt	45
3.06	Prepayment of Loans	46
3.07	Fees	46
3.08	Increased Costs	47
3.09	Taxes	48
3.10	Payments Generally; Pro Rata Treatment; Sharing of Set-offs	52
3.11	Mitigation Obligations; Replacement of Lenders	53
3.12	Intentionally Omitted	54
ARTICLE IV CONSTRUCTION OF IMPROVEMENTS; GENERAL COVENANTS		54
4.01	Acceptance of Construction Documents; Completion of Construction	54
4.02	Construction Progress	55
4.03	Purchase of Materials Under Conditional Sales Contract	56
4.04	Inspection; Independent Engineer	57
4.05	Right to Post Signs; Publicity	58
4.06	Liens, Taxes, and Governmental Claims	58
4.07	Facility Lease	60
4.08	Operations of Borrower	61
4.09	Appraisals	64
4.10	Operating and Reserve Accounts	64
4.11	Prohibited Distributions	64
4.12	Compliance with Legal Requirements.	64
4.13	Government Regulation	65
4.14	Financial Information and Other Deliveries of Borrower	65
4.15	ERISA	68

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Table of Contents (continued)
Page

4.16	Application of Loan Proceeds	69
4.17	Further Assurances	69
4.18	Alterations	69
4.19	Property Management Agreement	70
4.20	The Development Agreement	70
ARTICLE V COLLATERAL ASSIGNMENT AND SECURITY AGREEMENT		71
5.01	Project Documents	71
5.02	Plans and Specifications and Permits	72
5.03	Reassignment	73
5.04	Additional Instruments	73
ARTICLE VI REPRESENTATIONS AND WARRANTIES		74
6.01	Representations and Warranties	74
6.02	Nature of Representations and Warranties	81
ARTICLE VII INSURANCE AND CONDEMNATION		81
7.01	Insurance and Casualty	81
7.02	Condemnation and Other Awards	86
7.03	Provisions of the Facility Lease to Govern	87
ARTICLE VIII DEFAULTS		87
8.01	Defaults	87
ARTICLE IX ACCELERATION AND REMEDIES		91
9.01	Acceleration	91
9.02	Remedies under Loan Documents	91
9.03	Curing of Defaults	93
ARTICLE X ADMINISTRATIVE AND COLLATERAL AGENTS		94
10.01	Appointment.	94
10.02	Capacity as Lender	95
10.03	Duties and Obligations	95
10.04	Reliance.	96
10.05	Sub-Agents.	96
10.06	Resignation and Removal.	97
10.07	Independent Credit Analysis	98
10.08	Lender Actions Against Collateral	98
10.09	Lender Reply Period	98
10.10	Defaulting Lender	99
10.11	Borrower’s Rights	101
10.12	Non-liability of Administrative Agent and the Lenders	101
ARTICLE XI MISCELLANEOUS		102
11.01	Notices	102
11.02	Waivers; Amendments.	104
11.03	Expenses; Indemnity; Damage Waiver.	106
11.04	Successors and Assigns.	107
11.05	Counterparts; Integration; Effectiveness	111
11.06	Severability	111
11.07	Right of Set-off	111

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Table of Contents (continued)
Page

11.08	Governing Law; Jurisdiction; Consent to Service of Process	112
11.09	WAIVER OF JURY TRIAL	112
11.10	Headings	113
11.11	Confidentiality	113
11.12	Interest Rate Limitation	114
11.13	USA Patriot Act	114
11.14	Administrative Agent Approvals	114
11.15	Replacement Documentation	114
11.16	Consents and Approvals under Building Loan Documents	115

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EXHIBITS

Schedule 1.01	-	Lenders
Exhibit A	-	Legal Description
Exhibit B	-	Project Budget
Exhibit C-1	-	Promissory Note – Senior First Lien Lender
Exhibit C-2	-	Promissory Note – Senior Second Lien Lender
Exhibit C-3	-	Promissory Note – Subordinated Lender
Exhibit D	-	Assignment and Assumption
Exhibit E-1	-	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax) Purposes)
Exhibit E-2	-	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax) Purposes)
Exhibit E-3	-	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax) Purposes)
Exhibit E-4	-	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax) Purposes)
Exhibit F	-	Members of Consortium
Exhibit G	-	RESERVED
Exhibit H	-	RESERVED
Exhibit I	-	Form of Draw Request
Exhibit J	-	Project Management Team Members
Exhibit K	-	RESERVED
Exhibit L	-	Organizational Structure Chart

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LOAN AND SECURITY AGREEMENT (PROJECT LOAN)
THIS LOAN AND SECURITY AGREEMENT (PROJECT LOAN) (the “Agreement”) dated as of this 15th day of July, 2015, is by and among MM PROTON I, LLC, a Delaware limited liability company (“Borrower”), having its address at 50 Chestnut Street, Needham, MA 02492, JPMORGAN CHASE BANK, N.A., (“JPMorgan”) in its capacity as Administrative Agent (as hereinafter defined) and Collateral Agent (as hereinafter defined), having its address at 383 Madison Avenue, New York, NY 10179, and each party (each, a “Lender”) identified and having its address at the location shown on Schedule 1.01 hereto.
RECITALS
WHEREAS, Borrower is acquiring from the New York City Economic Development Corporation, by deed and by lease as more particularly described herein, rights to that certain real property located in the City of New York, Borough of Manhattan, and State of New York, more particularly described in Exhibit A attached hereto and incorporated herein by this reference (the “Land”);
WHEREAS, Borrower proposes to construct or cause to be constructed upon the Land certain Improvements (as hereinafter defined) in accordance with the Plans and Specifications (as hereinafter defined);
WHEREAS, Borrower proposes to lease the Property (as hereinafter defined), as so improved, to New York Proton Management, LLC, a New York limited liability company (“Facility Lessee”) pursuant to that certain Facility Lease (as hereafter defined);
WHEREAS, pursuant to the Facility Lease, Facility Lessee will install a Proton System (as hereinafter defined) to provide proton therapy in four treatment rooms (the Property, as improved by the Proton System, the “Facility”);
WHEREAS, Borrower has requested, and the Lenders have agreed to provide, two separate loans to Borrower:

(i)
For the construction of the Improvements pursuant to that certain Loan and Security Agreement (Building Loan), dated of even date herewith, among Borrower, Administrative Agent, Collateral Agent and the Lenders (the “Building Loan Agreement”);

(ii)	For certain other costs relating to the Facility on the terms and conditions set forth herein.
AGREEMENT
NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

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ARTICLE I
DEFINED TERMS
1.01Definitions. The following terms shall have the meanings defined below. Unless otherwise specified, any reference to any instrument, document or agreement shall include any and all extensions, renewals, modifications, amendments, supplements and replacements therefor or thereto, and any reference to any party shall include its successor and assigns.
“ADA” means the Americans with Disabilities Act of July 26, 1990, Pub. L. No. 101-336, 104 Stat. 327, 42 U.S.C. Section 12101, et. seq., as now or hereafter amended, modified, supplemented or replaced from time to time.
“Administrative Agent” means JPMorgan, in its capacity as administrative agent for the Lenders hereunder.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by Administrative Agent.
“Administrative Services Agreement” means that certain Administrative Services and License Agreement, dated as of even date herewith, by and between Facility Lessee and Operator.
“Advance” means a borrowing hereunder, made by the Lenders to Borrower, on a Borrowing Date.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. Notwithstanding anything herein to the contrary, in no event shall any Lender be considered an “Affiliate” of any Loan Party.
“Aggregate Loan Commitment” means, as of any date of determination, the aggregate of the Aggregate Senior First Lien Loan Commitment, the Aggregate Senior Second Lien Loan Commitment and the Aggregate Subordinated Loan Commitment.
“Aggregate Senior First Lien Loan Commitment” means, as of any date of determination, the aggregate of the Commitments of all the Senior First Lien Lenders. As of the date hereof, the Aggregate Senior First Lien Loan Commitment is $54,601,424.
“Aggregate Senior Second Lien Loan Commitment” means, as of any date of determination, the aggregate of the Commitments of all of the Senior Second Lien Lenders. As of the date hereof, the Aggregate Senior Second Lien Loan Commitment is $29,255,439.
“Aggregate Subordinated Loan Commitment” means, as of any date of determination, the aggregate of the Commitments of all the Subordinated Lenders. As of the date hereof, the Aggregate Subordinated Loan Commitment is $13,250,000.
“Agreement” has the meaning set forth in the Preamble.

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“Agreement Among Lenders” means the Agreement Among Lenders of even date herewith executed by and among the Collateral Agent and the Lenders.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to Borrower from time to time concerning or relating to bribery or corruption.
“Applicable Percentage” means, with respect to any Lender, the percentage of the Aggregate Senior First Lien Loan Commitment, Aggregate Senior Second Lien Loan Commitment or Aggregate Subordinated Loan Commitment, as the case may be, represented by such Lender’s Commitment; provided that in the case of Section 10.11 hereof when a Defaulting Lender shall exist, “Applicable Percentage” means the percentage of the Aggregate Senior First Lien Loan Commitment, Aggregate Senior Second Lien Loan Commitment or Aggregate Subordinated Loan Commitment, as the case may be, (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.
“Appraisal” means a written statement setting forth an opinion of the market value of the Facility that (i) has been independently and impartially prepared by a qualified appraiser, holding an MAI designation licensed or certified under the laws of New York satisfying the requirements of FIRREA, directly engaged by Administrative Agent, (ii) complies with all applicable federal and state laws and regulations dealing with appraisals or valuations of real property, and (iii) has been reviewed as to form and content and approved by Administrative Agent, in its reasonable discretion.
“Approved Fund” has the meaning set forth in Section 11.04(b)(ii) hereof.
“Architect” means VOA Architecture PLLC.
“Architect’s Certificate” means a certificate of Architect in form and substance acceptable to Administrative Agent.
“Architectural Services Agreement (Construction Administration)” means the AIA Document B101-2007 Standard Form of Agreement dated as of even date herewith, by and between Borrower and Architect relating to services during construction of the Improvements.
“Architectural Services Agreement (Design)” means that certain AIA Document B101-2007 Standard Form of Agreement, dated as of even date herewith, between Facility Lessee and Architect relating to the design and engineering of the Improvements.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 11.04 hereof), and accepted by Administrative Agent, in the form of Exhibit D attached hereto or any other form approved by Administrative Agent.
“Assignments and Consents” means each of the (i) Assignment of Architectural Services Agreement (Construction Administration) and Consent, (ii) Assignment of Construction Contract and Consent, (iii) Assignment of Proton System Agreements and Consent, (iv) Assignment of Leases and Consent, (v) Assignment of Leases and Rents (Facility Lessee) and Consent, (vi)

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Assignment of Facility Lessee Operating Agreement and Consent, and (vii) Assignment of Leasehold Mortgage and Consent and (viii) Assignment and Subordination of Development Agreement and Consent and (ix) Assignment of Architectural Services Agreement (Design) and Consent.
“Assignment and Subordination of Development Agreement and Consent” means the Assignment and Subordination of Development Agreement of even date herewith executed by Borrower in favor of Collateral Agent, for the benefit of the Secured Parties, together with the Consent and Agreement of the Developer, as amended or otherwise modified from time to time
“Assignment of Architectural Services Agreement (Design) and Consent” means the Assignment of the Architectural Services Agreement (Design), relating to the Architectural Services Agreement (Design), of even date herewith executed by Facility Lessee in favor of Borrower, and Borrower in favor Collateral Agent, for the benefit of the Secured Parties, together with the Consent and Agreement of the Architect.
“Assignment of Leases and Rents (Facility Lessee) and Consent” means the Assignment of Leases and Rents (Facility Lessee) of even date herewith executed by Facility Lessee in favor of Borrower, and executed by Borrower in favor of Collateral Agent, for the benefit of the Secured Parties, together with the Consent and Agreement of Operator, as amended or otherwise modified from time to time.
“Assignment of Construction Contract and Consent” means the Assignment of Construction Contract of even date herewith executed by Borrower in favor of Collateral Agent, for the benefit of the Secured Parties, together with the Consent and Agreement of the Contractor, as amended or otherwise modified from time to time.
“Assignment of Architectural Services Agreement (Construction Administration) and Consent” means the Assignment of Architectural Services Agreement (Construction Administration) of even date herewith executed by Borrower in favor of Collateral Agent, for the benefit of the Secured Parties, together with the Consent and Agreement of Architect, as amended or otherwise modified from time to time.
“Assignment of Facility Lessee Operating Agreement and Consent” means the Assignment of Facility Lessee Operating Agreement of even date herewith executed by Facility Lessee in favor of Borrower, and executed by Borrower in favor of Collateral Agent, for the benefit of the Secured Parties, relating to the pledge of Supplemental Capital Contribution Obligation, together with the Consent and Agreement of Consortium, as amended or otherwise modified from time to time.
“Assignment of Leases and Consent” means the Assignment of Leases and Rents (Project Loan) of even date herewith executed by Borrower in favor of Collateral Agent, for the benefit of the Secured Parties, together with the Consent and Agreement of Facility Lessee, as amended or otherwise modified from time to time.
“Assignment of Leasehold Mortgage and Consent” means the Assignment of Leasehold Mortgage of even date herewith executed by Borrower in favor of Collateral Agent

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for the benefit of the Secured Parties, together with the Consent and Agreement of Facility Lessee, as amended or otherwise modified from time to time.
“Assignment of Proton System Agreements and Consent” means the Assignment of Varian Agreements, relating to the Proton System Purchase Agreement and the Proton System Operations and Maintenance Agreement, of even date herewith executed by Facility Lessee in favor of Borrower, and Borrower in favor Collateral Agent, for the benefit of the Secured Parties, together with the Consent and Agreement of Proton System Supplier, as amended or otherwise modified from time to time.
“Balancing Deposit” means an Interest Balancing Deposit, a Non-Interest Balancing Deposit, or a Proton System Balancing Deposit, as applicable.
“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business, appointed for it, or, in the good faith determination of Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof if and so long as such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality), to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person or admits in writing its inability to pay debts.
“Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Borrower” has the meaning set forth in the preamble.
“Borrower Collateral” means all right, title and interest of Borrower in and to the following, whether now existing or hereafter arising: (a) the Facility, (b) the Project Documents, (c) the Collateral Account Pledge Agreement, including any Collateral Account, (d) Borrower’s interest in any Facility Lessee Collateral, including any interest created under any Assignment and Consent or the Leasehold Mortgage, (e) the Facility Lessee Loan and Facility Lessee Loan and Security Agreement, (f) any account, general intangible or payment intangible of every kind, nature and description, arising out of or relating to any of the foregoing, (g) all other real or personal property of Borrower, including “goods”, “instruments”, “chattel paper”, “accounts”, “securities entitlements” and ‘general intangibles” of Borrower and (h) all cash and noncash proceeds (including insurance proceeds) of all of the foregoing property, all products thereof and all additions and accessions thereto, substitutions therefor and replacements thereof.
“Borrower Construction Account” means the Borrower Construction Account established under the Collateral Account Pledge Agreement into which proceeds of the Loans hereunder may be deposited at the direction of the Administrative Agent.

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“Borrower Balancing Deposit” means an Interest Balancing Deposit or a Non-Interest Balancing Deposit, as applicable.
“Borrower Estoppel” means that certain estoppel certificate dated the Closing Date, pursuant to which Borrower certifies that no default exists under the Facility Lease, and that the Facility Lease is in full force and effect.
“Borrower Managing Member” means MM Proton I Investors, LLC until such time as a Person designated by Borrower Profit Participant shall succeed to the authority of the managing member pursuant to the terms of the Operating Agreement of Borrower or pursuant to that certain Equity Participation Agreement between MM Proton I Investors, LLC and Borrower Profit Participant, at which time Borrower Managing Member shall mean such Person designated by Borrower Profit Participant as specified in a notice from Borrower Profit Participant to the Administrative Agent.
“Borrower Member Collateral” means all of the member interests, as pledged by the Borrower Managing Member, and any Borrower Non-Managing Members in Borrower who may subsequently join as pledgor, to Collateral Agent pursuant to the Borrower Member Pledge Agreement, including all cash and noncash proceeds of all of the foregoing property, all products thereof and all additions and accessions thereto, substitutions therefor and replacements thereof.
“Borrower Member Financing Statement” means the UCC financing statement covering the security interests in personal property granted by Borrower Managing Member to Collateral Agent for the benefit of the Secured Parties, in the Borrower Member Pledge Agreement for filing with the Secretary of State of the State of Delaware.
“Borrower Member Pledge Agreement” means the Borrower Member Pledge Agreement of even date herewith executed by the Borrower Managing Member in favor of Collateral Agent, for the benefit of the Secured Parties, as amended or otherwise modified from time to time.
“Borrower Non-Managing Members” means each member of Borrower that is not Borrower Managing Member.
“Borrower Financing Statement” means the UCC financing statement covering the security interests in personal property granted by Borrower to Collateral Agent for the benefit of the Secured Parties, in the Loan Documents for filing with the Secretary of State of the State of Delaware.
“Borrower Operating Account” means the Borrower Operating Account established under the Collateral Account Pledge Agreement into which proceeds of the Loans hereunder will be deposited, unless directed to the Borrower Construction Account by the Administrative Agent.
“Borrower Profit Participant” means Goldman, Sachs & Co., a Delaware corporation.
“Borrower’s Initial Equity Requirement” means $2,022,000, less amounts credited to Borrower for costs incurred prior to the Closing Date, as approved by the Administrative Agent.

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“Borrowing Date” means a date on which an Advance is made hereunder.
“Building Costs” means costs for work, labor and materials required to demolish pre-existing structures on the Property and construct and complete the Improvements, including, without limitation, those items identified as “Building Costs” in the Project Budget and constituting hard costs of the Improvements under the Lien Law and repayments of the Facility Lessee Reverse Loan in respect of proceeds thereof used to pay Building Costs.
“Building Interface Document” means the agreement between Proton System Supplier, Facility Lessee and Borrower which sets forth the responsibilities of Facility Lessee, Contractor and Proton System Supplier with respect to construction of the Improvements for installation of the Proton System, the schedule for such construction and installation, and the responsibilities for each with respect to all of the aspects of such construction and installation.
“Building Loan Agreement” has the meaning set forth in the Recitals.
“Building Loan Mortgage” means the “Mortgage” as defined in the Building Loan Agreement.
“Building Loan Notes” means the “Notes” as defined in the Building Loan Agreement.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.
“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
“Certification of Non‑Foreign Status” means an affidavit, signed under penalty of perjury by an authorized officer of Borrower, stating (a) that Borrower is not a “foreign corporation,” “foreign partnership,” “foreign trust,” or “foreign estate,” as those terms are defined in the Code and the regulations promulgated thereunder, (b) Borrower’s U.S. employer identification number, and (c) the address of Borrower’s principal place of business. Such affidavit shall be consistent with the requirements of the regulations promulgated under section 1445 of the Code, and shall otherwise be in form and substance acceptable to Administrative Agent.
“Change in Law” means the occurrence after the date of this Agreement or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement, of: (a) the adoption of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority or (c) compliance by any Lender (or, for purposes of Section 3.08(b) hereof, by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that notwithstanding anything herein to the contrary,

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(i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.
“Charges” has the meaning set forth in Section 11.12 hereof.
“Closing Date” means the earlier of the date of the first disbursement of the Loan or the date all the conditions to the first disbursement have been satisfied, including recording the Mortgage.
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Collateral Account” means each of the accounts established under the Collateral Account Pledge Agreement, including each Borrower Construction Account and the Facility Lessee Construction Account.
“Collateral Account Pledge Agreement” means that Collateral Account Pledge Agreement, of even date herewith among Operator, Borrower, Facility Lessee and Collateral Agent, as amended or otherwise modified from time to time.
“Collateral Agent” means JPMorgan, in its capacity as collateral agent for the Lenders hereunder.
“Commitment” means, for each Lender, the amount set forth on Schedule 1.01 or as set forth in any assignment agreement that has become effective pursuant to Section 11.04 hereof, as such amount may be modified from time to time pursuant to the terms hereof and provided that the Commitments of each Senior First Lien Lender and each Senior Second Lien Lender shall increase Dollar for Dollar with the termination of its unused Commitment under the Building Loan Agreement pursuant to Section 2.01(f).
“Completion of the Facility” means (i) that valid certificates of occupancy (which include temporary certificates of occupancy) for the core and shell of all Improvements shall have been issued by the Building Department of the City of New York and shall be in full force and effect; (ii) that all Governmental Approvals which are required for the then current stage of construction of the Improvements (and which can be issued notwithstanding the fact that the Proton System may not have been completely installed) have been validly issued for the construction of the Improvements; (iii) that the Improvements were built and the Proton System was installed, each in accordance with the Plans and Specifications and all Governmental Approvals in all material respects (including, without limitation, the completion of all Punch List Items) and (iv) that Administrative Agent has received evidence reasonably acceptable to it that the foregoing requirements set forth in clauses (i) – (iii) above have been satisfied.

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“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consortium” means each member of the Facility Lessee, from time to time, and as of the date hereof, as listed on Exhibit F hereto and each member from time to time after the date hereof.
“Construction Contract” means that certain AIA Document A102 - Standard Form of Agreement Between Owner and Contractor where the basis of payment is the Cost of the Work Plus Fee with a Guaranteed Maximum Price), dated of even date herewith, by and between Borrower and Contractor, together with all exhibits, schedules and attachments thereto, including the Building Interface Document the General Conditions and other Contract Documents (as defined therein), providing for the construction of the Improvements.
“Construction Schedule” means a construction schedule for the Facility in form and substance satisfactory to Administrative Agent.
“Contract of Sale” means that certain Amended and Restated Contract of Sale, dated as of December 30, 2013, between EDC and Facility Lessee, as assigned by Facility Lessee to Borrower pursuant to that certain Assignment of Amended and Restated Contract of Sale, dated the Closing Date.
“Contractor” means Gilbane Inc., a Rhode Island corporation.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Cost Grouping” has the meaning set forth in Section 2.08 hereof.
“Credit Party” means Administrative Agent or any other Lender.
“Debtor Relief Laws” means any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, fraudulent conveyance, reorganization, or similar laws affecting the rights, remedies or recourse of creditors generally, including without limitation, the United States Bankruptcy Code and all amendments thereto, as are in effect from time to time during the term of the Loans.
“Default” has the meaning set forth in Section 8.01 hereof.
“Default Rate” has the meaning set forth in Section 3.04(b) hereof.
“Defaulting Lender” means any Lender that (a) has failed, within 2 Business Days of the date required to be funded or paid, to (i) fund any portion of its Commitment or Loan, or (ii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless in the case of clause (i) above, such Lender notifies Administrative Agent in writing that such failure is

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the result of such Lender’s good faith determination that a condition precedent to funding (identified with reasonably specificity and including the particular Default, if any) has not been satisfied; (b) has notified Borrower or any Credit Party in writing, or has made a public statement, to the effect that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular Default, if any) cannot be satisfied) or generally under other agreements in which it commits to extend credit; (c) has failed, within 3 Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c), upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and Administrative Agent; or (d) has become the subject of a Bankruptcy Event.
“Developer” means Murphy & McManus, LLC, a Massachusetts limited liability company.
“Developer Fee” means the fee and other costs payable to Developer under the Development Agreement subject to Section 2.08 hereof.
“Development Agreement” means that certain Development Agreement, dated as of even date herewith, by and between Borrower and Developer.
“Disclosure” has the meaning set forth in Section 2.04 hereof.
“dollars” or “$” refers to lawful money of the United States of America.
“Draw Package” has the meaning set forth in Section 2.04(a) hereof.
“Draw Request” has the meaning set forth in Section 2.04(a) hereof.
“EDC” means the New York City Economic Development Corporation.
“EDC Deed” means the bargain and sale deed for the Property delivered by EDC to Borrower, pursuant to the Contract of Sale, and all items to be delivered thereunder.
“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.
“Electronic System” means any electronic system, including e-mail, e-fax, Intralinks®, ClearPar® and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by Administrative Agent or any other Person, providing for access to data protected by passcodes or other security system.

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“Employee Benefit Plan” means an employee benefit plan as defined in section 3(3) of ERISA, maintained, sponsored by or contributed to by Borrower or any ERISA Affiliate.
“Environmental Indemnity Agreement” means that certain Environmental Indemnity Agreement of even date herewith executed by Borrower in favor of Collateral Agent, for the benefit of the Secured Parties, as amended or otherwise modified from time to time.
“Environmental Laws” means any local, state or federal law, rule (having the effect of law), regulation or order (having the effect of law) relating to the manufacture, storage, use, handling, discharge, transport, disposal, treatment or clean-up of hazardous or toxic substances or materials, including, without limitation, “CERCLA”, “RCRA”, or state superlien or environmental clean-up statutes.
“Equity Participation Agreement” means that certain Equity Participation Agreement, dated of even date herewith, between the Borrower Profit Participant and Borrower.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
“ERISA Affiliate” means Borrower or any corporation, trade or business that along with Borrower is treated as a single employer under sections 414(b), 414(c), 414(m) or 414(o) of the Code.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by Borrower under Section 3.11(b)) hereof or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.09 hereof, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.09(f) hereof and (d) any U.S. Federal withholding Taxes imposed under FATCA.
“Facility” has the meaning set forth in the Recitals.
“Facility Lease” means that certain Lease Agreement, dated as of even date herewith, between Borrower, as lessor, and Facility Lessee, as lessee, of the Facility, together with all exhibits, schedules and attachments thereto, including the Work Letter.
“Facility Lessee” has the meaning set forth in the Recitals.

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“Facility Lessee Collateral” has the meaning defined in the Facility Lessee Loan and Security Agreement, subject to a Lien or security interest granted to Borrower therein and assigned to Collateral Agent under the Loan Documents.
“Facility Lessee Construction Account” means the Facility Lessee Construction Accounts established under the Collateral Account Pledge Agreement.
“Facility Lessee Financing Statement” means the UCC financing statement(s) covering the security interests in personal property granted by Facility Lessee to Borrower in the Facility Lessee Loan and Security Agreement and the Leasehold Mortgage and assigned to Collateral Agent for the benefit of the Secured Parties, for filing with the Secretary of State of the State of New York.
“Facility Lessee Loan” means a loan by Borrower to Facility Lessee, in an amount not to exceed $25,881,698.44 to fund amounts payable by Facility Lessee to Proton System Supplier pursuant to the Proton System Purchase Agreement, as evidenced by the Loan and Security Agreement (Facility Lessee), and further secured by the Leasehold Mortgage.
“Facility Lessee Loan and Security Agreement” means the Loan and Security Agreement (Facility Lessee) between Facility Lessee and Borrower, providing for the Facility Lessee Loan.
“Facility Lessee Manager” means ProHEALTH Proton Center Management LLC, a Delaware limited liability company.
“Facility Lessee Operating Agreement” means that Second Amended and Restated Operating Agreement of Facility Lessee, dated as of even date herewith.
“Facility Lessee Project Cost Advance” means $59,250,000 less Facility Lessee’s previously advanced funds, payable by Facility Lessee to Collateral Agent on the Closing Date, as the initial advance of funds payable by Facility Lessee under the Facility Lease in respect of Facility Lessee Project Costs.
“Facility Lessee Project Costs” means “Lessee’s Project Costs” as defined in Schedule B to the Facility Lease, which includes, but is not limited to, all Proton System Costs.
“Facility Lessee Reverse Loan” has the meaning defined in the Collateral Account Pledge Agreement.
“Facility Substantial Completion Date” means the “4th Proton Treatment Room Substantial Completion Date” as defined in the Work Letter.
“FATCA” means sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to section 1471(b)(1) of the Code.

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“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/16 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/16 of 1%) of the quotations for such day for such transactions received by Administrative Agent from three Federal funds brokers of recognized standing selected by it.
“Final Completion” of the Facility means that (i) the Facility is lien free, (ii) “Land and Building Improvements Substantial Completion” has occurred with respect to the “Land and Building Improvements” (as each such term is defined in the Work Letter), and (iii) “Proton Treatment Room Substantial Completion” has occurred with respect to all four “Proton Treatment Rooms” (as each such term is defined in the Work Letter) and (iv) a valid certificate of occupancy continues to be effect, in each case as approved by Administrative Agent and the Independent Engineer in each of their sole but reasonable discretion.
“Force Majeure Causes” means strikes, lockouts or other labor disputes, severe weather conditions, earthquakes or other acts of God, inability to obtain or maintain permits, labor, equipment or materials due to delay or restrictions of any government or governmental authority (including any agency or political subdivision thereof), enemy action, civil commotion, fire or other casualty, acts of war or terrorism, court orders, electrical power surges, failure in public supplies (e.g., water, electricity, etc.), flood, tornadoes, earthquakes and other natural disasters, inclement weather, epidemics, and other causes beyond Borrower’s reasonable control.
“Foreign Lender” means (a) if Borrower is a U.S. Person, a Lender, with respect to such Borrower, that is not a U.S. Person, and (b) if Borrower is not a U.S. Person, a Lender, with respect to such Borrower, that is resident or organized under the laws of a jurisdiction other than that in which Borrower is resident for tax purposes.
“Future Commitment” has the meaning set forth in Section 10.10(d) hereof.
“GAAP” means generally accepted accounting principles in the United States of America.
“Governmental Approvals” means all approvals, consents, waivers, orders, acknowledgments, authorizations, permits, licenses and/or certificates of occupancy required under applicable Legal Requirements, or the Project Documents, to be obtained from each Governmental Authority having jurisdiction over the Facility and the construction and operation thereof for the construction of the Improvements and/or the use, occupancy and operation of the Improvements following completion of construction, as the context requires, including, without limitation, all land use, landmark, building, subdivision, zoning and similar ordinances and regulations promulgated by any Governmental Authority.
“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising

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executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.
“Guarantor” means (i) each Principal, in respect of the Recourse Carve-Out Guaranty (Principals), (ii) each Principal, in respect of the Primary Completion Guaranty, (iii) each member of the Consortium, in respect of the Recourse Carve-Out Guaranty (Consortium), (iv) each hospital parent of each member of the Consortium, in respect of the Recourse Carve-Out Judgment Guaranty and (v) Facility Lessee, in respect of the Secondary Completion Guaranty.
“Hazardous Substances” means and includes all hazardous and toxic substances, wastes or materials, hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, urea formaldehyde insulation, radioactive materials, biological substances and any other kind and/or type of pollutants or contaminates (including, without limitation, asbestos and raw materials which include hazardous constituents), sewage sludge, industrial slag, solvents, toxin or mycotoxins and/or any other similar substances, or materials which are included under or regulated by any Environmental Laws; provided, however, that “Hazardous Substances” shall not include (a) materials customarily used in the construction and demolition of buildings, or (b) cleaning materials and office products customarily used in the operation of properties such as the Facility, to the extent such materials described in the preceding clauses (a) and (b) are stored, handled, used and disposed of in compliance with all Environmental Laws.
“Improvements” means the (a) improvements contemplated by the Plans and Specifications and to be constructed on the Land pursuant the Construction Contract, (b) all other improvements to be built or installed by Borrower, including, but not limited to, landscaping, striping, signage, trash compactors, curbing and lighting contemplated by the Plans and Specifications or otherwise required by any Governmental Authority, (c) all construction of the off-site improvements, including all off-site improvements required to be constructed by Borrower pursuant to the Project Documents, and (d) all other furniture, fixtures and equipment to be installed by Borrower contemplated by the Plans and Specifications in accordance with the Plans and Specifications therefor, all as any of the foregoing may be modified from time to time by reason of a modification to the Plans and Specifications in accordance with the terms of this Agreement. For the avoidance of doubt, the term “Improvements” does not include the Proton

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System or any work to be performed by the Proton System Supplier or by the Facility Lessee under the Proton System Purchase Agreement, Facility Lease or Building Interface Document.
“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, and (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Indemnitee” has the meaning set forth in Section 11.03(b) hereof.
“Independent Engineer” means Fulcrum Company, or any successor thereto selected by Administrative Agent.
“Ineligible Institution” has the meaning set forth in Section 11.04(b) hereof.
“Initial Advance” means the first Advance made in accordance with the terms hereof.
“Initial Party Agreement” means the Initial Party Agreement of even date herewith executed by and among the Consortium, Facility Lessee, Borrower and Collateral Agent.
“Interest Balancing Deposit” has the meaning set forth in Section 2.06(b) hereof.
“Interest Payment Date” means for each of the Senior First Lien Loans and Senior Second Lien Loans, the first (1st) day of each calendar month, (a) during the period commencing on the first such date to occur after the Closing Date and ending on and including 1st day of the calendar month first preceding the Facility Substantial Completion Date and (b) during the period commencing on the first (1st)) day of the fourth full calendar month following the Facility Substantial Completion Date and ending on and including the Maturity Date of such Loan.

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“Interest Period” means with respect to any Advance, the period commencing on the date of such Advance and ending on the last day of the calendar month of such Advance provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day.* 2
“IRS” means the United States Internal Revenue Service.
“JPMorgan” has the meaning set forth in the preamble.
“Land” has the meaning set forth in the recitals.
“Land Acquisition Costs” means the “Purchase Price” payable under Section 2 the Contract of Sale and the additional consideration payable under Section 2(b) of the Contract of Sale.
“Leasehold Mortgage” means the Leasehold Mortgage, Security Agreement and Assignment of Leases and Rents of even date herewith executed by the Facility Lessee in favor of Borrower, and securing all of Facility Lessee’s obligations under the Facility Lease, Facility Lessee Loan and the other Project Documents and Loan Documents to which it is a party, as amended or otherwise modified from time to time.
“Legal Requirements” means, with respect to any Person, any and all judicial decisions, statutes, rulings, directions, rules, regulations, permits, certificates or ordinances of any Governmental Authority, including, without limitation, all Environmental Laws, in any way applicable to such Person or to its property, and, specifically in reference to Borrower, in any way applicable to Borrower or the Facility, including, without limitation, the ownership, division, use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction thereof.
“Lender Reply Period” has the meaning set forth in Section 10.09 hereof.
“Lenders” means Senior First Lien Lenders, Senior Second Lien Lenders and Subordinated Lenders.
“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
“Lien Law” has the meaning set forth in Section 3.12 hereof.
“Line Item” has the meaning set forth in Section 2.08 hereof.

2* To be synched with payment of Rent under the Facility Lease.

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“Loan” or “Loans” means, with respect to any Lender(s), any loans made by such Lender(s) pursuant to this Agreement (or any conversion or continuation thereof).
“Loan Collateral” means, collectively, the Borrower Collateral and the Borrower Member Collateral.
“Loan Documents” means this Agreement, the Notes, the Project Loan Mortgage, the Collateral Account Pledge Agreement, the Borrower Member Pledge Agreement, the Recourse Carve-Out Guaranty (Principals), the Recourse Carve-Out Guaranty (Consortium), the Recourse Carve-Out Judgment Guaranty, the Primary Completion Guaranty, the Secondary Completion Guaranty, the Initial Party Agreement, the Project Completion Agreement, the Environmental Indemnity Agreement, the Agreement Among Lenders, the Assignments and Consents, the Building Loan Agreement, the Building Loan Mortgage, the Other Assignments of Leases and Consent and the Building Loan Notes and any and all other documents now or hereafter executed by Borrower, any Guarantor or any other guarantor of the Obligations or any portion thereof evidencing, guarantying, securing or otherwise pertaining to the Obligations.
“Loan Party” means Borrower, each Guarantor, the Facility Lessee, the Borrower Managing Member, the Borrower Non-Managing Members and the Borrower Profit Participant.
“Make-Whole Fee” means, in connection with any prepayment principal or reduction in undrawn Commitment of any Senior First Lien Loan (other than to the Proton System Supplier in its capacity as a Senior First Lien Lender or any successor or assignee in such capacity) and Senior Second Lien Loan pursuant to Section 3.06, an amount equal to the sum of (A) in the case of any reduction in undrawn Commitment (other than a reduction after Substantial Completion of the Facility), the product of (1) 3.0% and (2) the reduction in undrawn Commitment of such Senior First Lien Lender or Senior Second Lien Lender, as the case may be, and (3) a fraction, the numerator of which is equal to the number of days from and including the date of such prepayment to and including the Make-Whole Fee End Date, and the denominator of which is 360; and (B) in the case of prepayment of principal, the product of (1) the applicable Interest Rate pursuant to Section 3.04(a) and (2) the principal amount of such Senior First Lien Loan or Senior Second Lien Loan, as the case may be, that is being prepaid, and (3) a fraction, the numerator of which is equal to the number of days from and including the date of such prepayment to and including the Make-Whole Fee End Date, and the denominator of which is 360. For the avoidance of doubt, no Make-Whole Fee is payable with respect to the Subordinated Loans.
“Make-Whole Fee End Date” means the fifth (5th) anniversary of the Closing Date.
“Material Adverse Effect” means any event, development or circumstance after the date hereof that materially impairs the ability of Borrower to perform its material Obligations under the Loan Documents (including events that jeopardize the development and/or the construction of the Improvements, the use, operation, or value of the Facility or on the validity or enforceability of any of the Loan Documents, or the rights and remedies of Lender thereunder or Borrower’s ability to perform its Obligations under the Loan Documents. Borrower acknowledges that a fact, event or circumstance that exists as of the date hereof that is not currently a Material Adverse Effect may, in the future, constitute a Material Adverse Effect upon

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the occurrence of further adverse facts or circumstances (e.g., a pending litigation action pertaining to the Facility may, following future adverse procedural or substantive trial developments, become a Material Adverse Effect).
“Material Default” means a payment Default under either of Sections 8.01(a) or (b) that persists for more than 30 days; a Default under Sections 8.01(r); or any other Default which, if not cured within a reasonable time, is likely to cause a Material Adverse Effect.
“Maturity Date” means (i) for the Senior First Lien Loans, July 15, 2021, (ii) for the Senior Second Lien Loans, January 15, 2022 and (iii) for the Subordinated Loans January 15, 2022.
“Maximum Rate” has the meaning set forth in Section 11.12 hereof.
“Mortgage” or “Project Loan Mortgage” means the Project Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing of even date herewith executed by Borrower in favor of Collateral Agent, for the benefit of the Secured Parties, as amended or otherwise modified from time to time.
“Mortgages” means the Building Loan Mortgage, the Project Loan Mortgage and the Leasehold Mortgage.
“Mortgaged Property” means all right, title and interest of Borrower in and to (i) the Facility, subject to the lien of the Building Loan Mortgage and the Project Loan Mortgage and (ii) the lien of the Leasehold Mortgage, as assigned to the Collateral Agent pursuant to the Assignment of Leasehold Mortgage and Consent.
“Net Casualty Proceeds” has the meaning set forth in Section 7.01(g)(ii) hereof.
“Net Condemnation Proceeds” has the meaning set forth in Section 7.02 hereof.
“Non-Defaulting Lender” means any Lender, as determined by Administrative Agent, that is not a Defaulting Lender.
“Non-Interest Balancing Deposit” has the meaning set forth in Section 2.06(b) hereof.
“Notes” means, collectively, the Senior First Lien Notes, the Senior Second Lien Notes and the Subordinated Notes.
“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other indebtedness, liabilities, or obligations of Borrower to the Lenders or to any Lender, Administrative Agent, Collateral Agent, or any indemnified party arising under the Loan Documents, whether before or after the occurrence of a Bankruptcy Event with respect to Borrower and including any post-petition interest and funding losses, whether or not allowed or allowable in whole or in part as a claim in any proceeding arising in connection with such an event.

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“OFAC” means Office of Foreign Assets Control of the United States Department of the Treasury.
“Operating Costs” means the costs and expenses for the operation and maintenance of the Facility.
“Operator” means The New York Proton Center, a New York not-for-profit corporation.
“Operator Financing Statement” means the UCC financing statement covering the security interests in personal property granted by Operator to Facility Lessee and assigned to Borrower and further assigned to Collateral Agent for the benefit of the Secured Parties, in the Loan Documents for filing with the Secretary of State of the State of New York.
“Other Assignments of Leases and Consent” means each “Assignment of Leases and Consent” as defined in the Building Loan Agreement.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.11(b) hereof).
“Outside Improvements Substantial Completion Date” means, with respect to the Improvements, the 36 month anniversary of the Closing Date, as extended on account of Force Majeure Causes (up to a maximum of 90 days) or such other date consented to in writing by Administrative Agent pursuant to Section 4.02(a).
“Outside Facility Substantial Completion Date” means, with respect to the Facility, the 48 month anniversary of the Closing Date, as extended on account of Force Majeure Causes (up to a maximum of 90 days) or such other date consented to in writing by Administrative Agent pursuant to Section 4.02(a).
“Participant” has the meaning set forth in Section 11.04(c)(i) hereof.
“Participant Register” has the meaning set forth in Section 11.04(c)(i) hereof.
“Permits” means all permits, licenses, certificates and approvals now or hereafter issued to Borrower for the construction and operation of the Improvements.

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“Permitted Encumbrances” means (a) Liens and security interests granted pursuant to the Loan Documents, (b) the items set forth on Schedule B of the Title Policy, (c) customary easements entered into by Borrower in connection with the development and operation of the Facility which Administrative Agent shall have consented to in writing if it has determined that such would have no Material Adverse Effect, and (d) documents required to be recorded by applicable law which have no Material Adverse Effect and consented to in writing by Administrative Agent.
“Permitted Indebtedness” means (i) the Obligations, (ii) the Facility Lessee Reverse Loan, and (iii) subordinated, unsecured loans made by a member or Borrower Profit Participant to Borrower in connection with capital calls under the Borrower’s Limited Liability Company Agreement or the agreement between Borrower Managing Member and Borrower Profit Participant, which loans shall be subordinated pursuant to terms and conditions set forth in a subordination agreement in form and substance satisfactory to the Administrative Agent.
“Permitted Transfer” means any of the following (a) with respect to the member interests of each Principal in M&M Proton I Investors, LLC, (i) any transfer from one Principal to the other Principal, or (ii) transfers by a Principal for estate planning purposes to family members (who are at least 21 years of age) or to a trust provided that in all events control of such member interest is retained by such Principal, (b) the lien created by the Borrower Member Pledge Agreement or any transfer pursuant thereto, (c) any transfer by M&M Proton I Investors, LLC of all its interests in Borrower to any Lender, to Facility Lessee or to or any nominee or designee of the foregoing pursuant to the Project Completion Agreement, or (d) any transfer of an interest in Borrower to a Person by or to Borrower Profit Participant or its transferee pursuant to the terms of the Operating Agreement of Borrower or pursuant to the Equity Participation Agreement between M&M Proton I Investors, LLC and Borrower Profit Participant, subject, however, to satisfaction of the following conditions:
(A) in the case of any transfer described in clause (d), prior to the earlier of the payment in full of the Senior Lien Notes and the “Loan Discharge Date” (as such term is defined in the Collateral Account Pledge Agreement), (i) Borrower Profit Participant and any Controlled Subsidiary shall at all times continue to own not less than 51% of and control over the rights afforded to the Borrower Profit Participant interest or direct “Company Equity” (such quoted term and all quoted terms used in this provision are defined in the Equity Participation Agreement) interest in Borrower if Borrower Profit Participant elects to convert its “Participation Rights” into Company Equity, and (ii) in the event that Borrower Profit Participant elects to remove MM Proton I Investors, LLC (or any successor thereto) as “Managing Member” of Borrower and to permit another member of Borrower to be the Managing Member (the “Successor Managing Member”) or to appoint a third party as a non-member manager of Borrower (a “Non-Member Manager”), such Successor Managing Member or such Non-Member Manager, as the case may be, and the terms of the agreement setting forth the Non-Member Manager’s engagement and duties if applicable, shall be subject to the prior written approval of Administrative Agent, not to be unreasonably withheld, conditioned or delayed, provided that notwithstanding anything herein to the contrary, nothing herein shall prohibit or restrict any sale or other transfer of Borrower Profit Participant interest or other equity

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interests in Borrower by Borrower Profit Participant to the extent required or requested by any Governmental Authority or to any Controlled Subsidiary;

(B) prior to the Facility Substantial Completion Date and for avoidance of doubt, MM Proton Investors I, LLC shall not be entitled to exercise any “Tag Along Rights” provided for in the Equity Participation Agreement;

(C) none of the “FF Holder Loans” or “Priority Loans” may be assigned, transferred or otherwise disposed of separately and independent of any permitted transfer of any Company Equity interest, “Participation Rights” or “Synthetic Rights”; and

(D) under no circumstances may Managing Member, Principals or any Affiliate of either acquire any Synthetic Rights under the Equity Participation Agreement without the prior written approval of Administrative Agent.

As used herein, “Controlled Subsidiaries” means any Subsidiary of The Goldman Sachs Group, Inc., a Delaware corporation.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan Assets” means the assets of an employee benefit plan within the meaning of 29 C.F.R. 2510.3-101.
“Plans and Specifications” means the final plans and specifications and working drawings with respect to the Improvements accepted by Administrative Agent, and all applicable Governmental Authorities, as modified and supplemented from time to time in accordance with the terms and provisions of this Agreement.
“Primary Completion Guaranty” means that Primary Completion Guaranty of even date herewith executed by the Principals in favor Collateral Agent, as amended or otherwise modified from time to time.
“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan, as its prime rate; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective. The Prime Rate is a reference rate and is not necessarily the lowest rate.
“Principals” means Robert Murphy and Peter McManus.
“Project Budget” means the budget setting forth a Line Item and Cost Grouping breakdown of all Project Costs and all relevant assumptions, a copy of which is attached as Exhibit B hereto.

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“Project Completion Agreement” means that certain Project Completion Agreement, dated the Closing Date, among Collateral Agent, the Principals, Borrower and Facility Lessee regarding the funding of cost overruns and drawing under the Primary Completion Guaranty and the Secondary Completion Guaranty.
“Project Costs” means all Land Acquisition Costs, Building Costs, Soft Costs and Proton System Costs.
“Project Documents” means the EDC Deed, the Facility Lease, the Sublease, the Leasehold Mortgage, the Construction Contract, the Architectural Services Agreement (Construction Administration), the Proton System Purchase Agreement, the Proton System Maintenance and Services Agreement, the Administrative Services Agreement, the Facility Lessee Operating Agreement and the Development Agreement and any other agreement relating to the ownership, financing, development or operation of the Facility to which Borrower or Facility Lessee is a party or beneficiary, whether now existing or hereafter arising; provided, however, that Project Documents shall not include the Loan Documents.
“Project Party” means Contractor, Architect, Proton System Supplier, Operator, Consortium and Developer.
“Property” means, collectively, the Land, the Improvements now or hereafter erected thereon, together with all rights pertaining to such property and Improvements.
“Proton System” means “Varian Trade Fixtures” as defined in the Facility Lease and includes the proton therapy equipment and other equipment, systems and materials ancillary thereto, for four treatment rooms, delivered to and installed in the Improvements, pursuant to the Proton System Purchase Agreement.
“Proton System Balancing Deposit” has the meaning set forth in Section 2.06(b) hereof.
“Proton System Costs” means all amounts payable to Proton System Supplier pursuant to the Proton System Purchase Agreement.
“Proton System Operations and Maintenance Agreement” means that certain Proton System Operations and Maintenance Agreement, dated as of even date herewith, by and between Facility Lessee and Proton System Supplier, providing for the maintenance, servicing, repair and replacement of the Proton System.
“Proton System Purchase Agreement” means that certain Proton System Purchase Agreement, dated as of even date herewith, by and between Facility Lessee, Borrower and Proton System Supplier, for the design, engineering, manufacture, installation and commissioning of the Proton System, together with all exhibits, schedules and attachments thereto, including the Building Interface Document.
“Proton System Supplier” means Varian Medical Systems, Inc.
“Punch List Items” means, collectively, minor or insubstantial details of construction, decoration, mechanical adjustment or installation, which do not hinder or impede a certificate of

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completion to be issued by the appropriate Governmental Authority or the use, operation or maintenance of the Facility or the ability to obtain a certificate of completion or a permanent certificate of occupancy with respect thereto as determined by Administrative Agent.
“Qualified Financial Institution” means a financial institution with a long term corporate debt rating of at least “A” from Standard and Poor’s Rating Group or a comparable rating by a rating agency acceptable to Administrative Agent.
“Recipient” means (a) Administrative Agent, (b) Collateral Agent and (c) any Lender, as applicable.
“Recourse Carve-Out Guaranty (Consortium)” means that certain Member Guaranty of even date herewith executed by each member of the Consortium in favor of Collateral Agent, as amended or otherwise modified from time to time.
“Recourse Carve-Out Guaranty (Principals)” means that certain Bad Boy Guaranty (Murphy and McManus) of even date herewith executed by the Principals, in favor of Collateral Agent, as amended or otherwise modified from time to time.
“Recourse Carve-Out Judgment Guaranty” means that certain Parent Guaranty (Judgment) of even date herewith executed by the parent of each hospital member of the Consortium in favor of Collateral Agent, as amended or otherwise modified from time to time.
“Register” has the meaning set forth in Section 11.04(b)(iv) hereof.
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.
“Report” has the meaning set forth in Section 4.16(a) hereof.
“Required Lenders” means Lenders constituting Required Senior First Lien Lenders and Required Second Lien Lenders, provided that after the occurrence and during the continuance of a Default or Unmatured Default, “Required Lenders” shall have the meaning set forth in the Agreement Among Lenders.
“Required Senior First Lien Lenders” means Senior First Lien Lenders (other than Defaulting Lenders) in the aggregate having at least 66 2/3% of the Aggregate Senior First Lien Loan Commitment or, if the Aggregate Senior First Lien Loan Commitment has been terminated, Senior First Lien Lenders in the aggregate holding at least 66 2/3% of the aggregate unpaid principal amount of the outstanding Advances by Senior First Lien Holders.
“Required Senior Second Lien Lenders” means Senior Second Lien Lenders (other than Defaulting Lenders) in the aggregate having at least 66 2/3% of the Aggregate Senior

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Second Lien Loan Commitment or, if the Aggregate Senior Second Lien Loan Commitment has been terminated, Senior Second Lien Lenders in the aggregate holding at least 66 2/3% of the aggregate unpaid principal amount of the outstanding Advances by Senior Second Lien Holders.
“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria).
“Sanctions” means economic or financial sanctions or trade embargoes imposed by any order by the executive branch of the U.S. government or by any sanctions program administered or enforced from time to time by the U.S. government, including those administered by OFAC or the U.S. Department of State.
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC or the U.S. Department of State, or (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person or Persons described in the foregoing clauses (a) or (b).
“Secondary Completion Guaranty” means that certain Secondary Completion Guaranty of even date herewith executed by Facility Lessee in favor of Collateral Agent, as amended or otherwise modified from time to time.
“Secured Parties” means the Administrative Agent, the Lenders and the Collateral Agent.
“Security Filings” means the following filings, or commitments to effect filings, on or before the Closing Date:

1.
The final pro forma by the Title Company to issue the Title Policy in all respects satisfactory to the Administrative Agent, or the Title Policy issued by the Title Company, and commitment to promptly effect the following filings (or memoranda), in the order listed, in the appropriate real property records of New York City:

a.the EDC Deed;
b.a memorandum of Facility Lease;
c.a memorandum of Sublease;
d.the Facility Lease;
e.the Leasehold Mortgage;
f.the Assignment of Leasehold Mortgage and Consent;
g.the Building Loan Mortgage; and

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h.the Project Loan Mortgage;

2.	The Borrower Financing Statement;

3.	The Facility Lessee Financing Statement;

4.	The Operator Financing Statement; and

5.	The Borrower Member Financing Statement.
“Senior First Lien Lenders” means the Persons listed on Schedule 1.01 as Senior First Lien Lenders and any other Person that shall have become a party hereto as a Senior First Lien Lender pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.
“Senior First Lien Loan” means any Loan made by a Senior First Lien Lender pursuant to Section 2.01(b)(i) hereof.
“Senior First Lien Notes” means the Promissory Notes executed by Borrower in favor of each of the Senior First Lien Lenders, substantially in the form of Exhibit C-1 hereto, as amended or otherwise modified from time to time.
“Senior Second Lien Lender” means each of the Persons listed on Schedule 1.01 as a Senior Second Lien Lender and any other Person that shall have become a party hereto as a Senior Second Lien Lender pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.
“Senior Second Lien Loan” means any Loan made by a Senior Second Lien Lender pursuant to Section 2.01(b)(ii) hereof.
“Senior Second Lien Notes” means each Promissory Note executed by Borrower in favor of a Senior Second Lien Lender, substantially in the form of Exhibit C-2 hereto, as amended or otherwise modified from time to time.
“SFIP” has the meaning set forth in Section 7.01(a)(vi) hereof.
“Soft Costs” means those costs associated with the development, construction, marketing, leasing, operation and maintenance of the Improvements which are not Land Acquisition Costs or Building Costs, including, without limitation, the Facility Lessee Loan, repayment of the Facility Lessee Reverse Loan in respect of proceeds thereof used to pay Soft Costs and Land Acquisition Costs, the Developer Fee, architectural and engineering fees, consultant fees, professional fees, marketing fees and expenses, real estate taxes, insurance and bonding costs, interest and financing fees and any other items identified as “Soft Costs” in the Project Budget.
“Sublease” means that certain Sublease, dated as of even date herewith,, between Facility Lessee, as sublessor, and Operator, as sublessee, of the Facility.

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“Subordinated Lenders” means the Persons listed on Schedule 1.01 as Subordinated Lenders and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.
“Subordinated Loan” means any Loan made by a Subordinated Lender pursuant to Section 2.01 hereof.
“Subordinated Notes” means the Promissory Notes executed by Borrower in favor of each of the Subordinated Lenders, substantially in the form of Exhibit C-3 hereto.
“Substantially Complete”, “Substantially Completed” or “Substantial Completion” means, (a) with respect to the Improvements, the “Land and Building Improvements Substantial Completion” has occurred with respect to the “Land and Building Improvements”, as each such term is defined in the Work Letter, and (b) with respect to the Facility, “Proton Treatment Room Substantial Completion” has occurred with respect to all four “Proton Treatment Rooms”, as such term is defined in the Work Letter.
“Supplemental Capital Contribution Obligation” means the obligation of Consortium to fund up to $25,000,000 in support, inter alia, of the Secondary Completion Guaranty and $12,000,000 in working capital for Facility Lessee pursuant to the Facility Lessee Operating Agreement.
“Survey” has the meaning set forth in Section 2.03(c)(iii) hereof.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Title Company” means, collectively, Chicago Title Insurance Company, Fidelity National Title Insurance Company, and First American Title Insurance Company, with each issuing a Title Policy for 1/3 of the total commitment on a coinsurance basis.
“Title Policy” means, with respect to each Title Company, in respect of its commitment:
1.with respect to the Building Loan Mortgage an ALTA Lender’s Policy of Title Insurance in form and substance satisfactory to Administrative Agent issued by the Title Company in the amount of the Aggregate Loan Commitment under this Agreement insuring the Building Loan Mortgage as a first priority lien on the Facility, containing such endorsements as Administrative Agent may request, excepting only such items as shall be acceptable to Administrative Agent,
2.with respect to the Project Loan Mortgage an ALTA Lender’s Policy of Title Insurance in form and substance satisfactory to Administrative Agent issued by the Title Company in the amount of the Aggregate Loan Commitment under the Project Loan insuring the Project Loan Mortgage as a second priority lien on the Facility, containing such endorsements as Administrative Agent may request, excepting only such items as shall be acceptable to Administrative Agent, and

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3.with respect to the Leasehold Mortgage an ALTA Lender’s Policy of Title Insurance in form and substance satisfactory to Collateral Agent issued by the Title Company in the amount of the Aggregate Loan Commitment under this Agreement and the Project Loan Agreement insuring the Leasehold Mortgage as a first priority lien on the leasehold interests of Facility Lessee in Facility, containing such endorsements as Administrative Agent may request, excepting only such items as shall be acceptable to Administrative Agent.
“Unmatured Default” means the occurrence of an event which with notice or lapse of time or both would constitute a Default.
“U.S. Person” means a “United States person” within the meaning of section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 3.09(f)(ii)(B)(3) hereof.
“Work Letter” means the Work Letter between Borrower and Facility Lessee, attached as Exhibit B to the Facility Lease, which provides for the responsibilities, as between Borrower and Facility Lessee, for the engineering, procurement and construction of the Improvements and installation of the Proton System.
1.02Terms Generally.     The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any right or interest in or to assets and properties of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.
1.03Accounting and Other Terms. All terms used in this Agreement which are defined in Article 8 or Article 9 of the Uniform Commercial Code as in effect from time to time in the State of New York (the “Uniform Commercial Code” or the “UCC”) and which are not otherwise defined herein shall have the same meanings herein as set forth therein, provided that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as any Agent may otherwise determine. Unless otherwise indicated herein, all references to time of day refer to Eastern Standard Time or Eastern daylight saving time, as in effect in New York City on such day.

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ARTICLE II
CONDITIONS TO DISBURSEMENTS
2.01Right to Advances, Generally.
(a)Each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Loans to Borrower from time to time in amounts not to exceed in the aggregate the amount of its Commitment. Each Lender shall make Advances to pay accrued interest on the Senior First Lien Loans and Senior Second Lien Loans, as provided in Section 2.08. In addition, each Lender shall make Advances pursuant a request for an Advance by Borrower pursuant to Section 3.02, and satisfaction of the conditions provided herein.
(b)Borrower acknowledges that the aggregate Commitment of the Lenders under this Agreement and the Project Loan Agreement shall not exceed (i) in the case of the Senior First Lien Lenders, the sum of the Aggregate Senior First Lien Commitment hereunder and under the Project Loan Agreement, (ii) in the case of the Senior Second Lien Lenders, the sum of the Aggregate Senior Second Lien Commitment hereunder and under the Project Loan Agreement, and (iii) in the case of the Subordinated Lender, the sum of the Aggregate Subordinated Loan Commitment hereunder and under the Project Loan Agreement. At Borrower’s request, the Lenders agree to consider adjustments to their commitment under this Agreement and the Project Loan Agreement so that the previous sentence remains correct and the relative priorities of the Aggregate Senior First Lien Loan Commitment and the Aggregate Senior Second Lien Loan Commitment under this Agreement or the Project Loan Agreement do not change; provided that in no event shall any Lender be obligated to make any adjustment in their commitment under this Agreement.
(c)Each Advance hereunder, including Advances to pay interest on the Senior First Lien Loans and Senior Second Lien Loan pursuant to Section 2.08, hereunder shall consist of Loans solely from the Subordinated Lender until such time as the Subordinated Lender shall have fully funded the Aggregate Subordinated Loan Commitment hereunder and the Aggregated Subordinated Loan Commitment under the Building Loan Agreement and, thereafter, of Senior First Lien Loans and Senior Second Lien Loans ratably in proportion to the ratio that the Aggregate Senior First Lien Loan Commitment bears to the Aggregate Senior Second Lien Loan Commitment, with (i) such Senior First Lien Loans made by the Senior First Lien Lenders ratably in proportion to their Applicable Percentage, and (ii) such Senior Second Lien Loans made by the Senior Second Lien Lenders ratably in proportion to their Applicable Percentage.
(d)No Lender shall be responsible for the failure of any other Lender to perform its obligations to make Loans hereunder, and the Commitment of any Lender shall not be increased or decreased as a result of the failure by any other Lender to perform its obligation to make Loans hereunder.
(e)Borrower agrees to cause the proceeds of each Advance to be applied for the Soft Costs and Proton System Costs specified in the applicable Draw Package and approved for disbursement and for no other purposes. No Advance shall be applied by Borrower to reimburse itself for any costs previously funded with or credited to Borrower’s Initial Equity Requirement or costs funded with any Balancing Deposit.

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(f)Notwithstanding any provision of this Agreement to the contrary, the Commitments of each Lender shall terminate if the Initial Advance is not made on or before September 30, 2015, and unless earlier terminated pursuant to the terms hereof, shall expire on the earlier of (i) the making of the final Advance permitted by the next sentence, and (ii) Outside Facility Substantial Completion Date. After funding of the last Advance pursuant to Section 2.10 due in connection with Completion, the Borrower may request, subject to available Commitment, two additional Advances under this Agreement to fund the final installment of the Developer Fee and the final advance under the Facility Lessee Loan Agreement to fund the final installment due the Proton System Supplier, and after funding of the second such Advance, all remaining and unfunded Commitments of the Lenders shall terminate.
2.02Closing Date Transactions. On the Closing Date, the following transaction shall occur:
(a)Borrower, the Lenders, Collateral Agent and Administrative Agent shall enter into each of the Loan Documents to which it is a party;
(b)Borrower, Facility Lessee and each of the Project Parties shall enter into each of the Project Documents to which it is a party;
(c)The Principals shall have contributed to Borrower cash equity in an amount not less than Borrower’s Initial Equity Requirement and such funds shall have either (i) been disbursed in payment of Project Costs, as evidenced to the satisfaction of Administrative Agent, or (ii) deposited with Collateral Agent for disbursement in payment of Project Costs;
(d)Facility Lessee shall make the Facility Lessee Project Cost Advance to Collateral Agent;
(e)Lenders shall make the Initial Advance hereunder and under the Other Loan Documents, if applicable, to Collateral Agent;
(f)EDC shall have conveyed the Land to Borrower pursuant to the EDC Deed and Collateral Agent shall then disburse to EDC the balance of the monies due to the seller under the Contract of Sale;
(g)Borrower shall have leased the Property to Facility Lessee pursuant to the Facility Lease;
(h)Collateral Agent shall make, as directed by Borrower, such other payments as are then due from the proceeds of the Initial Advance and Facility Lessee Project Cost Advance in accordance with this Agreement; and
(i)Borrower shall pay to Administrative Agent and each Lender all fees and reimbursement of expenses due hereunder.
2.03Conditions to Closing and Initial Advance. Borrower agrees that, in addition to all other conditions set forth herein, the making of the Initial Advance is conditioned upon satisfaction by Administrative Agent and the Lenders that the following conditions precedent

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have been satisfied in full (i) the consummation on the Closing Date of each of the transactions described in Section 2.02 hereof and (ii) the fulfillment of each of the conditions described in this Section 2.03 on the Closing Date, subject, however, to the right of Administrative Agent to waive any one or more of such conditions in whole or in part:
(a)Loan Documents and Certain Third Party Documents. Administrative Agent shall have received on or prior to the date of the Initial Advance the following documents fully executed and in form and substance satisfactory to Administrative Agent, all of which shall be in full force and effect:
(i)the Notes (with originals delivered to the applicable Lender);
(ii)the Mortgage;
(iii)the Assignment of Leases and Consent;
(iv)the Building Loan Agreement;
(v)the Building Loan Notes;
(vi)the Building Loan Mortgage;
(vii)the Other Assignments of Leases and Consent;
(viii)the Facility Lease;
(ix)the Memorandum of Lease;
(x)the Sublease;
(xi)the Memorandum of Sublease.
(xii)the Facility Lessee Loan and Security Agreement;
(xiii)the Leasehold Mortgage;
(xiv)the Assignment of Leasehold Mortgage and Consent;
(xv)the Collateral Account Pledge Agreement:
(xvi)the Borrower Member Pledge Agreement (with the membership certificate duly endorsed and delivered to Collateral Agent);
(xvii)the Recourse Carve-Out Guaranty (Principals);
(xviii)the Recourse Carve-Out Guaranty (Consortium);
(xix)the Recourse Carve-Out Judgment Guaranty;

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(xx)the Primary Completion Guaranty;
(xxi)the Project Completion Agreement;
(xxii)the Secondary Completion Guaranty;
(xxiii)the Initial Party Agreement;
(xxiv)the Permanent Party Agreement;
(xxv)the Environmental Indemnity Agreement;
(xxvi)the Contract of Sale, together with the Assignment of Contract;
(xxvii)the EDC Deed;
(xxviii)the Borrower Estoppel;
(xxix)the Assignment of Architectural Services Agreement (Construction Administration) and Consent (attaching a copy of the Architectural Services Agreement (Construction Administration));
(xxx)Assignment of Architectural Services Agreement (Design) and Consent (attaching a copy of the Architectural Services Agreement (Design));
(xxxi)the Assignment of Construction Contract and Consent (attaching a copy of the Construction Contract);
(xxxii)the Assignment of Proton System Agreements and Consent (attaching a copy of the Proton System Purchase Agreement and Proton System Operations and Maintenance Agreement);
(xxxiii)the Assignment of Leases and Rents (Facility Lessee) and Consent;
(xxxiv)the Assignment of Facility Lessee Operating Agreement and Consent (attaching a copy of the Facility Lessee Operating Agreement);
(xxxv)the Borrower Financing Statement;
(xxxvi)the Facility Lessee Financing Statement;
(xxxvii)the Operator Financing Statement;
(xxxviii)the Development Agreement; and
(xxxix)the Assignment and Subordination of Development Agreement and Consent.
(b)Security Filings.

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(i)Current UCC, tax, lien and judgment searches made in such places as Administrative Agent may specify, covering Borrower, Facility Lessee, Borrower Managing Member and Borrower Profit Participant and showing no filings relating to, or which could relate to, any of the Borrower Collateral, the Borrower Member Collateral or the Facility Lessee Collateral other than those made hereunder; and
(ii)All Security Filings shall have been made or, in the case of the Title Policy, Administrative Agent shall have received a final pro forma to issue the Title Policy or the issued Title Policy, in all respects satisfactory to the Administrative Agent, together with copies of all documentation evidencing exceptions raised therein.
(c)Additional Closing Deliveries. Administrative Agent shall have received the following on or before the date of the Initial Advance in form and substance satisfactory to Administrative Agent:
(i)Evidence of the insurance required under Section 7.01 hereof;
(ii)An ALTA survey of the Land certified in a manner acceptable to Administrative Agent and which includes an appropriate professional seal (the “Survey”);
(iii)An Appraisal, satisfactory to Administrative Agent;
(iv)With respect to each of (1) Borrower, (2) Facility Lessee, (3) each Guarantor (other than the hospital parent of each member of the Consortium), (4) the Borrower Managing Member, (5) the Borrower Profit Participant, (6) Contractor, (7) Architect, (8) Proton System Supplier, (9) Facility Lessee Manager, and (10) the Consortium, a certificate of a secretary or assistant secretary or comparable officer of such Person certifying as to (x) the organizational documents for such Person, (y) the authorizing resolutions of such Person and (z) incumbency and specimen signatures of signatories for such Person, together with (A) a copy of the organizational documents for such Person, each certified by the Secretary of State of the state of its formation as of a recent date, (B) certificates of good standing and authority to do business as a foreign entity, as applicable, as of a recent date for such Person from such Secretary of State and from the Secretary of State of any such foreign jurisdiction, as applicable;
(v)A copy of the Contract of Sale, together with all Exhibits thereto, and the related closing statement, certified as true, correct and complete by Borrower;
(vi)Evidence indicating whether the Land is located within a one hundred year flood plain or identified as a special flood hazard area as defined by the Federal Emergency Management Agency, and, if so, a flood notification form signed by Borrower and evidence that flood insurance is in place for the building and contents, all in form and substance satisfactory to Administrative Agent;
(vii)An environmental report or reports with respect to the Land prepared by an environmental consultant acceptable to Administrative Agent and which report or

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reports indicate that there has been no change in the condition of the Land from that described in the Report;
(viii)Evidence indicating compliance by the Improvements with applicable zoning requirements (without requirement for a variance) and the Contract of Sale, including an opinion of counsel regarding zoning in form and scope satisfactory to Administrative Agent;
(ix)If requested by the Administrative Agent, an Architect’s Certificate;
(x)Evidence that all utilities and municipal services required for the construction and operation of the Facility are available at the Property;
(xi)The most recent available financial statements of Borrower, Facility Lessee and each Principal in the form of financial statement required pursuant to this Agreement;
(xii)A Certification of Non-Foreign Status;
(xiii)A signed IRS Form W-8 or W-9 as applicable;
(xiv)All notices required by any Governmental Authority or by any applicable Legal Requirement to be filed prior to commencement of construction of the Improvements shall have been filed;
(xv)Administrative Agent, in its reasonable discretion, shall have received and approved evidence of the quality of the Borrower’s project management team (experience and number of employees and shall be satisfied that the members of such team can reasonably be expected to remain on such team through the Completion of the Facility), it being agreed that the list of individuals set forth on Exhibit J has been approved by Administrative Agent;
(xvi)Borrower shall have caused the Title Company or some other escrow agent reasonably acceptable to Administrative Agent to enter into a disbursement agreement reasonably acceptable to Administrative Agent by and among Borrower, Administrative Agent and the Title Company (or some other escrow agent reasonably acceptable to Administrative Agent);
(xvii)The Zoning Lot Development Agreement relating to the Property;
(xviii)Such other information and documents as Administrative Agent may require; and
(xix)there shall not have occurred any change, event or condition after the Closing Date that had or is reasonably likely to have a Material Adverse Effect.

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(d)Construction Documents. To the extent applicable, Administrative Agent shall have received the following on or before the date of the Initial Advance in form and substance satisfactory to Administrative Agent:
(i)The Plans and Specifications;
(ii)A plan and cost review report from the Independent Engineer;
(iii)The Construction Schedule;
(iv)Sub-guard insurance in respect of each subcontractor equal to 100% of the value of the subcontract (or if not covered by sub-guard insurance, original payment and performance bonds covering such sub-contractor), in each case from insurance and bonding companies satisfactory to Administrative Agent, containing a dual obligee rider naming Collateral Agent as an obligee, for the benefit of the Secured Parties and a financial interests endorsement for sub-guard insurance;
(v)Copies of all permits, certificates, licenses and approvals required under all applicable Legal Requirements for the construction of the Improvements and installation of the Proton System, to the extent required and available as of such Initial Advance;
(vi)A copy of the executed Construction Contract and, to the extent necessary as determined by Administrative Agent in its reasonable discretion, a schedule, certified by Borrower showing (A) all subcontracts relating to the Construction Contract awarded as of the date of the Initial Advance, including names, types of work, subcontract amounts and percentage retainage provided in said subcontracts, (B) the amount of general conditions and an estimate of value for each subcontract not awarded as of such date, and (C) a total overall schedule of values;
(vii)Copies of such financial statements of Contractor as Administrative Agent may reasonably require, including balance sheets and profit and loss statements;
(viii)A copy of the standard form of subcontract to be used by Contractor, which form shall not prohibit an assignment of the Construction Contract to Administrative Agent or require the Contractor’s consent thereto and shall be used for all subcontracts relating to the Construction Contract;
(ix)A copy of the executed Proton System Purchase Agreement and, to the extent necessary as determined by Administrative Agent in its reasonable discretion, a schedule showing, if any, all subcontracts awarded as of the date of the Initial Advance, including names, types of work, subcontract amounts and percentage retainage provided in said subcontract;
(x)With respect to any subcontractor who is not subject to the Contractor’s sub-guard insurance program, a copy of the financial statements of such subcontractor, including balance sheets and profit and loss statements;

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(xi)If applicable, a copy of the standard form of subcontract to be used by Proton System Supplier, which form shall not prohibit an assignment to Administrative Agent or require the Proton System Supplier’s consent thereto and shall be used for all subcontracts relating to the Proton System Purchase Agreement;
(xii)A copy of the Building Interface Document, executed by both Contractor and Proton System Supplier;
(xiii)A site plan depicting the placement of the Improvements on the Land, verifying that all of the Improvements will be within the lot lines of the Land and in compliance with all set back requirements, in a form acceptable to Administrative Agent;
(xiv)Intentionally Omitted;
(xv)Evidence that the proceeds of the Loans will be sufficient to cover all Project Costs reasonably anticipated to be incurred and to satisfy the Obligations of Borrower under this Agreement; and
(xvi)Such additional documents and information relating to the design and construction of the Improvements and installation of the Proton System as reasonably required by Administrative Agent.
(e)Fees and Expenses. All fees and reimbursement of expenses due Administrative Agent and the Lenders on the date of the Initial Advance (including, without limitation, Administrative Agent’s and each Lender’s attorneys’ fees and expenses) shall be paid prior to or out of the Initial Advance.
(f)Other Documents. Such other information, documents, certificates and opinions as Administrative Agent or any of the Lenders may reasonably require.
2.04Conditions to All Advances.
Without limitation of any other provision of this Agreement, the making of each Advance, or the withdrawal of funds previously advanced and deposited into a Construction Account under the Collateral Account Pledge Agreement, is conditioned upon fulfillment of each of the conditions set forth in this Section 2.04, subject, however, in each case, to the right of Administrative Agent to waive any one or more of such conditions in whole or in part. Collateral Agent shall make the requested Advance within five (5) Business Days after satisfaction or waiver of such conditions.
(a)Draw Package. Administrative Agent shall have received the following in form and substance satisfactory to Administrative Agent (collectively, a “Draw Package”) at least 10 Business Days prior to the date of the requested Advance, which Draw Package shall be posted on an Electronic System accessible by the Lenders:
(i)a request in the form attached hereto as Exhibit I (a “Draw Request”) or as otherwise approved by Administrative Agent;

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(ii)if applicable, as determined by Administrative Agent, a draw request certification from Proton System Supplier covering all or a portion of the requested Advance in a form acceptable to Administrative Agent (with Proton System Supplier’s sworn statement and application for payment attached thereto);
(iii)a list of the Softs Costs and/or Proton System Costs to be paid from the requested Advance and copies of invoices for each item of Soft Costs and/or Proton System Costs certified by Borrower that such costs is[are] in compliance with the Project Budget; and
(iv)additional documentation as reasonably requested by Administrative Agent.
(b)Prior Conditions Satisfied. All conditions precedent to the Initial Advance and any prior Advance (in the same manner in which they were satisfied for the Initial Advance or such prior Advance, as applicable, and without reimposing any one time requirement) shall continue to be satisfied as of the date of such subsequent Advance.
(c)Loan Documents. All Loan Documents shall be in full force and effect.
(d)No Damage. The Improvements shall not have been damaged by fire, explosion, accident, flood or other casualty, unless Administrative Agent shall have received insurance proceeds sufficient in the reasonable judgment of Administrative Agent (or Borrower shall have deposited with Administrative Agent such amount) to permit the Substantial Completion of the Facility to occur no later than the Outside Facility Substantial Completion Date.
(e)No Material Adverse Effect. No change, event or condition shall have occurred since the prior Advance that had or is reasonably likely to have a Material Adverse Effect.
(f)Financial Condition. Administrative Agent shall have received the financial statements of Borrower, Facility Lessee and each Principal required under Section 4.15 of this Agreement.
(g)Intentionally Omitted.
(h)Intentionally Omitted.
(i)Borrowing Request. Administrative Agent shall have received a Draw Package in accordance with the provisions of Section 2.04(a) hereof.
(j)Intentionally Omitted.
(k)Title Endorsements. Administrative Agent shall have received a commitment from the Title Company to issue a bring-down endorsement to the Title Policy in form and substance satisfactory to Administrative Agent, extending and increasing the coverage to include the date and the amount of the requested Advance, together with such other endorsements required by Administrative Agent to continue to insure the Lien of the Mortgage as a prior and paramount Lien on the Mortgaged Property subject only the Permitted Encumbrances and any

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other matter approved by Administrative Agent in writing. Administrative Agent shall have also received any endorsement required by Section 4.02(b) hereof.
(l)Loans In Balance. The Loans shall be “in balance” as determined by Administrative Agent in accordance with Section 2.06 hereof.
(m)Insurance. All insurance required by Section 7.01 of this Agreement shall be in full force and effect.
(n)Certification Regarding Chattels. Administrative Agent shall have received a certification from the Title Company or other service satisfactory to Administrative Agent or counsel satisfactory to Administrative Agent (which shall be updated from time to time at Borrower’s expense upon request by Administrative Agent in connection with future Advances) that a search of the public records disclosed no significant or material changes since the Closing Date, including no judgment or tax liens affecting Borrower, the Principals or the Facility Lessee, the Mortgaged Property, or the Facility, and no conditional sales contracts, chattel mortgages, leases of personalty, financing statements (other than those in favor of Administrative Agent or permitted by the Facility Lease and/or Leasehold Mortgage) or title retention agreements which affect the Facility.
(o)Changes in Requirements. A written statement from Borrower to Administrative Agent detailing any change in special requirements of any Governmental Authority with respect to the Facility, known or contemplated by the Borrower, which have been or will be imposed by such Governmental Authority as a condition to the approval of the Facility or the construction thereof, together with an explanation of the manner in which Borrower intends to comply with such requirements;
(p)No Default or Unmatured Default. No Default or Unmatured Default shall have occurred and be continuing.
(q)Representations and Warranties. The representations and warranties made hereunder or under any of the other Loan Documents, or in any certificate or other document executed by Borrower, any other Loan Party or any Project Party and delivered to Administrative Agent pursuant to or in connection with this Agreement, shall be true and correct in all material respects as of the applicable Borrowing Date except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct on and as of such specified date.
(r)Payment of Fees. Borrower shall have paid all fees and expenses required by this Agreement, to the extent then due and payable, including, without limitation, Administrative Agent’s and the Lenders’ reasonable attorneys’ fees and expenses.
(s)Lender Disbursements. Administrative Agent shall have received from each Lender such Lender’s pro rata share of such Advance.
Each Draw Package submitted by Borrower shall constitute a representation and warranty by Borrower that, except as otherwise specifically disclosed in such Draw Package and labeled as a “Disclosure” (a “Disclosure”): (i) to the best of Borrower’s knowledge, Borrower is in

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compliance with all of the conditions to the applicable Advance set forth in this Agreement, (ii) all representations and warranties made hereunder or under any of the Loan Documents, or in any certificate or other document executed by Borrower, each Guarantor, or to the best of Borrower’s knowledge any other Loan Party or Project Party as the case may be, and delivered to Administrative Agent pursuant to or in connection with this Agreement, are true and correct in all material respects as of the applicable Borrowing Date except to the extent such representation and warranty is made as of a specified date, in which case such representation and warranty shall have been true and correct on and as of such specified date, (iii) to the best of Borrower’s knowledge, no Default or Unmatured Default exists as of the applicable Borrowing Date, (iv) Intentionally Omitted, (v) all costs for the payment of which the Lenders have previously advanced funds have in fact been paid to the appropriate vendors and (vi) to the best of Borrower’s knowledge, Borrower continues to be in compliance in all material respects with all of the terms, covenants and conditions contained in this Agreement. If Administrative Agent elects to make an Advance notwithstanding matters which are the subject of a Disclosure, the waiver of such matters shall be effective for that Advance only, and unless subsequently waived, such matters must be corrected before the next Advance.
2.05Disbursements.
(a)Generally. Administrative Agent will make such Loans available to Borrower by promptly crediting the amounts so received, in like funds, to the Borrower Operating Account maintained with Collateral Agent, unless the Administrative Agent determines to direct funds to the applicable Borrower Construction Account maintained with the Collateral Agent.
(b)Loan Disbursements. Borrower agrees to pay all fees and expenses of Collateral Agent charged in connection with the performance of its duties under such Collateral Account Pledge Agreement. Advances deposited by or on behalf of the Lenders into the Borrower Operating Account or to a Construction Account established by the Collateral Account Pledge Agreement shall be deemed fully made to Borrower on the date of such deposit.
(c)Lessee Project Costs. The Facility Lessee Project Cost Advance, the repayment of the Facility Lessee Reverse Loan and the proceeds of any advance by Borrower on the Facility Lessee Loan shall be deposited into the Facility Lessee Construction Account pursuant to the provisions of the Collateral Account Pledge Agreement. Amounts deposited into the Facility Lessee Construction Account established by the Collateral Account Pledge Agreement shall be deemed fully made to Facility Lessee on the date of such deposit; and such amounts shall be disbursed by Collateral Agent directly to Proton System Supplier as directed in the Draw Package.
(d)Monthly Advances; Minimum Amounts. Other than disbursements to pay interest on the Senior First Lien Loans or interest on the Senior Second Lien Loans, Advances will not be made more frequently than monthly.
(e)Amounts of Advances. In no event shall any Advance exceed the full amount of Soft Costs and Proton System Costs theretofore paid or incurred by Borrower through the date of the Draw Request for such Advance minus the aggregate amount of any Advances previously

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made by the Lenders. In no event shall any Advance, except the final Advance, be for an amount which is less than $250,000.
(f)Intentionally Omitted.
(g)No Deemed Approval. No Advance of the Loans by the Lenders shall be deemed to be an approval or acceptance by Administrative Agent or the Lenders of any work performed thereon or the materials furnished with respect thereto.
2.06Balancing.
(a)“In Balance” Determination. Advances shall only be made at such times as the Loans are “in balance”. The Loans shall be deemed to be “in balance” only at such times as Administrative Agent determines (i) that (A) amounts available for disbursement under the Loan Documents for Project Costs (including from non-interest contingency items) other than interest on the Loans (determined after deducting the allocated amount of any Defaulting Lender’s Commitment) together with (B) available undisbursed Non-Interest Balancing Deposits, will be sufficient (giving effect to the expected timing of availability) to complete the Facility in accordance with the requirements of this Agreement and pay all Project Costs other than interest on the Loans as and when expected to be incurred through the Outside Facility Substantial Completion Date, (ii) that (A) the amount available for disbursement under the Loan Documents for interest on the Loans (determined after deducting the allocated amount of any Defaulting Lender’s Commitment) together with (B) available undisbursed Interest Balancing Deposits, will be sufficient to pay interest on the Loans through October 15, 2018 (or such earlier date, approved by Administrative Agent, by which Borrower reasonably anticipates the Facility Substantial Completion Date occurring), and (iii) that the amount on deposit in the Facility Lessee Construction Account, or available for deposit from the proceeds of repayment of the Facility Lessee Reverse Loan, the proceeds of the Facility Lessee Loan or funds due from Facility Lessee pursuant to the Facility Lease or the Proton System Supplier under the Proton System Purchase Agreement, will be sufficient to pay all Facility Lessee Project Costs, including amounts due or to be become due under the Proton System Purchase Agreement.
(b)Balancing Deposits. Within 10 days after written notice from Administrative Agent that the Loans are not “in balance,” and prior to any subsequent Advance, Borrower shall deposit or cause to be deposited sufficient funds with Collateral Agent to bring the Loans “in balance” as determined by Administrative Agent. Any amounts so deposited will be held by Collateral Agent in Construction Account – Project Loan under the Collateral Account Pledge Agreement. Any amounts so deposited to correct a deficiency described in Section 2.06(a)(i) or 2.06(a)(ii)(A) above (a “Non-Interest Balancing Deposit”) shall be disbursed for the payment of Project Costs (other than interest on the Loans) before any additional Advances are made for such Project Costs. Any amounts so deposited to correct a deficiency described in Section 2.06(a)(ii) above (an “Interest Balancing Deposit”) shall be disbursed for the payment of interest on the Loans before any additional Advances are made therefor. Any amounts so deposited to correct a deficiency described in Section 2.06(a)(iii) above (a “Proton System Balancing Deposit”) shall be held in the Facility Lessee Construction Account and disbursed for the payment of amounts due on the Proton System Purchase Agreement. Disbursements of Balancing Deposits shall be subject to the same conditions as would be applicable to an Advance

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hereunder. Upon the occurrence and during the continuance of a Default, Administrative Agent may apply all or any portion of any Borrower Balancing Deposit (including accrued interest thereon) to the payment of the Obligations or any Project Costs. Borrower shall have the right to deliver an irrevocable standby letter of credit to Administrative Agent in the amount of any required Balancing Deposit in lieu of depositing cash therefor so long as such letter of credit (i) is issued by a Qualified Financial Institution, (ii) permits draws upon delivery of sight drafts by Administrative Agent in order to facilitate the disbursements contemplated hereby in the same manner as if cash were deposited with Administrative Agent for the required Balancing Deposit, and (iii) is otherwise in form and substance satisfactory to Administrative Agent. In the event Administrative Agent makes a demand for a Balancing Deposit hereunder as a result of a casualty or condemnation, any insurance or condemnation proceeds held by Administrative Agent and available for disbursement for construction or reconstruction in accordance with Section 7.01(g) and Section 7.02 hereof (as applicable) hereof shall be credited against the Balancing Deposit required to be made hereunder and shall be treated in the same manner as a Balancing Deposit.
2.07Advances to Pay Interest on Senior First Lien Loans and Senior Second Lien Loans.
(a)Borrower hereby authorizes the Lenders to make Advances on each Interest Payment Date occurring on or prior to the Facility Substantial Completion Date to pay accrued interest on the Senior First Lien Loans and the Senior Second Lien Loans. Administrative Agent shall advise each Lender of the total amount of accrued interest on the Senior First Lien Loans and Senior Second Lien Loans due on such Interest Payment Date and the amount each Lender is required to fund pursuant to Section 2.02(c). Upon receipt of such Advances, the Administrative Agent shall promptly disburse to each Senior First Lien Lender and Senior Second Lien Lender an amount equal to such accrued interest.
(b)Borrower’s authorization in Section 2.07(a) is irrevocable and no further direction, authorization or Draw Request shall be required for Lenders to make such Advances. The Lenders may make such Advances notwithstanding that a Default or Unmatured Default may have occurred under the terms of this Agreement or any other Loan Document.
(c)The portion of the Aggregate Senior First Lien Loan Commitment and Senior Second Lien Loan Commitment allocated in the Project Budget for interest on the Senior First Lien Loans and the Senior Second Lien Loans shall be held by the Senior First Lien Lenders and Senior Second Lien Lenders, as applicable, as an unfunded interest reserve . If the interest reserve is insufficient to pay in full interest due on the Senior First Lien Loans and the Senior Second Lien Loans, then such Advance shall be allocated first to interest due on the Senior First Lien Loans and second to interest due on the Senior Second Lien Loans. If funds are not available from the interest reserve to pay in full interest when due on the Senior First Lien Loans and the Senior Second Lien Loans, Borrower shall pay such shortfall from its own funds. Nothing in this provision shall prevent Borrower from paying interest on the Senior First Lien Loans and the Senior Second Lien Loans from its own funds. Cash flow from the Facility must be used to pay interest on the Senior First Lien Loans and the Senior Second Lien Loan before any Advances are made to pay such interest.
2.08Project Budget.

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(a)A budget setting forth the items of direct and indirect costs of all Project Costs is attached hereto as Exhibit B (as amended and modified from time to time with the approval of Administrative Agent, the “Project Budget”). Each such cost (a “Line Item”) shall be allocated to a grouping (a “Cost Grouping”). The Project Budget shall delineate those Project Costs that may be funded with the Loan proceeds (subject to satisfaction of all applicable conditions to Advances hereunder) being so indicated. The Project Budget shall contain a contingency for non-interest Project Costs and a reserve for interest. The Lenders shall not be obligated to disburse more than the amount shown in the Project Budget for any Cost Grouping.
(b)From time to time, Administrative Agent, or Borrower with the prior written approval of Administrative Agent in accordance herewith, may determine that modifications are necessary in the Project Budget because of actual or anticipated changes in the Project Costs, including the allocation of the non-interest contingency to the Project Costs. If, after due consultation and consideration of the views of Borrower and supporting documentation, Borrower and Administrative Agent do not agree on the changes, Administrative Agent’s reasonable determination shall control.
(c)If Borrower becomes aware of any change in the Project Costs that will increase a Cost Grouping reflected on the Project Budget, Borrower shall promptly notify Administrative Agent in writing, advise Administrative Agent of the source of funds for such increase (which may include funds from the Facility Lessee, the Proton System Supplier or the allocation of the non-interest contingency in the Project Budget or the reallocation of the interest reserve to non-interest contingency) and promptly submit to Administrative Agent for its approval a revised Project Budget. Any reallocation of any Cost Groupings in the Project Budget in connection with cost overruns shall be subject to Administrative Agent’s reasonable approval except as expressly set forth herein, and upon Completion of the Improvements and final payment to the Contractor, any unused non-interest contingency will be reallocated to the interest reserve and upon Completion of the Facility any unused non-interest contingency or interest reserve, after payment of all accrued interest, may be used to fund the final Advances pursuant to Section 2.01(g). The Lenders shall have no obligation to make any further Advances unless and until the revised Project Budget so submitted by Borrower is approved by Administrative Agent. All savings resulting from the modification of the Project Budget, other than for interest on the Loan, shall be reallocated to the non-interest contingency and shall be available for costs in any other Project Budget line item.
2.09Use of Proceeds. Unless otherwise permitted by Administrative Agent, Advances shall be solely for Soft Costs and Project System Costs then due under any applicable contract or otherwise then due and payable, on the basis of invoices, statements or other evidence thereof acceptable to Administrative Agent. The Developer Fee shall be paid at the times, in the amounts, and subject to the contingencies set forth in the Development Agreement; provided, however, payment of the Developer Fee shall be suspended after the occurrence and during the continuance of a Default.
2.10Final Construction Advance. Unless otherwise permitted by Administrative Agent, Advances for the payment of final amounts due Contractor under the Construction Contract for the payment of final amounts of Soft Costs and Advances for the payment of final amounts due the Proton System Supplier under the Proton System Purchase Agreement at Completion shall

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not be made until Administrative Agent has received and approved all of the following (in addition to the conditions set forth in Section 2.04) (other than Punch List Items for which Collateral Agent is holding Punch List Items Funds in accordance with Section 2.14 of the Building Loan Agreement):
(a)evidence of Completion of the Facility and a certification from the Independent Engineer that Completion of the Facility has occurred;
(b)a Certificate of Completion signed by the Architect in form satisfactory to Administrative Agent;
(c)duly executed final unconditional lien waivers satisfactory to Administrative Agent from Contractor, Proton System Supplier and each subcontractor;
(d)evidence that all claims of lien that may have been recorded or notice thereof served on Administrative Agent or any Lender have either been paid in full and released, or Borrower has posted or caused to be posted an appropriate surety bond or other assurances (including, without limitation, title insurance) to discharge of record or insure over the same;
(e)evidence that all sums due in connection with the construction of the Improvements have been paid in full (or will be paid out of the funds requested to be advanced) and that no party claims or has a right to claim any statutory or common law lien arising out of the construction of the Improvements or the supplying of labor, material, and/or services in connection therewith;
(f)such title insurance endorsements as Administrative Agent may reasonably require, including, without limitation, endorsements to the Title Policy insuring the priority of the Mortgages upon the Mortgaged Property, excepting only such items as shall be permitted under the Loan Documents, and insuring over all mechanics’ and material suppliers’ liens arising (or which may arise) from the Completion of the Facility;
(g)an ALTA as-built survey or other satisfactory evidence (which includes an appropriate professional seal) (and which updated ALTA as-built survey shall be read into the Title Policy) showing that (A) the Improvements as they have been built and the Proton System as it has been installed are located in accordance with the Plans and Specifications and do not encroach on any easement or public or private right of way, (B) the Improvements have been constructed within the boundaries of the Property, and (C) the Improvements have been constructed within the setback lines as required by applicable zoning ordinances and do not encroach upon any other lot or property;
(h)a full and complete set of “as-built” Plans and Specifications of the Improvements and the Proton System, showing the final specifications of all Improvements and the Proton System prepared by the Contractor and reviewed by the Architect;
(i)if requested by Administrative Agent a warranty book, together with all guaranties and maintenance agreements, on all Improvements and the Proton System;

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(j)satisfactory evidence of continuing insurance coverage in accordance with Section 7.01 hereof;
(k)if requested by Administrative Agent, copies of all licenses, permits and agreements necessary for the use, operation and occupancy of the Facility not previously delivered to Administrative Agent;
(l)such documents, letters, affidavits, reports and assurances as Administrative Agent, and the Independent Engineer may reasonably require, including, without limitation, executed AIA Form G704 (Certificate of Substantial Completion), executed AIA Form G706 (Contractor’s Affidavit of Payments of Debts and claims, AIA Form G706A (contractor’s Affidavit of Release of liens), AIA Form G707 (Consent of Surety of Final payment); and
(m)if requested by Administrative Agent, a notice of completion duly recorded in the official Records of the County, if then customary or required by law.
Final payments and Retainage (as defined in the Building Loan Agreement) due to one party shall not be conditioned upon delivery of the materials above with respect to other parties (for example, Retainage due to Contractor shall not be conditioned on delivery of lien waivers from Proton System Supplier or operational permits from Facility Lessee).
2.11Intentionally Omitted .
2.12No Reliance. All conditions and requirements of this Agreement are for the sole benefit of Administrative Agent and the Lenders and no other Person (including, without limitation, the Independent Engineer, the Contractor, and subcontractors and materialmen engaged in the construction of the Improvements) shall have the right to rely on the satisfaction of such conditions and requirements by Borrower.
2.13Miscellaneous.
(a)The making of an Advance by the Lenders shall not constitute Administrative Agent’s or any Lender’s approval or acceptance of the construction theretofore completed. Administrative Agent’s inspection and approval of the Plans and Specifications, the construction of the Improvements, or the workmanship and materials used therein, shall impose no liability of any kind on Administrative Agent or the Lenders, the sole obligation of Administrative Agent as the result of such inspection and approval being to approve the Advances if and to the extent, required by this Agreement.
(b)ALL POTENTIAL LIENORS ARE HEREBY CAUTIONED TO EXERCISE SOUND BUSINESS JUDGMENT IN THE EXTENSION OF CREDIT TO BORROWER. NO POTENTIAL LIENOR SHOULD EXPECT THE LENDERS TO MAKE ADVANCES OF THE LOANS IN AMOUNTS AND AT TIMES SUCH THAT IT WILL NOT BE NECESSARY FOR EACH SUCH POTENTIAL LIENOR TO EXERCISE SOUND BUSINESS JUDGMENT IN THE EXTENSION OF CREDIT TO BORROWER.
2.14Intentionally Omitted.

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ARTICLE III
LOAN TERMS
3.01Loans and Advances. All Advances of the Loans are subject to satisfaction of the conditions to disbursement contained in Article II of this Agreement, as well as the terms of this Article.
3.02Requests for Advances. To request an Advance, Borrower shall deliver a Draw Package to Administrative Agent by electronic communication as provided in Section 11.01 hereof, not later than 11:00 a.m., New York City time, 10 Business Days before the date of the proposed Advance. Each such request shall be irrevocable, shall be in a form approved by Administrative Agent and shall, among other things, specify the following information:
(i)the aggregate amount of the requested Advance; and
(ii)the requested Borrowing Date of such Advance, which Borrowing Date shall be a Business Day.
Promptly following receipt of the Draw Package in accordance with this Section, Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Advance.
3.03Funding of New Loan Advances.
(a)Generally. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 11:00 a.m., New York City time, to the account of Administrative Agent most recently designated by it for such purpose by notice to the Lenders. Administrative Agent will make such Loans available to Borrower by promptly crediting the amounts so received, in like funds, to the Borrower Operating Account maintained with Collateral Agent, unless the Administrative Agent determine to direct funds to the applicable Borrower Construction Account maintained with the Collateral Agent.
(b)Advance Fundings. Unless Administrative Agent shall have received notice from a Lender prior to the proposed date of any Advance that such Lender will not make available to Administrative Agent such Lender’s share of such Advance, Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to Borrower a corresponding amount. If a Lender is a Defaulting Lender, then such Defaulting Lender and Borrower severally agree to pay to Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to Borrower to but excluding the date of payment to Administrative Agent, at the interest rate applicable to such Loan. If such Defaulting Lender pays such amount to Administrative Agent, then such amount shall constitute such Defaulting Lender’s Loan included in such Advance.
3.04Interest.

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(a)Interest Rate.
Senior First Lien Loans. The Senior First Lien Loans shall bear interest at a per annum rate of 9.0%.
Senior Second Lien Loans. Prior to the Facility Substantial Completion Date, the Senior Second Lien Loans shall bear interest at a per annum rate of 11.5%. From and including the Facility Substantial Completion Date until the Maturity Date, the Senior Second Lien Loans shall bear interest at a per annum rate of 12.0%.
Subordinated Loans. Prior to the Facility Substantial Completion Date, the Subordinated Loans shall bear interest at a per annum rate of 13.0%, compounded quarterly. From and including the Facility Substantial Completion Date until the Maturity Date, the Subordinated Loans shall bear interest at a per annum rate of 13.5%, compounded quarterly.
(b)Default Rate. Notwithstanding the foregoing, to the extent permitted under applicable law, upon the occurrence of a Default, and after maturity, the Loans shall bear interest, after as well as before judgment, at a rate per annum equal to 2% plus the rate otherwise applicable to such Loans as provided in the preceding paragraphs of this Section (the “Default Rate”).
(c)Payment of Accrued Interest.
Accrued interest on the Senior First Lien Loans and the Senior Second Lien Loans shall be payable in arrears on each Interest Payment Date; provided that (i) interest accrued pursuant to paragraph (b) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, and (iii) application of any payment of interest shall be subject to the priorities set forth herein and in the Agreement Among Lenders.
Accrued interest on the Subordinated Loans shall accrue and be payable on the Maturity Date for the Subordinated Loans, provided that (i) interest accrued pursuant to paragraph (b) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, and (iii) application of any payment of interest shall be subject to the priorities set forth herein and in the Agreement Among Lenders.
(d)Computation of Interest. All interest hereunder shall be computed on the basis of a year of 360 days, and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
3.05Repayment of Loans; Evidence of Debt.
(a)Repayment at Maturity. Borrower hereby unconditionally promises to pay to Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan and all unpaid accrued interest on the Maturity Date.

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(b)Lender Accounting. Each Lender shall maintain in accordance with its usual practice an accounting of the indebtedness of Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(c)Administrative Agent Accounting. Administrative Agent shall maintain an accounting of (i) the amount of each Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from Borrower to each Lender hereunder and (iii) the amount of any sum received by Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
(d)Prima Facie Evidence. Absent manifest error, the entries made in the accounting maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or Administrative Agent to maintain such accounting or any error therein shall not in any manner affect the obligation of Borrower to repay the Loans in accordance with the terms of this Agreement.
(e)Notes. The Loans made by each Lender shall be evidenced by the Note executed by Borrower in favor of such Lender.
3.06Prepayment of Loans. Borrower shall have the right (i) at any time and from time to time to prepay the Senior First Lien Loans and Senior Second Lien Loans in whole or in part, and (ii) to reduce the undrawn Commitment of the Senior First Lien Lenders and Second Lien Lenders prior to Substantial Completion of the Facility, with the consent of the Administrative Agent (except for $410,000 of Commitment which may be reduced without the consent of the Administrative Agent), and after Substantial Completion of the Facility at Borrower’s election. In connection with any prepayment prior to the Make-Whole Fee End Date, there shall also be due and payable to the Senior First Lien Lenders (other than to the Proton System Supplier in its capacity as a Senior First Lien Lender or any successor or assignee in such capacity) and Senior Second Lien Lenders a Make-Whole Fee. Borrower shall notify Administrative Agent by electronic communication as provided in Section 11.01 hereof of any prepayment or reduction in Commitment not later than 11:00 a.m., New York City time, 10 Business Days before the date of prepayment. Each such notice shall be irrevocable and shall specify the effective date of such prepayment or reduction in Commitment and the principal amount of the Loans to be prepaid or undrawn Commitment to be reduced. Promptly following receipt of any such notice, Administrative Agent shall advise the Lenders of the contents thereof. Unless otherwise agreed by the Senior First Lien Lenders who are being prepaid and the Senior Second Lien Lenders, each whole or partial prepayment of the Loans or reduction in undrawn Commitment shall be applied first to prepayment or reduction of the undrawn Commitment of the Senior First Lien Loans and second to prepayment or reduction of the undrawn Commitment of the Senior Second Lien Loans. Prepayments shall be accompanied by accrued interest on the amount prepaid, plus any fees required by Section 3.07 or other amounts required by Section 3.09 hereof.
3.07Fees.

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(a)Upfront Fee. Borrower agrees to pay to Administrative Agent, on the Closing Date, (i) for the account of each Senior First Lien Lender (other than the Proton System Supplier in its capacity as a Senior First Lien Lender or any successor or assignee in such capacity) a fee equal to [****]*3 of the Commitment of such Senior First Lien Lender, and (ii) for the account of the Senior Second Lien Lender a fee equal to [****] of the Aggregate Senior Second Lien Loan Commitment of such Senior Second Lien Lender.
(b)Commitment Fee. Borrower agrees to pay to Administrative Agent, on each Interest Payment Date, (i) for the account of each Senior First Lien Lender (other than the Proton System Supplier in its capacity as a Senior First Lien Lender or any successor or assignee in such capacity) a fee equal calculated at an annual rate of [****]of the undrawn Commitment of such Senior First Lien Lender, and (ii) for the account of the Senior Second Lien Lender a fee calculated at an annual rate of [****] of the undrawn Aggregate Senior Second Lien Loan Commitment of such Senior Second Lien Lender.
(c)Arranger Fee. Borrower agrees to pay to JPMorgan Chase Bank, N.A., on the Closing Date, an arranger fee in the amount [****].
(d)Administrative Agent Fee. Borrower agrees to pay to Administrative Agent, for its own account, an annual agent’s fee in the amount of [****] payable in advance, commencing on the Closing Date.
(e)Collateral Agent and Construction Monitoring Fee. Borrower agrees to pay to Collateral Agent, for its own account, a collateral agency and construction monitoring fee, payable from proceeds of an Advance quarterly in arrears, commencing on the third Interest Payment Date and continuing every third Interest Payment Date thereafter until the Obligations are paid in full, at which time the last installment shall be due, in an amount equal to [****]. The collateral agency and construction monitoring fee assumes that the Independent Engineer will visit the construction site no more frequently than once per month. Unless an Event of Default shall have occurred and be continuing, the fees and expenses of the Independent Engineer shall be covered by the collateral agency and construction monitoring fee. In addition, Borrower shall pay any fees and expenses of the Independent Engineer incurred or relating to any site visits that are more frequent than assume or relating to any offsite visits that may be required in connection with the performance of its responsibilities.
(f)Fees Non-Refundable. All fees payable hereunder shall be paid on the dates due, in immediately available funds, to Administrative Agent for distribution, in the case of the loan fee, to the Lenders. Fees paid shall not be refundable under any circumstances.
3.08Increased Costs.
(a)Increased Costs of Making or Maintaining Loans. If any Change in Law shall (i) impose, modify or deem applicable any reserve, special deposit or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of,
3*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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deposits with or for the account of, or credit extended by, any Lender, (ii) impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or (iii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender or such other Recipient hereunder (whether of principal, interest or otherwise), then Borrower will pay to such Lender or such other Recipient such additional amount or amounts as will compensate such Lender or such other Recipient for such additional costs incurred or reduction suffered.
(b)Capital Adequacy. If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
(c)Certificate of Amounts Due. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to Borrower and shall be conclusive absent manifest error. Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
(d)Delay in Demand For Compensation. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation.
3.09Taxes.
(a)Payments Free of Taxes. Any and all payments by or on account of any obligation of Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.09) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

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(b)Payment of Other Taxes by Borrower. Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of Administrative Agent timely reimburse each Recipient for, Other Taxes.
(c)Evidence of Payments. As soon as practicable after any payment of Taxes by Borrower to a Governmental Authority pursuant to this Section 3.09, Borrower shall deliver to Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Administrative Agent.
(d)Indemnification by Borrower. Borrower shall indemnify, defend and hold harmless each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto (including the expenses of enforcing the foregoing indemnification), whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender (with a copy to Administrative Agent), or by Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)Indemnification by the Lenders. Each Lender shall severally defend and hold harmless Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that Borrower has not already indemnified Administrative Agent for such Indemnified Taxes and without limiting the obligation of Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.04(c)(i) hereof relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto (including the expenses of enforcing the foregoing indemnification), whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by Administrative Agent to the Lender from any other source against any amount due to Administrative Agent under this paragraph (e).
(f)Status of Lenders.
(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Borrower and Administrative Agent, at the time or times reasonably requested by Borrower or Administrative Agent, such properly completed and executed documentation reasonably requested by Borrower or Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of

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withholding. In addition, any Lender, if reasonably requested by Borrower or Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower or Administrative Agent as will enable Borrower or Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.09(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)Without limiting the generality of the foregoing, in the event that Borrower is a U.S. Person,
(A)any Lender that is a U.S. Person shall deliver to Borrower and Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;
(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), whichever of the following is applicable:
(1)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)executed originals of IRS Form W-8ECI;
(3)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit E-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Borrower within the meaning of section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or
(4)to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI,

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IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-2 or Exhibit E-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-4 on behalf of each such direct and indirect partner;
(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrower or Administrative Agent to determine the withholding or deduction required to be made; and
(D)if a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrower and Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower or Administrative Agent such documentation prescribed by applicable law (including as prescribed by section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower or Administrative Agent as may be necessary for Borrower and Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower and Administrative Agent in writing of its legal inability to do so.
(g)Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.09 (including by the payment of additional amounts pursuant to this Section 3.09), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 3.09 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay

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such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(h)Survival; Defined Terms. Each party’s obligations under this Section 3.09 shall survive the resignation or replacement of Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document. For purposes of this Section 3.09, the term “applicable law” includes FATCA.
3.10    Payments Generally; Pro Rata Treatment; Sharing of Set-offs.
(a)    Payments Generally. Borrower shall make each payment required to be made by it hereunder prior to 11:00 a.m., New York City time, on the date when due, in immediately available funds, without set‑off, counterclaim or deduction. Any amounts received after such time on any date may, in the discretion of Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to Administrative Agent at its offices at the address provided in the Collateral Account Pledge Agreement. Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be the immediately preceding Business Day. All payments hereunder shall be made in U.S. dollars.
(b)    Application of Insufficient Funds. If at any time insufficient funds are received by and available to Administrative Agent to pay fully all amounts of principal, interest and fees then due and payable hereunder, subject to any written agreement among Administrative Agent and Lenders, such funds shall be applied:
(i)    first, to amounts then due and payable to Administrative Agent,
(ii)    second, to amounts then due and payable to the Senior First Lien Lenders,
(iii)    third, to amounts then due and payable to the Senior Second Lien Lenders, and
(iv)    fourth, to amounts then due and payable to the Subordinated Lenders;
and within each such priority, such funds shall be applied (x) first, towards payment of fees, indemnities and expense reimbursements then due hereunder to the parties entitled thereto; (y) second, towards payment of interest then due hereunder, ratably among the parties entitled

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thereto in accordance with the amounts of interest then due to such parties, and (z) third, towards payment of principal then due hereunder then due, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.
(c)    Allocation of Payments. If, except as otherwise expressly provided herein, any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender having the same payment priority in the Loan Collateral, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by all such Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to Borrower or any subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of Borrower in the amount of such participation.
(d)    Advance Payments. Unless Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due to Administrative Agent for the account of the Lenders hereunder that Borrower will not make such payment, Administrative Agent may assume that Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it but excluding the date of payment to Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation.
3.11    Mitigation Obligations; Replacement of Lenders.
(a)    Mitigation of Increased Costs. If any Lender requests compensation under Section 3.08 hereof, or if Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.09 hereof, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to

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Section 3.08 or 3.09 hereof, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)    Replacement of Lenders. If any Lender requests compensation under Section 3.08 hereof, or if Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.09 hereof, and, such Lender fails to withdraw any such notice to Borrower within 5 Business Days after Borrower’s request for such withdrawal, then, provided no Default has occurred and is then continuing, Borrower may, at its sole expense and effort, upon written notice to such Lender and Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 11.04 hereof), all its interests, rights (other than its existing rights to payments pursuant to Section 3.08 or 3.09 hereof) and obligations under this Agreement to an assignee (other than Borrower, any Guarantors or their Affiliates) that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) Borrower shall have received the prior written consent of Administrative Agent, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, (including, without limitation, all prepayment fees) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrower (in the case of all other amounts); provided, however, that in the case of Borrower’s replacement of a Defaulting Lender for failure to fund Loans hereunder, the assignee or Borrower, as the case may be, shall hold back from such amounts payable to such Lender and pay directly to Administrative Agent, any payments due to Administrative Agent or the Non-Defaulting Lenders by Defaulting Lender under this Agreement, and (iii) in the case of any such assignment resulting from a claim for compensation under Section 3.08 hereof or payments required to be made pursuant to Section 3.09 hereof, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrower to require such assignment and delegation cease to apply.
3.12    Intentionally Omitted.
ARTICLE IV
CONSTRUCTION OF IMPROVEMENTS; GENERAL COVENANTS
4.01    Acceptance of Construction Documents; Completion of Construction.
(a)    Acceptance of Construction Documents. Administrative Agent’s acceptance of the Plans and Specifications, the Architectural Services Agreement (Construction Administration), the Construction Contract, the Proton System Purchase Agreement, bonds and other construction documents (including Administrative Agent’s acceptance of any modifications thereof and any Person providing work, labor or services pursuant thereto) shall not be deemed in any respect a representation or warranty, express or implied, that the Improvements will be structurally sound, have a value of any particular magnitude or otherwise

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satisfy a particular standard, and Administrative Agent shall have no duty to inform Borrower of Administrative Agent’s assessment of any such construction document.
(b)    Completion of Construction. Borrower shall cause the Facility to be Substantially Completed on or before the Outside Facility Substantial Completion Date. Borrower shall (a) diligently pursue construction of the Facility to Final Completion in accordance with the Construction Schedule, (b) not permit (except in the event of Force Majeure Causes) cessation of the work of construction for a period in excess of 20 consecutive days without the prior written consent of Administrative Agent, and (c) pay all sums and perform such duties as may be necessary to complete such construction of the Facility in accordance with the Plans and Specifications and in compliance with all restrictions, covenants and easements affecting the Mortgaged Property, all Legal Requirements and all Governmental Approvals, and with all terms and conditions of the Loan Documents, and, subject to Permitted Encumbrances, free from any Liens, claims or assessments (actual or contingent) asserted against the Mortgaged Property for any material, labor or other items furnished in connection therewith unless bonded and removed as a Lien on the Mortgaged Property.
(c)    Americans with Disabilities Act Compliance. The Facility shall be constructed and hereafter maintained in strict accordance and full compliance with all of the requirements of the ADA (to the extent that the ADA requirements are applicable to the Facility pursuant to the Legal Requirements). Borrower shall be responsible for all ADA compliance costs. At Administrative Agent’s written request from time to time, Borrower shall provide Administrative Agent with written evidence of such compliance satisfactory to Administrative Agent. Borrower shall be solely responsible for all such ADA costs of compliance and reporting.
4.02    Construction Progress.
(a)    Material Changes to Improvements or the Proton System. There shall be no material change in the Plans and Specifications, to the specifications to the Proton System set forth in the Proton System Purchase Agreement or to the Building Interface Document without the prior consent of Administrative Agent. A material change for purposes hereof shall be any change which (i) involves a cost of more than (A) for any single item, $1,500,000 or (B) for all such items (without netting cost increases against cost savings), $1,500,000, (ii) impairs the structural integrity or the configuration of the Facility and the Outside Facility Substantial Completion Date, (iii) substantially changes the architectural appearance of the Improvements, (iv) changes the utility of the Proton System, (v) results in any delay in the Completion of the Facility, or (iv) results in a violation of any applicable Legal Requirement. Change requests shall describe the proposed change in reasonable detail, set forth for the cost of such change and any effect such change shall have on the schedule for Completion of the Facility, and the source of funds for any payment of the costs of effecting such change, and shall be submitted to Administrative Agent for consent on a form acceptable to Administrative Agent, applicable bond sureties (if required in order to maintain the effectiveness of the bonds), and all other Persons required by Administrative Agent. Administrative Agent’s consent to any change in the Plans and Specifications, to the specifications to the Proton System set forth in the Proton System Purchase Agreement or to the Building Interface Document may be conditioned upon, among other things, Borrower’s compliance with a demand for a Balancing Deposit pursuant to Section 2.06 hereof. Borrower shall promptly correct all defects in the Facility or any material departure

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from the Plans and Specifications not previously approved by Administrative Agent to the extent required hereunder. Borrower agrees that the advance of any proceeds of the Loan, whether before or after such defects or departures from the Plans and Specifications are discovered by or brought to the attention of Administrative Agent, shall not constitute a waiver of Administrative Agent’s right to require compliance with this covenant.
(b)    Foundation Survey and Endorsement. To the extent required by Administrative Agent, within 30 days after completion of the construction of the foundation of the Improvements, and as a condition precedent to any further Advances, Borrower shall deliver or cause to be delivered to Administrative Agent an update to the Survey showing the location of such foundation and an endorsement to the Title Policy insuring that such foundation is within the boundary lines of the Land, does not violate any applicable covenants, conditions, restrictions or agreements affecting the Land, and does not encroach upon any easements or rights of way affecting the Land or any portion thereof.
(c)    Survey Update. If requested by Administrative Agent, within 120 days after Substantial Completion of the Facility, Borrower shall deliver or cause to be delivered to Administrative Agent an update to the survey reflecting the Facility as so completed.
(d)    Estoppel Certificates. Within 10 days after the reasonable request of Administrative Agent from time to time, Borrower shall exercise reasonable commercial efforts to obtain and deliver to Administrative Agent an estoppel letter or certificate in form and substance satisfactory to Administrative Agent from the Facility Lessee, as determined by Administrative Agent, that the applicable agreements to which such entity is a party remain in full force and effect and that no default by Borrower exists thereunder and containing such other information as may be required to respond to such requests.
(e)    Easements and Restrictions; Zoning. Borrower shall cause the Facility to be constructed and to be used, at all times, in accordance with (a) a C6-3 zoning district, (b) all covenants and restrictions set forth in Section 7 of the Contract of Sale, together with the covenants and restrictions set forth in the EDC Deed that are applicable to the owner of the Facility (as opposed to the operator of the Facility), (c) the Harlem-East Harlem Urban Renewal Plan, dated December 1968, as amended or otherwise modified from time to time (the “Urban Renewal Plan”) and (d) the portions of the Memorandum of Understanding between EDC and New York City Development of Environmental Protection that are applicable to the owner of the Facility (as opposed to the operator of the Facility), and for no other purpose (clauses (a) – (d), collectively, the “Use Restrictions”).
Borrower shall submit to Administrative Agent, for Administrative Agent’s written approval (not to be unreasonably withheld) prior to the execution thereof by Borrower, all proposed easements, restrictions, covenants, permits, licenses and other instruments that would affect the title to the Mortgaged Property, accompanied by a survey showing the exact proposed location thereof and such other information as Administrative Agent shall reasonably require. Borrower shall not subject the Facility or any part thereof to any easement, restriction or covenant (including any restriction or exclusive use provision in any lease or other occupancy agreement) without the prior written approval of Administrative Agent (not to be unreasonably withheld, conditioned or delayed in the case of utility easements only). With respect to any and all existing easements,

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restrictions, covenants or operating agreements that benefit or burden the Facility and any easement, restriction or covenant to which the Facility may hereafter be subjected in accordance with the provisions hereof, Borrower shall: (a) observe and perform the obligations imposed upon Borrower and the Facility; (b) not alter, modify or change the same without the prior written approval of Administrative Agent in its sole discretion; (c) enforce its rights thereunder in a commercially reasonable manner so as to preserve for the benefit of the Facility the full benefits of the same; and (d) deliver to Administrative Agent a copy of any notice of default or other material notice received by Borrower in respect of the same promptly after Borrower’s receipt of such notice.
4.03    Purchase of Materials Under Conditional Sales Contract. No materials, equipment, fixtures or any other part of the Facility shall be purchased by Borrower under any security agreement or other arrangements wherein the seller reserves or purports to reserve the right to remove or to repossess any such items or to consider them personal property after their incorporation in the work of construction, unless consented to by Administrative Agent in writing or permitted to Facility Lessee by the Facility Lease.
4.04    Inspection; Independent Engineer.
(a)    Inspections. Administrative Agent, through its officers, agents and employees, shall have the right at all reasonable times, on reasonable prior notice and at Administrative Agent’s sole risk (i) to enter upon the Facility and inspect the work of construction and (ii) to examine the books, records, accounting data and other documents pertaining to the Facility. Borrower will cooperate with Administrative Agent and its representatives and consultants.
(b)    Independent Engineer. In furtherance of Administrative Agent’s rights hereunder, Administrative Agent may, at its option, require a monthly inspection (or other greater frequency as determined by Administrative Agent or the Independent Engineer) of the Facility by the Independent Engineer during the construction of the Improvements and the installation of the Proton System, at Borrower’s expense (subject, however, to the provisions of Section 3.07 hereof). Without limitation of the provisions of Section 4.04(a) hereof, Borrower shall provide the Independent Engineer and, upon Facility Lessee’s request, the Facility Lessee, with copies of any testing reports received by Borrower with respect to the Facility promptly upon Borrower’s receipt thereof.
(c)    Exculpation. It is expressly understood and agreed that Administrative Agent is under no duty to supervise or to inspect the work of construction or equipment installation and that any such inspection by or on behalf of Administrative Agent is for the sole purpose of protecting the interests of Administrative Agent and the Lenders with respect to the Loan Collateral. Failure to inspect the work or any part thereof shall not constitute a waiver of any of Administrative Agent’s rights hereunder. Inspection not followed by notice of Default shall not constitute a waiver of any Default then existing; nor shall it constitute an acknowledgment that there has been or will be compliance with the Plans and Specifications, the specifications for the Proton System or applicable Legal Requirements or that the construction of the Improvements and installation of the Proton System is free from defective materials or workmanship. It is further understood and agreed that any consents or approvals of Lenders hereunder are for the

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sole purpose of protecting the interests of Lenders under the Loan Documents, and Borrower shall have no right to rely on such approvals for Borrower’s purposes.
(d)    Authority of Independent Engineer. Borrower acknowledges that (i) Independent Engineer has been retained by Administrative Agent to act as a consultant and only as a consultant to Administrative Agent in connection with the construction of the Improvements, (ii) Independent Engineer shall in no event or under any circumstance have any power or authority to make any decision or to give any approval or consent or to do any other act or thing which is binding upon Administrative Agent or the Lenders and any such purported decision, approval, consent, act or thing by Independent Engineer on behalf of Administrative Agent or the Lenders shall be void and of no force or effect, (iii) notwithstanding the recommendations of Independent Engineer, Administrative Agent and the Lenders reserve the right to make any and all decisions required to be made by Administrative Agent or the Lenders under this Agreement and to give or refrain from giving any and all consents or approvals required to be given by Administrative Agent or the Lenders under this Agreement and to accept or not accept any matter or thing required to be accepted by Administrative Agent or the Lenders under this Agreement, without in any instance being bound or limited in any manner or under any circumstance whatsoever by any opinion expressed or not expressed, or advice given or not given, or information, certificate or report provided or not provided, by Independent Engineer to Administrative Agent, the Lenders or any other Person with respect thereto, (iv) Administrative Agent and the Lenders reserve the right in their sole and absolute discretion to disregard or disagree, in whole or in part, with any opinion expressed, advice given or information, certificate or report furnished or provided by Independent Engineer to Administrative Agent, the Lenders or any other Person, and (v) Administrative Agent and the Lenders reserve the right in their sole and absolute discretion to replace Independent Engineer with another Independent Engineer at any time and without prior notice to or approval by Borrower. Borrower shall have no right to receive copies of any written reports by Independent Engineer, but in the event Administrative Agent does make such information or portions thereof available to Borrower, Borrower shall rely thereon at its own risk.
(e)    Independent Engineer Duties. Borrower shall permit Administrative Agent to retain the Independent Engineer, at the sole cost and expense of Borrower, to perform, among other things, the following services on behalf of Administrative Agent and the Lenders:
(i)    To review and advise Administrative Agent and the Lenders whether, in the opinion of the Independent Engineer, the Plans and Specifications and the Construction Contract are satisfactory;
(ii)    To review Draw Requests and change orders; and
(iii)    To make periodic inspections in accordance with this Section 4.04.
The Administrative Agent, the Lenders or the Independent Engineer shall not have any liability to Borrower on account of (x) the services performed by the Independent Engineer, (y) any neglect or failure on the part of the Independent Engineer to properly perform its services or (z) any approval by the Independent Engineer of construction of the Improvements. None of Administrative Agent, the Lenders or the Independent Engineer assumes any obligation to

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Borrower or any other Person concerning the quality of construction of the Improvements or the absence therefrom of defects.
4.05    Right to Post Signs; Publicity. On Administrative Agent’s request, Borrower will allow Administrative Agent to share signage on the Facility for the purpose of identifying Administrative Agent as the agent or lead bank and the Lenders, as the lenders for the construction financing for the Improvements. The form of such signage shall be subject to the prior approval of Borrower, such approval not to be unreasonably withheld, conditioned or delayed. Administrative Agent shall be permitted to publicize its involvement and the involvement of the Lenders in the construction financing for the Improvements with Borrower’s and Facility Lessee’s prior written approval (not to be unreasonably withheld, conditioned or delayed).
4.06    Liens, Taxes, and Governmental Claims.
(a)    Liens. Borrower shall not suffer to exist, and shall pay, satisfy and obtain the release, within 30 days after having knowledge thereof (by payment, bonding and/or discharge), of all other claims and Liens affecting or purporting to affect the title to, or which may be or appear to be Liens on, the Borrower Collateral or any part thereof (other than the Permitted Encumbrances), and all costs, charges, interest and penalties on account thereof, including without limitation the claims of all Persons supplying labor or materials to the Mortgaged Property, and shall give Administrative Agent, upon demand, evidence satisfactory to Administrative Agent of the payment, satisfaction or release thereof. Borrower shall warrant and defend the validity of the Lien on the Borrower Collateral against the claims of all Persons whomsoever, subject only to Permitted Encumbrances. Notwithstanding the foregoing, nothing herein contained shall require Borrower to pay any claims or Liens which Borrower in good faith disputes and which Borrower, at its own expense, is currently and diligently contesting, provided that Borrower complies with the provisions of Section 4.06(c) hereof.
(b)    Taxes. Borrower agrees to pay or cause to be paid, prior to the date they would become delinquent if not paid, any and all taxes, assessments and governmental charges whatsoever levied upon or assessed or charged against the Mortgaged Property, including all water and sewer taxes, assessments and other charges, fines, impositions and rents, if any. If requested by Administrative Agent, Borrower shall give to Administrative Agent a receipt or receipts, or certified copies thereof, evidencing every such payment by Borrower, not later than 45 days after such payment is made. Notwithstanding the foregoing, nothing herein contained shall require Borrower to pay any taxes, assessments or governmental charges which Borrower in good faith disputes and which Borrower, at its own expense, is currently and diligently contesting, provided that applicable law allows non‑payment thereof during the pendency of such contest, and provided further that Borrower complies with the provisions of Section 4.06(c) hereof.
(c)    Contest. Borrower shall not be required to pay any taxes, claims or governmental charges, or claims, or Liens being contested in accordance with the provisions of Section 4.06(a) or (b) hereof, as the case may be, so long as (i) Borrower diligently prosecutes such dispute or contest to a prompt determination in a manner not prejudicial to Administrative Agent or the Lenders and promptly pays all amounts ultimately determined to be owing, and (ii) Borrower

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provides security for the payment of such tax, assessment or governmental charge, or claim or Lien (together with interest and penalties relating thereto) in an amount and in form and substance satisfactory to Administrative Agent. If Borrower shall fail to pay any such amounts ultimately determined to be owing or to proceed diligently to prosecute such dispute or contest as provided herein, then, upon the expiration of 10 days after written notice to Borrower by Administrative Agent of Administrative Agent’s determination thereof, in addition to any other right or remedy of Administrative Agent, Administrative Agent may, but shall not be obligated to, discharge the same, and the cost thereof shall be reimbursed by Borrower to Administrative Agent. The payment by Administrative Agent of any delinquent tax, assessment or governmental charge, or any claim or Lien which Administrative Agent in good faith believes might be prior hereto, shall be conclusive between the parties as to the legality and amount so paid, and Administrative Agent shall be subrogated to all rights, equities and liens discharged by any such expenditure to the fullest extent permitted by law.
(d)    Further Assurance of Title. If at any time Administrative Agent has reason to believe in its reasonable opinion that any Advance is not secured or will or may not be secured by the Mortgage as a first priority Lien or security interest on the Facility (subject only to the Permitted Encumbrances), then Borrower shall, within 10 days after written notice from Administrative Agent, take such actions as are reasonably requested by Administrative Agent (including execution and delivery to Administrative Agent of all further documents and performance of all other acts that Administrative Agent reasonably deems necessary or appropriate) to assure to the satisfaction of Administrative Agent that any Advance previously made hereunder or to be made hereunder is secured or will be secured by the Mortgage as a first priority Lien or security interest with respect to the Facility (subject only to the Permitted Encumbrances). Administrative Agent, at its option, may decline to make further Advances hereunder until it has received such assurance.
4.07    Facility Lease.
(a)    Affirmative Covenants. Borrower shall (i) duly and punctually observe, perform and discharge in all respects the obligations, terms, covenants, conditions and warranties of Borrower as landlord under the Facility Lease and as set forth in the Work Letter, (ii) give prompt notice to Administrative Agent of any failure on the part of Borrower to observe, perform and discharge any material obligation or of any written claim made by the Facility Lessee of any such failure by Borrower, (iii) enforce the performance of each and every obligation, term, covenant, condition and agreement in the Facility Lease to be performed by Facility Lessee and under the Work Letter, (iv) appear in and defend any action or proceeding arising under, occurring out of or in any manner connected with the Facility Lease or the Work Letter or the obligations, duties or liabilities of Borrower and Facility Lessee thereunder, do so in the name and on behalf of Administrative Agent (for the benefit of the Secured Parties) upon request by Administrative Agent, but at the expense of Borrower, and pay all costs and expenses of Administrative Agent, including reasonable attorneys’ fees and disbursements, in any action or proceeding in which Administrative Agent may appear, (v) at the request of Administrative Agent, in confirmation of the assignment and transfer contemplated by the Assignment of Leases and Consent, execute and deliver to Administrative Agent assignments and transfers of all future leases of the Facility upon the same terms and conditions as contained in the Assignment of Leases and Consents, (vi) make, execute and deliver to Administrative Agent upon demand and

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at any time or times, any and all assignments and other documents and instruments which Administrative Agent may deem advisable to carry out the true purposes and intent of the assignment set forth in the Assignment of Leases and Consents, (vii) give prompt notice to Administrative Agent of any default by Facility Lessee under the Facility Lease, (ix) promptly upon receipt by Borrower of any default, demand or other material notice from Facility Lessee, deliver a copy of such notice to Administrative Agent and (ix) simultaneously with delivery of any default, demand or other material notice to Facility Lessee, deliver a copy of such notice to Administrative Agent.
(b)    Negative Covenants. Unless Borrower first obtains the written consent of Administrative Agent, Borrower shall not (i) cancel, terminate or consent to any surrender of the Facility Lease or Sublease, (ii) commence any action of ejectment or any summary proceedings for dispossession of Facility Lessee under the Facility Lease or Operator under the Sublease, (iii) modify or alter in any respect the terms of the Facility Lease or the Sublease, (iv) waive or release the Facility Lessee, Operator or any Guarantors from any obligations or conditions to be performed by Facility Lessee, Operator or such Guarantors, (v) enter into any lease of any part of the Mortgaged Property (other than the Facility Lease or Sublease) unless such lease is approved by Administrative Agent, (vi) renew or extend the term of the Facility Lease or Sublease, except as expressly pursuant to its terms, (vii) except for the Sublease or as otherwise required by the Facility Lease, consent to any subletting of the Improvements, or any portion thereof, or to any assignment of the Facility Lease or Sublease by Facility Lessee or the Sublease by Operator, (viii) receive or collect any Rents, all of which shall be paid directly to the Collateral Agent pursuant to and for application in accordance with the Collateral Account Pledge Agreement., (ix) further pledge, transfer, mortgage or otherwise encumber or assign future payments of Rents, or (x) waive, excuse, condone, discount, set off, compromise, or in any manner release or discharge Facility Lessee, Operator, or any lessee under any Lease, of and from any material obligations, covenants, conditions and agreements to be kept, observed and performed by Facility Lessee, Operator or such lessee, including the obligation to pay Rents thereunder, in the manner and at the time and place specified therein or (xi) consent to any request by Facility Lessee under the Facility Lease that also requires the consent of any lender of Borrower pursuant to the express terms of the Facility Lease.
4.08    Operations of Borrower.
(a)    Without limitation of any other provisions of this Agreement or any other Loan Document, Borrower hereby represents, warrants, covenants and agrees that it has not and shall not:
(i)    engage in any business or activity other than the acquisition, development, construction, ownership, leasing, operation and maintenance of the Facility and the Borrower Collateral, and activities incidental thereto;
(ii)    acquire or own any material asset other than the Facility, and such incidental personal property as may be necessary for the construction and operation of the Facility;

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(iii)    sell, lease (except pursuant to the Facility Lease or as otherwise permitted under this Agreement), exchange, convey, transfer, mortgage, assign, pledge or encumber, either voluntarily or involuntarily, or enter into an agreement to do so, of any right, title or interest of Borrower in or to the Borrower Collateral or any portion thereof;
(iv)    merge into or consolidate with any Person or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure, without in each case the prior written consent of Administrative Agent;
(v)    fail to preserve its existence as a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of the State of Delaware and duly qualified to do business in the State of New York;
(vi)    without the prior written consent of Administrative Agent, amend or modify (except as reasonably required to effectuate Permitted Transfers), terminate or fail to comply with the special purpose provisions of Borrower’s organizational documents;
(vii)    own any subsidiary or make any investment in or acquire the obligations or securities of any other Person without the prior written consent of Administrative Agent;
(viii)    have any member other than the Borrower Managing Member, the Borrower Non-Managing Members or Permitted Transferees or be owned or controlled, directly or indirectly, by any Person, other than 100%, direct or indirect, ownership and control by the Principals and Borrower Profit Participant, and any other Person that is a transferee in a Permitted Transfer;
(ix)    commingle its assets with the assets of any of its partner(s), members, shareholders, Affiliates, or of any other Person or transfer any assets to any such Person other than distributions on account of equity interests in Borrower permitted hereunder and properly accounted for;
(x)    incur any Indebtedness other than Permitted Indebtedness;
(xi)    except pursuant to the Primary Completion Guaranty or the Secondary Completion Guaranty, allow any Person to pay its debts and liabilities or fail to pay its debts and liabilities solely from its own assets;
(xii)    fail to maintain its records, books of account and bank accounts and financial statements separate and apart from those of the shareholders, partners, members, principals and Affiliates of Borrower, the affiliates of a shareholder, partner or member of Borrower, and any other Person, or if such financial statements are consolidated, fail to cause such financial statements to contain footnotes disclosing that the Borrower Collateral is actually owned by Borrower;

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(xiii)    except for the Development Agreement, the Equity Participation Agreement and the operating agreement of Borrower, enter into any contract or agreement with any shareholder, partner, member, principal or Affiliate of Borrower or any shareholder, partner, member, principal or Affiliate thereof, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any shareholder, partner, member, principal or Affiliate of Borrower, or any shareholder, partner, member, principal or Affiliate thereof;
(xiv)    seek dissolution or winding up, in whole or in part;
(xv)    fail to use reasonable efforts to correct any known misunderstandings regarding the separate identity of Borrower;
(xvi)    hold itself out to be responsible or pledge its assets or credit worthiness for the Indebtedness of another Person or allow any Person to hold itself out to be responsible; or pledge its assets or credit worthiness for the Indebtedness of Borrower (except pursuant to the Loan Documents);
(xvii)    make any loans or advances to any third party (other than the Facility Lessee Loan) or pay any fees (other than the Developer Fee, the asset management fee described in the Equity Participation Agreement, fees payable to Administrative Agent or the Lenders, as expressly contemplated by the Project Budget or permitted under the Collateral Account Pledge Agreement), to any shareholder, partner, member, Principal or any Affiliate thereof;
(xviii)    fail to file its own tax returns or to use separate contracts, purchase orders, stationery, invoices and checks;
(xix)    fail either to hold itself out to the public as a legal entity separate and distinct from any Person or to conduct its business solely in its own name in order not (i) to mislead others as to the entity with which such other party is transacting business, or (ii) to suggest that Borrower is responsible for the Indebtedness of any third party (including any shareholder, partner, member, principal or affiliate of Borrower, or any shareholder, partner, member, principal or Affiliate thereof); provided that in performing its duties under the Development Agreement, Murphy & McManus LLC may use its own name and letterhead but will use commercially reasonable efforts to insure that it identity and the identity of the Borrower are kept separate and distinct;
(xx)    fail to allocate fairly and reasonably among Borrower and any third party (including, without limitation, any member) any overhead, shared office space or other overhead and administrative expenses;
(xxi)    allow Borrower to have any employees;

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(xxii)    file a voluntary petition or otherwise initiate proceedings seeking liquidation, reorganization or other relief under any Federal, state or foreign Debtor Relief Laws, for Borrower, or consent to the institution of any proceeding or petition under Debtor Relief Laws against Borrower, or file a petition seeking or consenting to reorganization or relief of Borrower or seek or consent to the appointment of any trustee, receiver, conservator, assignee, sequestrator, custodian, liquidator (or other similar official) of Borrower or of all or any substantial part of the properties and assets of Borrower or make any general assignment for the benefit of creditors of Borrower or admit in writing the inability of Borrower to pay its debts generally as they become due or declare or effect a moratorium on Borrower debt or take any action in furtherance of any such action;
(xxiii)    share any common logo with or hold itself out as or be considered as a department or division of (x) any shareholder, partner, principal, member or Affiliate of Borrower, (y) any Affiliate of a shareholder, partner, principal, member or Affiliate of Borrower, or (z) any other Person, or allow any Person to identify Borrower as a department or division of that Person; or
(xxiv)    conceal assets from any creditor, or enter into any transaction with the intent to hinder, delay or defraud creditors of Borrower or the creditors of any other Person.
(b)    Borrower further represents, warrants, covenants and agrees that, prior to the Final Completion of the Facility each Principal shall devote such time and attention to the business of the Borrower as is reasonably expected to cause Borrower to timely perform its obligations hereunder and under the Loan Documents and the Project Documents to which Borrower is a party.
4.09    Appraisals. Administrative Agent shall have the right to order new Appraisals of the Facility from time to time. Each Appraisal is subject to review and approval by Administrative Agent. Borrower agrees upon demand to pay to Administrative Agent the cost and expense for such Appraisals and a fee for Administrative Agent’s review of each Appraisal. Borrower’s obligation to pay such cost and expense shall be limited to one Appraisal per year, unless the Appraisal is ordered after the occurrence of a Default or is required by Legal Requirement.
4.10    Operating and Reserve Accounts. Borrower shall maintain, and shall use commercially reasonable efforts to cause Facility Lessee to maintain, all Collateral Accounts with Collateral Agent pursuant to the Collateral Account Pledge Agreement.
4.11    Prohibited Distributions. Borrower shall not make any dividend or distribution to its members, or make any other payment to Persons holding a direct or indirect ownership interest in Borrower (in its capacity as such) except (a) under the Development Agreement or (b) in accordance with the Collateral Account Pledge Agreement.
4.12    Compliance with Legal Requirements.

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(a)    Borrower shall comply with all Legal Requirements, including Environmental Laws, applicable to it or its property (including, without limitation, the Loan Collateral and the Facility).
(b)    Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
(c)    Borrower will not request any Advance, and Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Advance (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, businesses or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto
(d)    Borrower shall not (a) be or become subject at any time to any law, regulation, or list of any Governmental Authority (including, without limitation, the U.S. Office of Foreign Asset Control list) that prohibits or limits the Lenders from making any advance or extension of credit to Borrower or from otherwise conducting business with Borrower, or (b) fail to provide documentary and other evidence of Borrower’s identity as may be requested by any Lender at any time to enable such Lender to verify Borrower’s identity or to comply with any applicable law or regulation, including, without limitation, section 326 of the USA Patriot Act of 2001, 31 U.S.C. section 5318.
(e)    Notwithstanding any provision of this Agreement or any of the other Loan Documents to the contrary, no Default or Unmatured Default shall occur hereunder as a result of the failure of Borrower or the Property or Improvements to comply with any Legal Requirement, including, without limitation, Environmental Laws, so long as the following conditions are satisfied in the sole discretion of the Administrative Agent:
(i)    Borrower, in good faith, has properly commenced and is diligently pursuing in an appropriate forum a legal proceeding contesting the applicability of such Legal Requirement to Borrower or the Facility and has so notified Lender;
(ii)    Such contest will not impair the ability to ultimately comply with the contested Legal Requirement should the contest not be successful and the conduct of the contest will not impair Borrower’s ability to Substantially Complete the Facility by the Outside Facility Substantial Completion Date;
(iii)    Borrower demonstrates to Administrative Agent’s satisfaction that Borrower has the financial capability to undertake and pay for such contest and any corrective or remedial action then or thereafter likely to be necessary;

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(iv)    None of Administrative Agent, Collateral Agent or any Lender is at risk for any criminal liability or any civil liability due to Borrower’s non-compliance with such Legal Requirement; and
(v)    Borrower’s non-compliance with such Legal Requirement will not result in a Lien or charge on the Property or the Facility, the enforcement of which is not stayed by such contest or insured over to the satisfaction of Administrative Agent.
4.13    Government Regulation. Borrower shall not (a) be or become subject at any time to any law, regulation, or list of any Governmental Authority (including, without limitation, the U.S. Office of Foreign Asset Control list) that prohibits or limits the Lenders from making any advance or extension of credit to Borrower or from otherwise conducting business with Borrower, or (b) fail to provide documentary and other evidence of Borrower’s identity as may be requested by any Lender at any time to enable such Lender to verify Borrower’s identity or to comply with any applicable law or regulation, including, without limitation, section 326 of the USA Patriot Act of 2001, 31 U.S.C. section 5318.
4.14    Financial Information and Other Deliveries of Borrower.
(a)    Deliverables by Facility Lessee. On or before the third (3rd) Business Day after Facility Lessee delivers to Borrower the materials described in Section 14 of the Facility Lease, Borrower shall deliver copies of such materials to Administrative Agent. In addition to the foregoing, but without duplication, Borrower shall deliver (or cause to be delivered) to Administrative Agent each of those items described in subsections (b) – (e) below.
(b)    Monthly Reports. Within 30 days after each calendar month, Borrower shall furnish Administrative Agent with a copy of (i) Borrower’s statement of income for the applicable month and year-to-date showing all Revenues, accrued real estate taxes and all items of operating expense, capital expenditures and reserves paid with Revenues, (ii) Borrower’s then current balance sheet, (iii) Borrower’s cash flow statement for the applicable month and year-to-date, (iv) a comparison of the budgeted income and expenses and the actual income and expenses for each month and year-to-date for the Facility, together with an explanation of any variances, and (v) until Substantial Completion, a written report (including an explanation of all variances described therein) setting forth (1) the current status of the installation and/or commissioning of the Proton System and (2) (A) any changes, modifications, amendments or supplements to, or variations from, the Plans and Specifications, the Project Budget and/or the Construction Schedule delivered on the Closing Date, whether or not the same are permitted to be made without Administrative Agent’s consent, since the date of the last report and (B) all Project Costs and Facility Lessee Project Costs incurred for the applicable month and in the aggregate, by line item, with a comparison of the budgeted Project Costs and Facility Lessee Project Costs and the actual Project Costs and Facility Lessee Project Costs, by line item. Borrower shall prepare and submit to Administrative Agent such other monthly financial statements and reports as Administrative Agent may reasonably require. All financial statements shall be in a format reasonably satisfactory to Administrative Agent and certified as true, correct, and complete and not misleading as to Borrower’s financial condition or such other matters contained in any such statement and reports by an officer or authorized representative of Borrower approved by Administrative Agent. The monthly financial statements shall certify that there are no pending

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claims against Borrower or, if any such claims exist, the nature and amount of each such claim, and the amount of any Medicare/Medicaid receivable or other recoupments of any third-party payor being sought, requested, claimed, or threatened against Borrower. All financial statements shall be prepared in accordance with generally accepted accounting principles consistently applied.
(c)    Quarterly and Annual Reports. (i) No later than 45 days after the end of each of the first three calendar quarters, Borrower shall furnish Administrative Agent with a copy of Borrower’s quarterly financial statements for the prior calendar quarter, and (ii) no later than April 30 of each year, Borrower shall furnish Administrative Agent with a copy of Borrower’s audited annual financial statements for the prior calendar year, which shall be audited by Anchin, Block & Anchin or another independent certified public accounting firm consented to by Administrative Agent. Both quarterly and annual statements shall include an income statement of the Borrower, cash flow statement of the Borrower and balance sheet of the Borrower, and be accompanied by a certificate from an officer or authorized signatory of Borrower that there is no Default or Unmatured Default.
(d)    Operating Budget. No later than December 1 of each year, Borrower shall prepare (or cause to be prepared) and shall deliver to Administrative Agent for Administrative Agent’s review and approval the proposed operating budget for the Facility for the succeeding calendar year, along with all supporting documentation; and once approved by Administrative Agent, shall constitute the “Operating Budget” for the period covered by said Budget. Borrower shall not approve, nor suffer or permit the approval of, any Operating Budget (or any changes to any Budget) described in the Facility Lease without the prior written consent of Administrative Agent. In addition, Borrower shall submit to Administrative Agent for Administrative Agent’s review and approval any proposed modification or amendment to any Operating Budget, along with all supporting documentation. Borrower acknowledges and agrees that any proposed modification or amendment to any such operating budget shall be subject to the Approval of Administrative Agent in good faith, in Administrative Agent’s sole and absolute discretion.
(e)    Audits. Administrative Agent shall have the right at any time and from time to time to audit the financial information provided by Borrower pursuant to the terms of this Agreement in accordance with the then customary audit policies and procedures of Administrative Agent using auditors selected by Administrative Agent. Administrative Agent shall pay for the cost of its auditors; provided, however, if (A) such audit shall have been commenced during a Default or Unmatured Default, or (B) such audit reveals a material discrepancy from the information previously provided to Administrative Agent, Borrower shall pay the out-of-pocket costs and expenses of such audit.
(f)    Maintenance of Books and Records. Borrower shall keep and maintain separate books and records with respect to the Facility. Borrower will allow Administrative Agent or its representatives, at any time during normal business hours and upon reasonable prior notice, access to all books and records of Borrower including Borrower’s books of account and all supporting and relating vouchers or papers kept by or on behalf of Borrower or its representatives or Administrative Agent in connection with maintenance, ownership, operation or leasing of the Facility, such access to include the rights to make extracts or copies thereof. At

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Administrative Agent’s request, Borrower shall also cause all of the financial information, statements, certificates and reports required to be delivered to Administrative Agent pursuant to this Section 4.13 to be delivered to Administrative Agent in electronic format.
(g)    Notice of Litigation. Borrower shall give prompt written notice to Administrative Agent of any litigation, governmental proceedings or investigations pending or, to Borrower’s knowledge, threatened, against Borrower or Guarantor that is reasonably likely to adversely affect the Borrower Collateral or the Facility or Borrower’s or Guarantor’s ability to perform the Obligations under the Loan Documents.
(h)    Notice of Environmental Matters. Borrower shall immediately notify Administrative Agent should Borrower become aware of (i) any Hazardous Substance or other environmental problem or liability with respect to the Facility (including, without limitation, that the Mortgaged Property or the Improvements or any part of the Facility does not comply with any Environmental Law or the discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Facility that could cause the Facility or any portion thereof to fail to comply with any Environmental Law or (ii) any private or governmental Lien or judicial or administrative notice or action pending or threatened relating to Hazardous Substances or the environmental condition of the Facility.
(i)    Notice of Defaults. Borrower shall immediately notify Administrative Agent, in writing, of the occurrence of, or the receipt of any notice of, any Default hereunder, any default under any Project Document, including any default, notice of lien or demand for past due payment from the Contractor, any laborer, subcontractor or materialman or any Project Party.
(j)    Ownership of Personalty. Borrower shall furnish to Administrative Agent, if so requested, photocopies of the fully executed contracts, bills of sale, receipted vouchers and agreements, or any of them, under which Borrower claims title to the materials, items, fixtures and other personal property used or to be used in the construction or operation of the Facility.
(k)    Other Information. Borrower shall deliver to Administrative Agent such other information and materials with respect to Borrower, the Borrower Collateral, the Facility, each Guarantor, or compliance with the terms of this Agreement, as Administrative Agent or any Lender may reasonably request.
4.15    ERISA.
(a)    Plan Assets; Compliance; No Material Liability. Borrower hereby covenants and agrees that (i) Borrower shall not use any Plan Assets to repay or secure the Obligations, (ii) no assets of Borrower are or will be Plan Assets, (iii) each Employee Benefit Plan will be in material compliance with all applicable requirements of ERISA and the Code except to the extent any defects can be remedied without material liability to Borrower under Revenue Procedure 2008-50 or any similar procedure, and (iv) Borrower will not have any material liability under Title IV of ERISA or section 412 of the Code with respect to any Employee Benefit Plan.
(b)    Transfer of Interests. In addition to the prohibitions set forth in this Agreement and the other Loan Documents, and not in limitation thereof, Borrower hereby covenants and

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agrees that Borrower shall not assign, sell, pledge, encumber, transfer, hypothecate or otherwise dispose of its interests or rights (direct or indirect) in any Loan Document or any portion of the Borrower Collateral or attempt to do any of the foregoing or suffer any of the foregoing, or permit any party with a direct or indirect interest or right in any Loan Document or any portion of the Borrower Collateral to do any of the foregoing, if such action would cause this Agreement, any of the other Loan Documents, or the Obligations or the exercise of any of Administrative Agent’s or any Lender’s rights in connection therewith, to constitute a prohibited transaction under ERISA or the Code (unless Borrower furnishes to Administrative Agent a legal opinion satisfactory to Administrative Agent that the transaction is exempt from the prohibited transaction provisions of ERISA and the Code) or would otherwise result in the Borrower Collateral, or assets of Borrower or any Guarantor being Plan Assets.
(c)    Indemnity. Borrower hereby agrees to indemnify, defend and hold harmless Administrative Agent, each Lender, their respective affiliates, and each of their shareholders, directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not Administrative Agent, any Lender or any Affiliate is a party thereto including an enforcing of the foregoing indemnification) which any of them may actually pay or incur by reason of the investigation, defense and settlement of claims and in obtaining any prohibited transaction exemption under ERISA or the Code necessary in Administrative Agent’s or any Lender’s judgment by reason of the inaccuracy of the representations and warranties set forth in Section 6.01(i) hereof or a breach of the provisions set forth in this Section 4.17. The obligations of Borrower under this Section 4.17 shall survive the termination of this Agreement.
4.16    Application of Loan Proceeds. Borrower shall use the proceeds of the Loan solely and exclusively for paying Soft Costs and Project System Costs, the repayment of the Facility Lessee Reverse Loan and the making of the Facility Lessee Loan in accordance herewith and in accordance with the Project Budget, which shall be subject to no change except as expressly permitted in this Agreement. Borrower will receive the Advances to be made hereunder and will hold the right to receive the same as a trust fund for the purpose of paying the costs of the Facility, and it will apply the same first to such payment before using any part thereof for any other purpose.
4.17    Further Assurances. Borrower shall, at Borrower’s sole cost and expense:
(a)    execute and deliver to Administrative Agent such documents, instruments, certificates, assignments and other writings, and do such other acts reasonably necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the Obligations of Borrower under the Loan Documents, as Administrative Agent may reasonably require;
(b)    do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Administrative Agent shall reasonably require; and

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(c)    furnish to Administrative Agent all instruments, documents, certificates, plans and specifications, appraisals, title and other insurance, reports and agreements and each and every other document and instrument reasonably required to be furnished by the terms of this Agreement or the other Loan Documents, all at Borrower’s expense.
4.18    Alterations.
(a)    So long as the Facility Lease shall be in effect, Borrower shall not make or permit any alteration to the Facility except as requested by Facility Lessee and permitted under the Facility Lease and shall not consent to any other unpermitted alteration without the prior written consent of the Administrative Agent.
(b)    At any time the Facility Lease is not in effect, Administrative Agent’s prior written approval shall be required in connection with any alterations to the Facility that may (i) have a Material Adverse Effect, (ii) adversely affect the use or operation of the Facility, (iii) adversely affect any structural component of any of part of the Facility, any utility or HVAC system contained in the Facility or the exterior of any building constituting a part of the Facility or (iv) have an aggregate cost in excess of $1,500,000 (the “Alteration Threshold”). If the total unpaid amounts incurred and to be incurred with respect to any such alterations to the Improvements shall at any time exceed the Alteration Threshold, Borrower shall, upon notice from Administrative Agent, promptly deliver to Administrative Agent as security for the payment of such amounts and as additional security for Borrower’s obligations under the Loan Documents, cash or other securities acceptable to Administrative Agent. Such security shall be in an amount equal to the excess of the total unpaid amounts incurred and to be incurred with respect to alterations to the Improvements over the Alteration Threshold.
(c)    Notwithstanding anything to the contrary contained herein, the initial construction of the Facility in accordance with the Plans and Specifications shall not constitute “alterations” to the Facility and will not be subject to the terms of this Section 4.18.
4.19    Property Management Agreement. Borrower shall not enter into any agreement relating to the management or operation of the Facility without the express written consent of Administrative Agent and on terms and conditions approved by the Administrative Agent.
4.20    The Development Agreement.
(a)    Restrictions on the Development Agreement. Other than the Development Agreement, Borrower shall not enter into any agreement for the provision of development and construction management services with respect to the Property and the Facility without the express written consent of Administrative Agent. Borrower shall (a) diligently perform and observe all of the terms, covenants and conditions of the Development Agreement on its part to be performed and observed, (b) promptly notify Administrative Agent of any notice to Borrower of any default by Borrower in the performance or observance of any of the terms, covenants or conditions of the Development Agreement on the part of the Borrower to be performed and observed and (c) promptly notify Administrative Agent of any default by the Developer in the performance or observance of any of the terms, covenants or conditions of the Development Agreement on the part of the Developer to be performed and observed. If Borrower shall default

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in the performance or observance of any material term, covenant or condition of the Development Agreement on the part of Borrower to be performed or observed, then, without limiting Administrative Agent’s other rights or remedies under this Agreement or the other Loan Documents, and without waiving or releasing Borrower from any of its Obligations hereunder or under the Development Agreement, Administrative Agent shall have the right, but shall be under no obligation, to pay any sums and to perform any act as may be appropriate to cause all the material terms, covenants and conditions of the Development Agreement on the part of Borrower to be performed or observed.
(b)    Prohibition Against Termination or Modification. Borrower shall not surrender, terminate, cancel, modify, renew or extend the Development Agreement, or enter into any other agreement for the provision of development and construction management services with respect to the Property and the Improvements with the Developer or any other Person, or consent to the assignment by the Developer its interest under the Development Agreement, in each case without the express written consent of Administrative Agent.
(c)    Replacement of Developer. Administrative Agent shall have the right to require Borrower to terminate the Development Agreement and replace the Developer with a Person chosen by Borrower and approved by Administrative Agent or, at Administrative Agent’s option, selected by Administrative Agent in its sole discretion, upon the occurrence of any one or more of the following events: (a) a Material Default, (b) the Developer becoming bankrupt or insolvent, or (c) the occurrence of a material default under the Development Agreement beyond any applicable grace or cure periods.
ARTICLE V
COLLATERAL ASSIGNMENT AND SECURITY AGREEMENT
5.01    Project Documents.
(a)    Collateral Assignment and Security Agreement. As security for the Obligations, Borrower hereby sells, assigns, transfers, sets over to, and grants to Collateral Agent, a security interest in, all of its right, title and interest in and to the Borrower Collateral, and in furtherance thereof, Borrower hereby sells, assigns, transfers, sets over and grants to Collateral Agent, for the benefit of the Secured Parties, a security interest in, all of its right, title and interest in and to each Project Documents, whether now owned or hereafter acquired. Borrower confirms the grants of security interest and liens under the Building Loan Mortgage, the Project Loan Mortgage, and the Collateral Account Pledge Agreement, and with respect to specific Project Documents, Borrower hereby confirms the grant of such security interest and liens under the applicable Assignment and Consent.
(b)    Performance; No Advance Payments; Enforcement. Borrower shall perform and observe in a timely manner all covenants, conditions, obligations and agreements on the part of Borrower to be performed or observed under the Project Documents. Borrower shall not waive, excuse, condone or in any manner release or discharge any party to a Project Document from any covenants, conditions, obligations or agreements to be performed or observed by such party under such Project Document, as applicable, but shall, at its sole cost and expense, enforce and

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secure the performance of all covenants, conditions, obligations and agreements to be observed by all parties under the Project Documents.
(c)    Remedies Upon Default. Upon the occurrence and during the continuance of a Default, Collateral Agent shall have the right, but not the obligation, and Borrower hereby authorizes Collateral Agent to enforce Borrower’s rights under the Project Documents and to receive the performance of any other Person that is a party to the Project Documents. Borrower hereby agrees to pay, within 5 Business Days after demand, all such sums so paid and expended by Collateral Agent together with interest thereon from the day of such payment at the Default Rate.
(d)    Notices of Default. Borrower shall send to Administrative Agent and Collateral Agent a copy of any written notice of demand or default or breach of or under the Project Documents that Borrower sends to (such notice to Administrative Agent and Collateral Agent to be sent simultaneously therewith) or receives from (such notice to Administrative Agent and Collateral Agent to be sent immediately upon receipt by Borrower thereof) any Person that is a party to any Project Document.
(e)    Power of Attorney. Effective upon the occurrence and during the continuance of a Default, Borrower hereby irrevocably constitutes and appoints Collateral Agent as its attorney‑in‑fact, coupled with an interest, to demand, receive and enforce Borrower’s rights with respect to the Project Documents , to give appropriate receipts, releases and satisfactions for and on behalf of Borrower and to do any and all acts in the name of Borrower or in the name of Administrative Agent with the same force and effect as if Borrower had performed such acts.
(f)    License. Provided no Default has occurred and is continuing, Borrower shall have the right under a license granted hereby to exercise its rights under the Project Documents. The license granted hereby shall be revoked at Administrative Agent’s option upon written notice from Collateral Agent to Borrower after the occurrence and during the continuance of a Default.
(g)    No Assumption of Liability. None of Administrative Agent, Collateral Agent or any Lender assume any of Borrower’s obligations or duties under the Project Documents, including, without limitation, the obligation to pay for services rendered thereunder.
(h)    Validity and Enforceability of Project Documents. Borrower represents and warrants that, to Borrower’s actual knowledge, the Project Documents are valid, binding and enforceable (subject to Debtor Relief Laws and general equitable principles), are in full force and effect, and there are no breaches or defaults thereunder and no events have occurred which with notice and/or lapse of time will constitute a breach or default thereunder by Borrower or any Affiliate of Borrower. Borrower represents and warrants that it has full power, right and authority to execute and enter into the Project Documents.
(i)    No Prior Conveyance or Limiting Actions. Borrower represents and warrants that it has not previously conveyed, transferred or assigned the Project Documents or any right, title or interest therein and has not executed any other instrument which might prevent or limit

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Collateral Agent from operating under the terms and provisions of the assignment contemplated hereby, and Borrower covenants and agrees not to do any of the foregoing.
(j)    Execution and Amendment of Project Documents. Borrower represents and warrants that, as of the date hereof, the documents identified in the definition of “Project Documents” are the only agreements (other than the Loan Documents) relating to the ownership, financing, development or operation of the Facility to which Borrower or Facility Lessee is a party or beneficiary. Borrower shall not enter into any other Project Document, or alter, amend or change in any respect, or terminate or cancel, any Project Document, in each case without obtaining Administrative Agent’s prior written consent. Administrative Agent may require, as a condition to its approval of a Project Document hereafter entered into, the execution by the contracting party of an agreement, in form and substance reasonably acceptable to Administrative Agent, whereby said contracting party (i) acknowledges the provisions of this Section 5.01, (ii) subordinates its claims against Borrower to payment in full of the Obligations and to the rights of Administrative Agent under the Loan Documents and (iii) agrees that upon the occurrence and during the continuance of a Default, Administrative Agent has the right (but not the obligation) to enforce Borrower’s rights under the subject Project Document and/or to terminate the subject Project Document.
5.02    Plans and Specifications and Permits.
(a)    Collateral Assignment and Security Agreement. As additional security for the Obligations, Borrower hereby sells, assigns, transfers and sets over to Collateral Agent, for the benefit of the Secured Parties, and grants to Collateral Agent, for the benefit of the Secured Parties, a security interest in, all of Borrower’s right, title and interest in and to the Plans and Specifications and all Permits.
(b)    Remedies Upon Default. Upon the occurrence and during the continuance of a Default, Administrative Agent shall have the right but not the obligation, and Borrower hereby authorizes Administrative Agent, to enforce Borrower’s rights with respect to the Plans and Specifications and the Permits.
(c)    Power of Attorney. Effective upon the occurrence and during the continuance of a Default, Borrower hereby irrevocably constitutes and appoints Collateral Agent as its attorney‑in‑fact, coupled with an interest, to demand, receive and enforce Borrower’s rights with respect to the Plans and Specifications and the Permits, to give appropriate receipts, releases and satisfactions for and on behalf of Borrower and to do any and all acts in the name of Borrower or in the name of Collateral Agent with the same force and effect as if Borrower had performed such acts.
(d)    License. Provided no Default has occurred and is continuing, Borrower shall have the right under a license granted hereby to exercise its rights with respect to the Plans and Specifications and the Permits. The license granted hereby shall be revoked at Administrative Agent’s option upon written notice from Collateral Agent to Borrower after the occurrence and during the continuance of a Default.

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(e)    No Assumption of Liabilities. None of Administrative Agent, Collateral Agent or any Lender assume any of Borrower’s obligations or duties with respect to the Plans and Specifications or the Permits, including, without limitation, the obligation to pay for the preparation or issuance thereof.
(f)    No Prior Conveyance or Limiting Action. Borrower represents and warrants that it has not previously conveyed, transferred or assigned the Plans and Specifications or the Permits or any right, title or interest therein and has not executed any other instrument which might prevent or limit Administrative Agent and Collateral Agent from operating under the terms and provisions of the assignment contemplated hereby, and Borrower covenants and agrees not to do any of the foregoing.
5.03    Reassignment. Upon the indefeasible payment by Borrower in full of all of the Obligations and termination of the Commitments, all of Collateral Agent’s interest in the Project Documents shall automatically be deemed reassigned to Borrower (or terminated if so requested by Borrower) and Collateral Agent shall have no further interest therein. Upon written request from Borrower, Collateral Agent shall, at Borrower’s expense, execute such documentation as is reasonably necessary to reassign or terminate such interest without representation or warranty, express or implied, and without recourse in any event to Collateral Agent.
5.04    Additional Instruments. At Administrative Agent’s request, Borrower shall execute and deliver to Administrative Agent and Collateral Agent any and all assignments and other documents and instruments reasonably necessary to confirm the collateral assignments contemplated by this Article V.
ARTICLE VI
REPRESENTATIONS AND WARRANTIES
6.01    Representations and Warranties. As a material inducement to Administrative Agent, Collateral Agent and the Lenders to enter into this Agreement, and as an express condition to each Advance made hereunder, Borrower hereby represents and warrants, as follows:
(a)    Existence; Power and Authority. Borrower is a limited liability company duly formed and validly existing in the State of Delaware and authorized to do business as a foreign limited liability company in and in good standing under the laws of the States of New York, with requisite power and authority to (i) incur the Obligations, and (ii) execute, deliver and perform this Agreement and the other Loan Documents to which it is a party.
(b)    Authorization; No Conflict. Borrower’s execution and delivery to Administrative Agent of this Agreement and the other Loan Documents and the Project Documents to which it is a party and the full and complete performance of the provisions thereof (i) are authorized by Borrower’s operating agreement; (ii) have been duly authorized by all requisite member actions; (iii) do not require the approval or consent of any Governmental Authority having jurisdiction over Borrower or any of the Borrower Collateral; and (iv) will not result in any breach of, or constitute a default under, or result in the creation of any Lien (other than those contained in any of the Loan Documents or Project Documents) upon any property or assets of Borrower under any indenture, mortgage, deed of trust, bank loan or credit agreement or other instrument or

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agreement to which Borrower is a party or by which Borrower or any of the Borrower Collateral is bound.
(c)    Title. Borrower is the sole legal and beneficial owner of the Borrower Collateral free and clear of all Liens other than the Permitted Encumbrances. The Mortgage, when properly recorded in the appropriate records, and any Uniform Commercial Code financing statements required to be filed in connection therewith, will create a valid, first priority, perfected Lien on that portion of the Borrower Collateral constituting real property, subject only to the Permitted Encumbrances. There are no mechanics’, materialmen’s or other similar Liens or claims which have been filed for work, labor or materials affecting the Facility or any portion thereof. None of the Permitted Encumbrances, individually or in the aggregate, will have a Material Adverse Effect.
(d)    Financial Statements. Any and all balance sheets, statements of income or loss, and financial statements heretofore furnished to Administrative Agent with respect to Borrower and each Guarantor are true and correct in all material respects as of the dates thereof, and fully and accurately present the financial condition of the subjects thereof as of the dates thereof, and no material adverse change has occurred in the financial condition reflected therein since the dates of the most recent thereof. Neither Borrower nor any Guarantor has any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments which are reasonably likely to result in a material adverse effect on the Borrower Collateral or the development, construction or operation of the Improvements as contemplated by the Loan Documents or on the financial condition of Borrower or each Guarantor, or their respective abilities to perform their obligations under the Loan Documents and the Project Documents.
(e)    Litigation. There are no actions, suits or other legal proceedings pending, or to the actual knowledge of Borrower, threatened, against or affecting Borrower, the Borrower Collateral, or each Guarantor which (i) if adversely determined would materially and adversely affect the ability of Borrower or such Guarantor to perform its respective obligations under the Loan Documents or Project Documents or would have a material adverse effect on the use or value of the Borrower Collateral, or (ii) challenge the validity or enforceability of the Loan Documents or the priority of the Lien and security interest created thereby.
(f)    Legal Compliance. The Plans and Specifications for the Improvements and the specifications for the Proton System have been approved by all applicable Governmental Authorities, and upon Completion of the Facility in accordance with the Plans and Specifications and such Proton System specifications, the Facility and the use and occupancy thereof will comply in all respects with all applicable Legal Requirements and the Use Restrictions. Neither the zoning nor any other right to construct, use or operate the Facility is to any extent dependent upon or related to any real estate other than the Property. All approvals, licenses and permits required from Governmental Authorities under applicable Legal Requirements in connection with the current phase of construction of the Improvements have been obtained and Borrower has no knowledge of any information suggesting that approvals, licenses and permits for future phases of construction will not be received in a timely manner.

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(g)    Services and Utilities. All streets, easements, utilities and related services necessary for the construction of the Improvements and the operation thereof for their intended purpose are, or when required, will be, available to the Facility.
(h)    Enforceability. Each Loan Document and Project Document executed by Borrower constitutes a legal and binding obligation of, and is valid and enforceable against, Borrower in accordance with the terms thereof (subject to Debtor Relief Laws and general equitable principles) and is not subject to any right of rescission, set-off, counterclaim or defense.
(i)    ERISA. Borrower is not an “employee benefit plan” as defined in section 3(3) of ERISA or a “plan” as defined in section 4975(e)(1) of the Code.
(j)    Legal Parcel; Separate Tax Parcel. The Property is taxed separately and does not include any other property, and for all purposes the Property may be mortgaged, conveyed and otherwise dealt with as a separate legal parcel.
(k)    Leases and Rents. Borrower has good and marketable title to the Facility Lease and all rents thereunder, free and clear of all claims and Liens. The Facility Lease is valid and unmodified and is in full force and effect, and neither Borrower nor the Facility Lessee is in default of any of the terms or provisions of the Facility Lease. The rents now due or to become due have been or will be paid directly to the Collateral Agent pursuant to the Collateral Account Pledge Agreement and have not been waived or released, discounted, set off or otherwise discharged or compromised.
(l)    Project Budget. To the best of Borrower’s knowledge, the Project Budget accurately reflects all costs to acquire the Property, construct the Improvements, and acquire and install the Proton System by the Outside Facility Substantial Completion Date.
(m)    Construction Schedule. To the best of Borrower’s knowledge, the Construction Schedule is complete and accurate.
(n)    Compliance with Laws and Agreements. Borrower is in compliance with (i) its operating agreement or other organizational documents, (ii) all Legal Requirements applicable to it or its property (including, without limitation, the Borrower Collateral and the Facility) and (iii) all Loan Documents, all Project Documents and any other agreement or instrument to which it is a party. No Default or Unmatured Default has occurred and is continuing.
(o)    Sanctions.
(i)    Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective officers and employees and to the knowledge of the Borrower its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.

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(ii)    None of Borrower, or any of its members or their members, partners, shareholders, directors, officers, brokers or other agents acting or benefiting in any capacity in connection with this Agreement or any other capital raising transaction involving any Lender, or any of its Affiliates is a Sanctioned Person. No Borrower use of proceeds or other transaction contemplated by this Agreement will violate any Anti-Corruption Law or applicable Sanctions.
(iii)    None of the funds or assets of Borrower that are used to pay any amount due pursuant to this Agreement shall constitute funds obtained from transactions with or relating to Sanctioned Persons or countries which are the subject of sanctions under any Sanctions.
(p)    Condemnation. No condemnation or similar proceeding has been commenced or, to Borrower’s knowledge, is contemplated with respect to all or any portion of the Facility or for the relocation of roadways providing access to the Facility.
(q)    Insurance. Borrower has obtained and has delivered to Administrative Agent originals or certified copies of all of the insurance required pursuant to Article VII hereof, with all annual premiums prepaid thereunder, reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. As of the date hereof, no claims relating to the Facility have been made under any of the insurance policies required to be maintained pursuant to Article VII hereof and, to Borrower’s knowledge, no Person, including Borrower, has done, by act or omission, anything that would impair the coverage of any of such insurance in any material respect.
(r)    Governmental Approvals. As of the date of hereof and as of each date on which this representation is deemed remade, Borrower shall have all Governmental Approvals necessary for the then current stage of construction of the Facility or any part thereof or the commencement or continuance of construction thereon, as the case may be, including, but not limited to, where appropriate, all required environmental permits, all of which are in full force and effect and not, to the knowledge of Borrower, subject to any revocation, amendment, release, suspension or forfeiture. As of the date of hereof and as of each date on which this representation is deemed remade, Borrower shall have obtained all Governmental Approvals from, and given all such notices to, and taken all such other actions with respect to such Governmental Authority as may be required under applicable Legal Requirements for the then current stage of construction of the Facility.
(s)    Flood Zone. No portion of the Facility is located in an area identified by the Federal Emergency Management Agency as a special flood hazard area or, if so located, the flood insurance required under Section 7.01(a)(v) is in full force and effect.
(t)    Physical Condition. Neither the Mortgaged Property nor any portion thereof is now damaged as a result of any fire, explosion, accident, flood or other casualty. Borrower has not received notice from any insurance company or bonding company of any defects or inadequacies in the Mortgaged Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

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(u)    Boundaries. All of the Improvements lie wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property, and no easements or other encumbrances affecting the Mortgaged Property encroach upon any of the Improvements, so as to affect the value or marketability of the Mortgaged Property except those which are insured against under the Title Policy.
(v)    Filing and Recording Taxes. All transfer Taxes, deed stamps, intangible Taxes, Taxes on personal property or other amounts in the nature of transfer or debt Taxes required to be paid under applicable Legal Requirements in connection with the transfer of the Mortgaged Property to Borrower have been paid. All mortgage, mortgage recording, stamp, intangible, personal property or other similar Taxes required to be paid under applicable Legal Requirements in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Mortgage, have been paid or are being paid simultaneously herewith. Subject to Borrower’s rights to contest same in accordance with this Agreement, all Taxes and governmental assessments due and owing in respect of the Facility have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established hereunder or are insured against by the Title Policy issued in connection with the Mortgage.
(w)    Report; Compliance with Environmental Laws. Borrower has caused the preparation of (i) that certain Phase I Environmental Site Assessment of the Property, prepared by AECOM, dated as of January, 2014, as supplemented by that certain Limited Phase II Site Investigation, dated January 23, 2014, and (ii) that certain Phase I Environmental Site Assessment of the Property, prepared by The Vertex Companies, Inc., dated as of May 1, 2015 (Project No. 33788) (collectively, the “Report”), and except as disclosed in the Report, to the actual knowledge of Borrower, Borrower represents and warrants:
(i)    The Facility and the Land are in full compliance with all Environmental Laws.
(iii)    Neither Facility nor the Land are subject to any private or governmental Lien or the subject of any judicial or administrative notice or action pending, or to Borrower’s actual knowledge, threatened, relating to Hazardous Substances or the environmental condition of the Facility or the Land.
(iv)    No Hazardous Substances are located on or have been stored, processed or disposed of on or released or discharged from (including ground water contamination) the Land, and no above or underground storage tanks exist on the Land. Borrower shall not allow any Hazardous Substances to be stored, located, discharged, possessed, managed, processed or otherwise handled on or in the Facility and shall comply with all Environmental Laws affecting the Land.
The Environmental Indemnity Agreement is incorporated herein by reference and shall be binding upon the Borrower as if fully set forth herein.

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(x)    Special Purpose Entity. The purpose of Borrower is limited solely to (i) purchasing, owning, developing, using and operating, leasing and subleasing the Facility as contemplated by the Project Documents, (ii) obtaining the Loans under this Agreement and the Building Loan Agreement, and (iii) transacting any and all lawful business that is incident, necessary and appropriate to accomplish the foregoing.
(y)    Tax Filings. To the extent required, Borrower has filed (or has obtained effective extensions for filing) all federal, state and local income and all other federal and other material state and local Tax returns required to be filed and has paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by Borrower. Borrower believes that its tax returns properly reflect the income and taxes of Borrower for the periods covered thereby, subject only to reasonable adjustments required by the Internal Revenue Service or other applicable tax authority upon audit.
(z)    Solvency. Borrower has not entered into the transaction or any Loan Document with the actual intent to hinder, delay, or defraud any creditor and Borrower has received reasonably equivalent value in exchange for its Obligations under the Loan Documents. Giving effect to the Loan, the fair saleable value of Borrower’s assets exceeds and will, immediately following the making of the Loan, exceed Borrower’s total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Borrower aggregate assets is and will, immediately following the making of the Loan, be greater than Borrower’s probable aggregate liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured. Borrower’s assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur Indebtedness and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such Indebtedness and liabilities as they mature (taking into account the timing and amounts of cash to be received by Borrower and the amounts to be payable on or in respect of obligations of Borrower).
(aa)    Federal Reserve Regulations. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.
(bb)    No Debt. Borrower has not incurred any Indebtedness other than the Obligations under the Loan Agreements and other Permitted Indebtedness.
(cc)    Offices; Location of Books and Records. The chief executive office or chief place of business and the jurisdiction of organization (as such terms are used in Article 9 of the UCC as in effect in the State of New York from time to time) of Borrower is set forth on the first page hereof, or are as otherwise described in a notice from Borrower to Administrative Agent. Borrower’s organization number is 5459883 and Borrower’s federal employer identification number is 46-4431847 Borrower’s books of accounts and records are located at its chief executive office or its chief place of business, as applicable.

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(dd)    Project Documents.
(i)    Construction Contract. As of the date of hereof and as of each date on which this representation is deemed remade: (a) the Construction Contract shall be in full force and effect; (b) the Construction Contract shall be in the name of Borrower, (c) Borrower and Contractor shall be in full compliance with their respective obligations under the Construction Contract, except where the failure to be in compliance will not have a Material Adverse Effect; (d) the work to be performed by Contractor under the Construction Contract shall be the work called for by the Plans and Specifications; and (e) all work on the Facility theretofore completed shall have been completed in accordance with the Plans and Specifications in a good and workmanlike manner and shall be free of any defects.
(ii)    Architectural Services Agreement (Construction Administration). As of the date of hereof and as of each date on which this representation is deemed remade: (a) the Architectural Services Agreement (Construction Administration) shall be in full force and effect; (b) the Architectural Services Agreement (Construction Administration) shall be in the name of Borrower; (c) both Borrower and/or Developer, as the case may be, shall be in full compliance with their respective material obligations under the Architectural Services Agreement (Construction Administration); and (d) the work to be performed by Architect under the Architectural Services Agreement (Construction Administration) shall include the architectural services required to design the Facility to be built in accordance with the Plans and Specifications and all architectural services required to complete the Facility in accordance with the Plans and Specifications is provided for under the Architectural Services Agreement (Construction Administration).
(iii)    Other Project Documents. With respect to the Other Project Documents, (a) none of Borrower, Developer or Property Manager nor, to Borrower’s knowledge, any other party to any of such Project Documents is in default in the performance of, or compliance with, any material provisions under such Project Document, except where the failure to be in compliance will not have a Material Adverse Effect, (b) all permits or approvals required to have been obtained pursuant to the terms of the Project Documents through the date hereof have been so obtained and are in full force and effect as of the date hereof, (c) Borrower has caused to be delivered to Administrative Agent a true, correct and complete copy of each of the Project Documents (including all schedules, exhibits, annexes, amendments, supplements, modifications and all other documents delivered pursuant thereto or in connection therewith), (d) no material amendments or other modification have been made to any of the Project Documents since delivery to the Administrative Agent pursuant to this Agreement, and (e) each Project Document remains in full force and effect as of the date hereof. Developer and/or Borrower have not been requested to provide, and neither has provided, any letter of credit or other security with respect to its obligations pursuant to the any of the Project Documents.
(ee)    Plans and Specifications. Borrower has furnished or made available to Administrative Agent true and complete sets of the Plans and Specifications which comply with

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all applicable Legal Requirements, all Governmental Approvals, the Use Restrictions and all other restrictions, covenants and easements affecting the Facility, and which have been prepared by the Architect, delivered to the Contractor and approved by each such Governmental Authority as is required for the current stage of construction of the Improvements.
(ff)    Zoning. The land use and zoning regulations which are in effect for the Facility as of the date hereof permit the construction of the Facility thereon on an as-of-right basis and no variance, conditional use permit, special use permit or other similar approval is required for such construction or the use of the Facility as currently used and as contemplated by the Plans and Specifications.
(gg)    Easements. All easements, restrictions, covenants or operating agreements which benefit or burden the Mortgaged Property are in full force and effect and, to Borrower’s knowledge, there are no defaults thereunder by any party thereto.
(hh)    Lien Waivers. To the extent permitted by law, every contract or agreement providing for services, goods or materials entered into between Borrower and a third party in connection with the construction of the Facility contains a provision waiving and releasing any and all Liens or rights of Liens which may arise in any manner on the Mortgaged Property or any part thereof, and a provision which subordinates any Liens or any rights of Lien of such third party to the Lien of the Mortgage and the rights of Administrative Agent under the Mortgage.
(ii)    Full and Accurate Disclosure. To Borrower’s knowledge, there has been no material adverse change in any condition, fact, circumstance or event that would make the financial statements, rent rolls, reports, certificates or other documents submitted in connection with the Loan inaccurate, incomplete or otherwise misleading in any material respect or that otherwise materially and adversely affects, or is reasonably likely to have a Material Adverse Effect.
(jj)    Foreign Person. Borrower is not a “foreign person” within the meaning of section 1445(f)(3) of the Code.
(kk)    Investment Company Act. Borrower is not (a) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; or (b) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 1935, as amended.
(ll)    Organizational Structure. As of the date hereof, the organizational structure of Borrower is accurately reflected on the organizational chart annexed hereto as Exhibit L.
(mm)    ADA. The Facility has been designed and shall be constructed and completed, and thereafter maintained, in strict accordance and full compliance with all of the requirements of the ADA.
6.02    Nature of Representations and Warranties. All representations and warranties made in this Agreement or any other Loan Document or in any certificate or other document delivered to Administrative Agent pursuant to or in connection with this Agreement shall be deemed (a) to

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have been relied upon by Administrative Agent, Collateral Agent and the Lenders notwithstanding any investigation heretofore or hereafter made by Administrative Agent or on its behalf and (b) continuing in effect at all times while Borrower remains indebted to the Lenders. Each Draw Request submitted to Administrative Agent as provided in this Agreement shall constitute an affirmation that the representations and warranties contained in this Agreement and in the other Loan Documents remain true and correct in all material respects as of the date of such Draw Request unless Borrower specifically notifies Administrative Agent of any material change therein; and unless Administrative Agent is notified to the contrary, in writing (or unless a representation and warranty is made only as of a specific date), prior to the disbursement of the requested Advance or any portion thereof, shall constitute an affirmation that the same remain true and correct in all material respects on the date of such disbursement and (c) to survive and continue for so long as any amount remains payable to Administrative Agent and the Lenders under this Agreement or any of the other Loan Documents.
ARTICLE VII
INSURANCE AND CONDEMNATION
7.01    Insurance and Casualty.
(a)    Required Insurance Coverage. Borrower will cause Facility Lessee to maintain the insurance required by Section 13 of the Facility Lease and otherwise comply with the requirements set forth therein and will cause and Contractor to maintain the insurance required by the Construction Contract. In addition, but without duplication of such insurance, Borrower, at its expense, shall maintain and provide to Administrative Agent duplicate originals of policies of insurance providing the following:
(i)    Commercial General Liability Insurance with limits of not less than $1,000,000 per occurrence combined single limit and $2,000,000 in the aggregate for the policy period, or in whatever higher amounts as may be required by Administrative Agent from time to time by notice to Borrower (with deductibles acceptable to Lender), and extended to cover: (a) Contractual Liability assumed by Borrower with defense provided in addition to policy limits for indemnities of the named insured, (b) if any of the work is subcontracted, Independent Contractors Liability providing coverage in connection with such portion of the work which may be subcontracted, (c) Broad Form Property Damage Liability, (d) Products & Completed Operations for coverage, such coverage to apply for two years following completion of construction, (e) waiver of subrogation against all parties named additional insured, (f) severability of interest provision, (g) Personal Injury & Advertisers Liability and (g) environmental liability.
(ii)    Automobile Liability including coverage on owned, hired and non-owned automobiles and other vehicles, if used in connection with the performance of the work, with Bodily Injury and Property Damage limits of not less than $1,000,000.00 per occurrence combined single limit, with a waiver of subrogation against all parties named as additional insured.

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(iii)    Umbrella/Excess Liability in excess of Commercial General Liability, Automobile Liability and Employers’ Liability coverages which is at least as broad as these underlying policies with a limit of liability of $25,000,000.
(iv)    All-Risk Property (Special Cause of Loss) Insurance including, without limitation, coverage for loss or damage to the Facility by fire and other perils including windstorm, earthquake/earth movement and malicious mischief, building ordinance extension endorsement (including cost of demolition, increased costs of construction and the value of the undamaged portion of the building and soft costs coverage), and boiler and machinery coverage (if separate policy, that policy must include loss of rents or business interruption coverage), as specified by Administrative Agent. The policy shall be in an amount not less than the full insurable value on a replacement cost basis of the Facility and personal property related thereto (without deduction for depreciation). If the policy is a blanket policy covering the Facility and one or more other properties, the policy must specify the dollar amount of the total blanket limit of the policy that is allocated to each property, and the amount so allocated to the Facility must not be less than the full insurable value on a replacement cost basis. During any construction period, such policy shall be written in the so-called “Builder’s Risk Completed Value Non-Reporting Form” with no coinsurance requirement and shall contain a provision granting the insured permission to occupy prior to completion. Such policy shall not contain an exclusion for terrorist losses unless Borrower shall procure a separate Terrorism policy covering Certified Acts of Terrorism in an amount equal to the full replacement cost of the Facility, or the amount of the Loan, whichever is less. This policy must also list Collateral Agent as mortgagee and loss payee.
(v)    If the Property, or any part thereof, lies within a “special flood hazard area” as designated on maps prepared by the Federal Emergency Management Agency (FEMA), a National Flood Insurance Program Standard Flood Insurance Policy (“SFIP”) and/or insurance from a private insurance carrier (which may substitute for or supplement, the SFIP) in form and substance acceptable to Administrative Agent covering the Facility, if applicable, for the duration of the Loans in the amount of the full insurable value of the Facility, if applicable, or the amount of the Loans, whichever is less.
(vi)    Such other insurance coverages in such amounts as Administrative Agent may require, which may include, without limitation, errors and omissions insurance with respect to the contractors, architects and engineers.
(b)    Policy Requirements; Insurance Consultant. All insurance policies shall (i) be issued by an insurance company licensed to do business in the state where the Facility is located having a rating of “A-” VIII or better by A.M. Best Co., in Best’s Rating Guide, (ii) name each Lender, Administrative Agent and Collateral Agent, and “any and all subsidiaries and their successors and/or assigns as their interests may appear”, as additional insureds on all liability insurance and Collateral Agent as mortgagee and loss payee on all All-Risk Property, flood insurance, and rent loss or business interruption insurance (whether or not required hereunder), (iii) be endorsed to show that Borrower’s insurance shall be primary and all insurance carried by Administrative Agent is strictly excess and secondary and shall not contribute with Borrower’s

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insurance, (iv) provide that Administrative Agent is to receive 30 days written notice prior to non-renewal or cancellation, (v) be evidenced by a certificate of insurance to be provided to Administrative Agent along with a copy of the policy for All-Risk Property coverage or such other evidence of insurance acceptable to Administrative Agent in its reasonable discretion, (vi) include either policy or binder numbers on the ACORD form, and (vii) be in form and amounts acceptable to Administrative Agent; provided, however, that with respect to any flood insurance required hereunder, acceptable proof of coverage shall not include certificates of insurance. Administrative Agent, at its option and upon notice to Borrower, may retain, at Borrower’s expense, an insurance consultant to review the insurance for the Facility to confirm that it complies with the terms and conditions set forth herein.
(c)    Evidence of Insurance; Payment of Premiums. Borrower shall deliver to Administrative Agent, at least 5 days before the expiration of an existing policy, evidence acceptable to Administrative Agent of the continuation of the coverage of the expiring policy. If Administrative Agent has not received satisfactory evidence of such continuation of coverage in the time frame herein specified, Administrative Agent shall have the right, but not the obligation, to purchase such insurance for Administrative Agent’s and the Lenders’ interest only. Any amounts so disbursed by Administrative Agent pursuant to this Section shall be repaid by Borrower within 10 days after written demand therefor. Nothing contained in this Section shall require Administrative Agent to incur any expense or take any action hereunder, and inaction by Administrative Agent shall never be considered a waiver of any right accruing to Administrative Agent on account on this Section. The payment by Administrative Agent of any insurance premium for insurance which Borrower is obligated to provide hereunder but which Administrative Agent believes has not been paid, shall be conclusive between the parties as to the legality and amounts so paid. Borrower agrees to pay all premiums on such insurance as they become due, and will not permit any condition to exist on or with respect to the Mortgaged Property which would wholly or partially invalidate any insurance thereon.
(d)    Collateral Protection. Unless Borrower provides Administrative Agent with evidence satisfactory to Administrative Agent of the insurance coverage required by this Agreement, Administrative Agent may purchase insurance at Borrower’s expense to protect Administrative Agent’s and the Lenders’ interest in the Mortgaged Property. This insurance may, but need not, protect Borrower’s interest in the Mortgaged Property. The coverages that Administrative Agent purchases may not pay any claim that Borrower makes or any claim that is made against Borrower in connection with the Mortgaged Property. Borrower or Administrative Agent (as appropriate) may later cancel any insurance purchased by Administrative Agent, but only after Administrative Agent receives satisfactory evidence that Borrower has obtained insurance as required by this Agreement. If Administrative Agent purchases insurance for the Mortgaged Property, Borrower will be responsible for the costs of that insurance, including any charges imposed by Administrative Agent in connection with the placement of insurance, until the effective date of the cancellation or expiration of such insurance. The costs of the insurance may, at Administrative Agent’s discretion, be added to Borrower’s total principal obligation owing to Administrative Agent and the Lenders, and in any event shall be secured by the liens on the Mortgaged Property created by the Loan Documents. It is understood and agreed that the costs of insurance obtained by Administrative Agent may be more than the costs of insurance Borrower may be able to obtain on its own.

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(e)    No Liability; Assignment. Administrative Agent shall not by the fact of approving, disapproving, accepting, preventing, obtaining or failing to obtain any such insurance, incur any liability for the form or legal sufficiency of insurance contracts, solvency of insurers, or payment of losses, and Borrower hereby expressly assumes full responsibility therefor and all liability, if any, thereunder. Borrower hereby absolutely assigns and transfers to Collateral Agent for the benefit of the Secured Parties all of Borrower’s right, title and interest in and to any unearned premiums paid on policies and any claims thereunder and Administrative Agent and/or the Lenders shall have the right, but not the obligation, to assign any then existing claims under the same to any purchaser of the Mortgaged Property at any foreclosure sale. In the event of a foreclosure on the Mortgaged Property or other transfer of title to the Mortgaged Property in extinguishment in whole or in part of the Loans, all right, title and interest of Borrower in and to the insurance policies then in force and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Collateral Agent on behalf of the Lenders or other transferee in the event of such other transfer of title.
(f)    No Separate Insurance. Borrower shall not carry any separate insurance on the Mortgaged Property concurrent in kind or form with any insurance required hereunder or contributing in the event of loss without Administrative Agent’s prior written consent, and any such policy shall have attached a standard non-contributing mortgagee clause, with loss payable to Collateral Agent for the benefit of the Secured Parties, and shall otherwise meet all other requirements set forth herein.
(g)    Casualty Loss. If all or any part of the Mortgaged Property shall be damaged or destroyed by fire or other casualty, Borrower shall give immediate written notice and make a claim to the insurance carrier and Administrative Agent. With respect to any such casualty loss for which Borrower has an insurance claim that exceeds $2,000.000 Borrower hereby authorizes and empowers Administrative Agent, at Administrative Agent’s option and in Administrative Agent’s sole discretion as attorney-in-fact for Borrower, to make proof of loss, to adjust and compromise any claim under insurance policies, to appear in and prosecute any action arising from such insurance policies, to collect and receive insurance proceeds, and to deduct therefrom Administrative Agent’s expenses incurred in the collection of such proceeds; provided, however, that the foregoing authorization and empowerment of Administrative Agent to act as attorney-in-fact for Borrower shall not become effective until the occurrence and during the continuance of a Default or until such time as Borrower fails to diligently pursue the collection of such insurance proceeds if Administrative Agent elects not to pursue collection thereof in Administrative Agent’s opinion. The foregoing appointment is irrevocable, coupled with an interest and continuing so long as the Commitments or Obligations remain outstanding, and such rights, powers and privileges shall be exclusive in Administrative Agent (for the benefit of the Secured Parties), its successors and assigns.
As sole loss payee on all policies of casualty insurance, Collateral Agent shall receive all insurance proceeds from any casualty loss, and shall hold the same in an interest-bearing account pending disposition in accordance with this Section 7.01(g). Borrower authorizes Administrative Agent to deduct from such insurance proceeds received by Collateral Agent all of Collateral Agent’s costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred in connection with the collection thereof (the remainder of such insurance proceeds being referred to herein as “Net Casualty Proceeds”).

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Prior to Substantial Completion of the Facility, the Net Casualty Proceeds from any casualty loss affecting the Mortgaged Property shall be treated as a Non-Interest Balancing Deposit and disbursed in accordance with the provisions of Section 2.05 hereof if all of the following conditions are satisfied within 90 days after the applicable casualty loss: (A) Borrower satisfies Administrative Agent that the construction can be completed no later than 180 days after the Outside Facility Substantial Completion Date; and (B) Borrower delivers to Administrative Agent satisfactory evidence that the Lease will remains in full force and effect. Upon the occurrence and during the continuance of a Default or in the event Borrower is unable to satisfy the conditions set forth in subclauses (A) or (B) hereof by the required date, Administrative Agent, on behalf of the Lenders, shall have the right (but not the obligation) to apply all Net Casualty Proceeds held by it to the payment of the Obligations.
After Substantial Completion of the Facility, Administrative Agent shall cause the Net Casualty Proceeds from any casualty loss affecting the Mortgaged Property to be disbursed for the cost of reconstruction of the Mortgaged Property if all of the following conditions are satisfied within 90 days after the applicable casualty loss: (A) Borrower satisfies Administrative Agent that the reconstruction can be completed within a reasonable period of time after such casualty loss (but in no event later than the Maturity Date) and that after giving effect to such reconstruction the Mortgaged Property will be restored to its condition immediately prior to the casualty loss; (B) Borrower satisfies Administrative Agent that the Net Casualty Proceeds are sufficient to pay all costs of reconstruction, and if insufficient, Borrower deposits with Administrative Agent additional funds acceptable to Administrative Agent to make up such insufficiency; (C) Borrower delivers to Administrative Agent all plans and specifications and construction contracts for the work of reconstruction and such plans and specifications and construction contracts are in form and content acceptable to Administrative Agent and with a contractor acceptable to Administrative Agent; and (D) the Facility Lease remains in full force and effect. The disbursement of Net Casualty Proceeds pursuant to this clause (iv) shall be in accordance with customary disbursement procedures and shall not be available after the occurrence and during the continuance of a Default. Any Net Casualty Proceeds not required to reconstruct the Mortgaged Property shall be delivered to Administrative Agent, for prepayment of the Obligation. Upon the occurrence and during the continuance of a Default or in the event Borrower is unable to satisfy the conditions set forth in subclauses (A) through (D) hereof by the required date, Administrative Agent, on behalf of the Lenders, shall have the right (but not the obligation) to apply all Net Casualty Proceeds held by it to the payment of the Obligations. Borrower shall have the obligation to promptly and diligently complete the work of reconstruction necessitated by any casualty loss and restore the Mortgaged Property to the equivalent of its condition immediately prior to such casualty provided the applicable Net Casualty Proceeds are made available to Borrower for such purpose.
7.02    Condemnation and Other Awards. Immediately upon receiving written notice of the institution or threatened institution of any proceeding for the condemnation of the Mortgaged Property or any part thereof, Borrower shall notify Administrative Agent of such fact. Borrower shall then file or defend its rights thereunder and prosecute the same with due diligence to its final disposition; provided, however, that Borrower shall not enter into any settlement of such proceeding without the prior written approval of Administrative Agent. Administrative Agent shall be entitled, at its option, to appear in any such proceeding in its own name on behalf of the Lenders, and upon the occurrence and during the continuation of a Default or if Borrower fails to

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diligently prosecute such proceeding, (a) Administrative Agent shall be entitled, at its option, to appear in and prosecute any such proceeding or to make any compromise or settlement in connection with such condemnation on behalf of Borrower, and (b) Borrower hereby irrevocably constitutes and appoints Administrative Agent as its attorney-in-fact, and such appointment is coupled with an interest, to commence, appear in and prosecute such action or proceeding or to make such compromise or settlement in connection with any such condemnation on its behalf. The foregoing appointment is irrevocable and continuing so long as the Commitments or Obligations remain outstanding, and such rights, powers and privileges shall be exclusive in Administrative Agent (for the benefit of the Secured Parties), its successors and assigns. If the Mortgaged Property or any material part thereof is taken or materially diminished in value in connection with such condemnation, or if a consent settlement is entered, by or under threat of such proceeding, the award or settlement payable to Borrower by virtue of its interest in the Mortgaged Property, shall be, and by these presents is, assigned, transferred and set over unto Collateral Agent for the benefit of the Secured Parties. Any such award or settlement shall be first applied to reimburse Administrative Agent and the Lenders for all costs and expenses, including reasonable attorneys’ fees, incurred in connection with the collection of such award or settlement. The balance of such award or settlement (the “Net Condemnation Proceeds”) shall be paid to Collateral Agent for the benefit of the Secured Parties for application in the manner set forth in Section 7.01(g) as if such award or settlement constituted insurance proceeds from a casualty loss; provided, however, that Administrative Agent shall have no obligation to make Net Condemnation Proceeds available for construction or reconstruction of the Mortgaged Property unless Administrative Agent has determined that the Mortgaged Property as so constructed or reconstructed after giving effect to the condemnation would have a value that is no less than its value would have been had there been no such condemnation. Borrower shall have the obligation to promptly and diligently complete the work of reconstruction necessitated by any condemnation and restore the Mortgaged Property to the equivalent of its condition immediately prior to such condemnation (or if the initial construction of the Improvements is not substantially complete at the time of such condemnation, continue the construction of the Improvements in accordance with the terms hereof) provided the applicable Net Condemnation Proceeds are made available to Borrower for such purpose.
7.03    Provisions of the Facility Lease to Govern. Notwithstanding anything to the contrary contained in Section 7.01 or Section 7.02, so long as Facility Lease shall be in full force and effect, Administrative Agent agrees to permit the use of Net Casualty Proceeds and Net Condemnation Proceeds consistently with the terms of the Facility Lease, if and to the extent Borrower is obligated under the Facility Lease to make such proceeds available for construction or reconstruction of the Facility. The remaining provisions of Section 7.01 and Section 7.02 shall apply to the extent that they are consistent with the terms of the Facility Lease. Any portion of Net Casualty Proceeds and/or Net Condemnation Proceeds not so made available for construction or reconstruction of the Facility or otherwise payable to Borrower pursuant to the Facility Lease shall be applied in accordance with the terms of Section 7.01 or Section 7.02, as the case may be.
ARTICLE VIII
DEFAULTS

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8.01    Defaults. Any of the following events, after passage of the applicable cure period, if any, set forth below, shall constitute a “Default” hereunder:
(a)    Failure to Pay Principal or Interest. The failure by Borrower to pay in full when due any principal of or interest on the Loans;
(b)    Failure to Pay Other Amounts. The failure by Borrower to pay in full any fees or any other amounts due under the Loan Documents and upon which a notice has been given (other than interest or principal) and such failure continues unremedied for a period of 5 days after the due date thereof; or the failure by Borrower or any Loan Party to make any other payment or deposit required hereunder or under any of the other Loan Documents to which it is a party within the period set forth in Loan Documents, or if no period is set forth in the Loan Documents, then within 5 Business Days after demand therefor;
(c)    Cross-Defaults. A “Default” occurs under the Building Loan Agreement; an “Event of Default” occurs under the Facility Lease, the Proton System Purchase Agreement or the Construction Contract; or an event occurs under any Project Document, the effect of which allows either counterparty thereto to suspend performance under or terminate such Project Document where such suspension or termination would have a Material Adverse Effect;
(d)    Breach of Covenants. Any breach of the provisions of Section 4.01(b), 4.06(a), 4.08, 4.11 or 4.16 hereof;
(e)    Involuntary Proceeding. An involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of Borrower or any of their debts, or of a substantial part of any of their assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Borrower or for a substantial part of any of their assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;
(f)    Voluntary Proceedings. Borrower shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (b) of this Section, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Borrower or for a substantial part of any of their assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;
(g)    Assignment for Benefit of Creditors. The execution by Borrower of an assignment for the benefit of creditors;
(h)    Unable to Pay Debts. The admission in writing by Borrower that it is unable to pay its debts as they mature or that it is generally not paying its debts as they mature;

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(i)    Liquidation of Borrower. The liquidation, termination or dissolution of Borrower;
(j)    Transfer or Encumbrance of Interest in Borrower. Except for any Permitted Transfer, (i) the sale, exchange, conveyance, transfer, mortgage, assignment, pledge or encumbrance, either voluntarily or involuntarily, or the agreement to do so, of any direct or indirect ownership interest in Borrower other than pursuant to the Loan Documents; or (ii) any change (whether voluntary or involuntary) in the management or control of Borrower, except for Borrower Profit Participant or any of its Affiliates or nominees;
(k)    Levy; Attachment; Seizure. The levy, attachment or seizure pursuant to court order of (i) any right, title or interest of Borrower in and to the Borrower Collateral or any portion thereof or (ii) any Borrower Member Collateral, if such order is not vacated and the proceeding in which it was entered is not dismissed within 30 days of the entry of such order;
(l)    Failure of Representations. Any representation or warranty contained herein or in any of the other Loan Documents or Project Document to which it is a party, or in any certificate or other document executed by Borrower or any Guarantor and delivered to Administrative Agent pursuant to or in connection with this Agreement, is not true and correct in all material respects, or omits to state a material fact necessary to make such representation not misleading, in each case, as of the date made or deemed made;
(m)    Cessation of Construction. Cessation of the work of construction prior to the Completion of the Facility for a continuous period of 20 days or more (except to the extent due to Force Majeure Causes); or the obtaining by any Person of any order or decree in any court of competent jurisdiction enjoining the construction of any part of the Facility which order or decree is not vacated within 30 days after the granting of such order or decree;
(n)    Permits; Utilities; Insurance. (i) The neglect, failure or refusal of Borrower to keep in full force and effect any material permit, license, consent or approval required for the construction or operation of any part of the Facility that is not fully reinstated within 30 days after Administrative Agent gives Borrower notice of the lapse of effectiveness of such material permit, license, consent or approval; or (ii) the curtailment in availability to the Mortgaged Property of utilities or other public services necessary for the full occupancy and utilization of the Improvements that is not restored to full availability within 30 days after Administrative Agent gives Borrower notice of such curtailment of availability; or (iii) the failure by Borrower to maintain any insurance required under Section 7.01 hereof;
(o)    Change in Contractor. The occurrence of any change in Contractor without Administrative Agent’s prior written consent;
(p)    Cessation of Loan Documents to be Effective. The cessation, for any reason, of any Loan Document to be in full force and effect; the failure of any Lien intended to be created by the Loan Documents to exist or to be valid and perfected; the cessation of any such Lien, for any reason, to have the priority contemplated by this Agreement or the other Loan Documents, subject to Borrower’s right to contest liens in accordance with the terms of this Agreement; or the revocation by any Guarantor of any Loan Document executed by such Guarantor;

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(q)    Judgments. Any judgment or order for the payment of money, not covered by insurance, in excess of $250,000 is rendered against Borrower and either (a) enforcement proceedings have been commenced by a creditor upon such judgment, or (b) there is a period of 15 days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, is not in effect;
(r)    Principals.
(i)    The Principals, jointly, are not in compliance with Section 5.5 of the Primary Completion Guaranty;
(ii)    the failure of the following to be true any time: at least one Principal is alive who is in compliance with Section 5.5 of the Primary Completion Guaranty and no event described in Section 8.01(e), (f), (g), (h) or (i) shall have occurred and be continuing with respect to such Principal; or
(iii)    both Principals have died and within 60 days of the latest death (x)(I) the obligations of such Principals as a Guarantor shall not have been assumed by the duly appointed personal representative of the respective estates of such Principals or by a replacement guarantor or guarantors, as applicable, reasonably satisfactory to the Administrative Agent and no event described in Section 8.01(e), (f), (g), (h) or (i) shall have occurred and be continuing with respect to such assuming guarantors or (II) in lieu of such assumption, the duly appointed personal representative of the respective estates of such Principals shall not have deposited with the Collateral Agent the sum of $10,000,000 as collateral security for the obligations of the Borrower that are guaranteed by the Principals under their Guraranties and (y) the Borrower shall not have made arrangements reasonably satisfactory to the Administrative Agent that make available to the Borrower or the Developer individuals with development expertise adequate to perform the obligations of Developer under the Development Agreement.
(s)    Regulatory Event.
(iv)    A state or federal regulator, agency or other Governmental Authority shall revoke any license, permit, certificate or qualification pertaining to the Facility or necessary for the continued operation of the Facility (including, without limitation, the Proton System), regardless of whether such license, permit, certificate or qualification was held by or originally issued for the benefit of Borrower, Facility Lessee, the Proton System, Proton System Supplier, Operator or any other Person, and a replacement license, permit, certificate or qualification providing the same rights, privileges and benefits as the one so revoked is not issued within 30 days following such revocation; or
(v)    If at any time there shall occur with respect to the Facility the imposition by any Governmental Authority of sanctions in the form of either a program termination (that is not lifted within 30 days after issuance), temporary management of the Facility by any Governmental Authority, or closure, or if for any reason the Borrower, Facility Lessee, the Proton System, Proton System Supplier or Operator, is

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terminated or suspended from participation in Medicare, Medicaid or any other federal or state health care or reimbursement program.
(t)    Borrower Cross-Default. Failure by Borrower to pay when due any Indebtedness in an outstanding principal amount of $250,000 excluding the Loans; or the default by Borrower in the performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any loan agreement or other debt instrument, or any other event shall occur or condition exist, the effect of which default, event or condition is to cause, or permit the holder(s) of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity or any commitment to lend under any such loan agreement or other debt instrument to be terminated prior to its stated expiration date; or any Indebtedness shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or
(u)    Construction Events.
(i)    Substantial Completion of the Improvements has not occurred on or prior to the Outside Improvements Substantial Completion Date;
(ii)    Substantial Completion of the Facility has not occurred on or prior to the Outside Facility Substantial Completion Date;
(iii)    Completion of the Facility has not occurred on or prior to the Outside Facility Substantial Completion Date;
(iv)    any voucher or invoice is fraudulently submitted by Borrower or any of its Affiliates in connection with any Advance for services performed or for materials used in or furnished for the Facility;
(v)    if Administrative Agent, the Independent Engineer or any of their representatives are not permitted access to the Facility in accordance with Section 4.04 of this Agreement; and
(vi)    if Borrower shall fail to deliver to Administrative Agent or its representative, when requested upon not less than 5 Business Days’ notice, copies of the Plans and Specifications.
(v)    Failure to Perform Covenants. The failure of Borrower or any Loan Party to fully perform any and all covenants and agreements hereunder or under any of the other Loan Documents (other than those specifically referenced in this Section 8.01) and such failure is not cured by Borrower within 30 days after Administrative Agent gives notice to Borrower thereof.
ARTICLE IX
ACCELERATION AND REMEDIES
9.01    Acceleration. If any Default described in Section 8.01(d), (e), (f) or (g) hereof occurs with respect to Borrower, the obligations of the Lenders to make Loans hereunder shall automatically terminate and the Obligations shall immediately become due and payable without

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any election or action on the part of Administrative Agent or any Lender. If any other Default occurs, Administrative Agent, acting at the direction of the Required Lenders, may terminate or suspend the obligations of the Lenders to make Loans hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which Borrower hereby expressly waives. If the Required Lenders (in their sole discretion) shall so direct, Administrative Agent shall, by notice to Borrower, rescind and annul such acceleration and/or termination.
9.02    Remedies under Loan Documents.
(a)    Generally. Upon the occurrence and during the continuance of a Default hereunder, Administrative Agent, on behalf of the Lenders, shall have the right, in person or by agent, to exercise all rights and remedies available to Administrative Agent under this Agreement and the other Loan Documents and in respect of the Loan Collateral, including, without limitation:
(i)    All rights to direct the Collateral Agent to exercise sole and exclusive control over the Collateral Accounts and to disburse funds from the Collateral Accounts in payment of the obligations secured thereby;
(ii)    All rights under the Borrower Member Pledge Agreement in the Borrower Member Collateral;
(iii)    All rights as a secured party hereunder under the Borrower Collateral; and
(iv)    If a Default has occurred and is continuing under the Facility Lease, all rights of Borrower in the Facility Lessee Collateral.
(b)    Right to Complete Construction. Upon the occurrence and during the continuance of a Default hereunder, Administrative Agent, on behalf of the Lenders, shall have the right, in person or by agent, in addition to all other rights and remedies available to Administrative Agent under this Agreement, the other Loan Documents, to the fullest extent permitted by law, to take possession of the Mortgaged Property and perform any and all work and labor necessary to complete the Improvements and the acquisition and installation of the Proton System substantially in accordance with the Plans and Specifications and the Building Interface Document (with such modifications as shall be deemed appropriate by Administrative Agent), and employ watchmen to protect the Mortgaged Property from injury. All reasonable sums so expended by Administrative Agent or any Lender shall be deemed to have been paid to Borrower and constitute Obligations. Effective upon the occurrence and during the continuance of a Default, Borrower hereby constitutes and appoints Administrative Agent its true and lawful attorney‑in‑fact, with full power of substitution, to so complete the Improvements in the name of Borrower. Borrower hereby empowers said attorney to: (a) use any funds of Borrower, including any funds which may remain undisbursed hereunder for the purpose of so completing the Facility; (b) make such additions, changes and corrections in the Plans and Specifications or the Building Interface Document as Administrative Agent deems appropriate; (c) employ such

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contractors, agents, architects and inspectors as shall be required for said purposes; (d) pay, settle or compromise all existing bills and claims which may be liens against the Mortgaged Property, or as may be necessary or desirable for such Completion of the Facility or for clearance of title; (e) execute all applications and certificates in the name of Borrower which may be required by any of the contract documents; (f) prosecute and defend all actions or proceedings in connection with the Mortgaged Property or the construction of the Improvements and take such action and require such performance as it deems necessary under any bond or guaranty of completion; and (g) do any and every act which Administrative Agent shall determine in its sole discretion. It is further understood and agreed that this power of attorney, which shall be deemed to be a power coupled with an interest, cannot be revoked.
(c)    Any such actions taken by Administrative Agent shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Administrative Agent may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Administrative Agent permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing and subject to applicable law, Borrower agrees that if a Default is continuing (i) Administrative Agent is not subject to any “one action” or “election of remedies” law or rule, and (ii) all Liens and other rights, remedies or privileges provided to Administrative Agent shall remain in full force and effect until Administrative Agent has exhausted all of its remedies against the Borrower Collateral and the Mortgage has been foreclosed, sold and/or otherwise realized upon in satisfaction of all of the Obligations under the Loan Documents.
(d)    Except as otherwise expressly set forth herein or in any other Loan Document, Borrower hereby waives to the extent not prohibited by applicable law (a) all presentments, demands for payment or performance, notices of nonperformance (except to the extent required by the provisions hereof or of any other Loan Documents), protests and notices of dishonor, (b) any requirement of diligence or promptness on Administrative Agent’s or the Lenders’ part in the enforcement of its rights (but not fulfillment of its obligations) under the provisions of this Agreement or any other Loan Document, and (c) any and all notices of every kind and description which may be required to be given by any statute or rule of law and are not otherwise required to be given hereunder or under any other Loan Document, to the fullest extent permitted by applicable law.
(e)    No course of dealing and no delay or omission by Administrative Agent, the Lenders or Borrower in exercising any right or remedy hereunder or under any other Loan Document shall operate as a waiver thereof or of any other right or remedy and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. No waiver or consent shall be binding upon Administrative Agent or the Lenders unless it is in writing and signed by Administrative Agent. Administrative Agent’s exercise of Administrative Agent’s right to remedy any default by Borrower to Administrative Agent or any other Person shall not constitute a waiver of the default remedied, a waiver of any other prior or subsequent default by Borrower or a waiver of the right to be reimbursed for any and all of its expenses in so remedying such default. The making of an Advance hereunder during the existence of a Default shall not constitute a waiver

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thereof. No Advance of Loan proceeds hereunder, no increase or decrease in the amount of any Advance, and no making of all or any part of an Advance prior to the due date thereof shall constitute an approval or acceptance by Administrative Agent or the Lenders of the work theretofore done or a waiver of any of the conditions of the Lenders’ obligation to make further Advances, nor in the event Borrower is unable to satisfy any such condition, shall any such failure to insist upon strict compliance have the effect of precluding the Lenders from thereafter refusing to make an Advance and/or declaring such inability to be a Default as hereinabove provided. All Advances shall be deemed to have been made pursuant hereto and not in contravention of the terms of this Agreement.
(f)    The rights, powers and remedies of Administrative Agent and the Lenders under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Administrative Agent or any Lender may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Administrative Agent’s and the Lenders’ rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as the Lenders may determine in the Lenders’ sole discretion. No delay or omission to exercise any remedy, right or power accruing upon the occurrence and continuation of a Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default by Borrower or to impair any remedy, right or power consequent thereon.
9.03    Curing of Defaults. Upon the occurrence of a Default hereunder, Administrative Agent or any Lender, without waiving any right of acceleration or foreclosure under the Loan Documents which Administrative Agent or the Lenders may have by reason of such Default or any other right Administrative Agent or the Lenders may have against Borrower because of said Default, shall have the right (but not the obligation) to take such actions and make such payments as shall be necessary to cure such Default, including, without limitation, the making of Advances. All amounts so expended shall constitute Obligations and shall be payable by Borrower on demand by Administrative Agent.
ARTICLE X

ADMINISTRATIVE AND COLLATERAL AGENTS
10.01    Appointment.
(a)    Each of the Lenders hereby irrevocably appoints Administrative Agent as its agent and authorizes Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto and to execute, deliver, administer and perform the Agreement and each other Loan Document to which it is a party (including in which it is expressed to be a party for the benefit of the Secured Parties). Administrative Agent shall administer this Agreement and the other Loan Documents to which it is a party and service the Loans in accordance with the terms and conditions of this Agreement.

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(b)    Each of the Secured Parties hereby irrevocably appoints Collateral Agent as its agent and authorizes Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to Collateral Agent by the terms hereof and the other Loan Documents to which it is a party, together with such actions and powers as are reasonably incidental thereto and to execute, deliver and perform each Loan Document to which it is a party (including in which it is expressed to be a party for the benefit of the Secured Parties).
(c)    As to any matters not expressly provided for in this Agreement, or in any other Loan Document to which it is a party, Administrative Agent shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and Collateral Agent shall act upon the instructions of Administrative Agent, and, in each case, such instructions shall be binding upon all Lenders.
(d)    Administrative Agent agrees to deliver promptly to each Lender a copy of each material notice, report, financial statement or other material documents given to it by Borrower pursuant to the terms of the Loan Documents. In addition, Administrative Agent shall provide to each Lender copies of any material reports of any consultants retained by Administrative Agent, including without limitation, the Independent Engineer, and Administrative Agent shall schedule inspections of the Property for any Lender upon the reasonable request of such Lender.
(e)    Except as otherwise expressly provided in this Agreement, or in any other Loan Document to which it is a party, Administrative Agent and Collateral Agent shall take all such actions hereunder and under the other Loan Documents to which it is a party which are not inconsistent with the terms hereof or thereof as the Required Lenders shall instruct Administrative Agent, and Administrative Agent shall instruct Collateral Agent (and Administrative Agent and Collateral Agent shall be fully protected in so acting or refraining from acting upon such instructions) and such instructions shall be binding upon all of the Lenders; provided, however, that the Required Lenders shall not have the right to require any Lender to exceed its Commitment.
(f)    Promptly after Administrative Agent acquires actual knowledge thereof, Administrative Agent will give written notice to each Lender of any Lien on the Property or Default or Unmatured Default under this Agreement or any of the other Loan Documents, including, without, limitation, notice if any payment of principal or interest on the Loans is not made when due. Administrative Agent agrees to consult with the Lenders in respect of any material remedial action to be taken in respect of any such Default or Unmatured Default (which consultation shall include Administrative Agent’s request for the additional fees it will require from the Lenders in connection with dealing with such Default or Unmatured Default and proposed workout of the Loans) and shall act in accordance in all material respects with any decision of the Required Lenders (and shall be fully protected in so acting). Administrative Agent agrees that during any period of any Default, Administrative Agent will not take any remedial action without the prior agreement and consent of the Required Lenders.
(g)    Administrative Agent shall promptly distribute to each Lender that is not a Defaulting Lender its Applicable Percentage of any payment on account of principal or interest received by Administrative Agent by credit to an account of such Lender in accordance with written wiring instructions received by Administrative Agent from such Lender, or to such other

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Person or in such other manner as such Lender may designate, provided any other designated account is maintained at a commercial bank located in the United States of America. If any payments are received by Administrative Agent after 3:00 p.m. (New York time), then provided Administrative Agent shall not be able to distribute to each Lender its Applicable Percentage of any such payment on the same day as such payment is received by Administrative Agent, Administrative Agent shall hold such payment to the extent not so distributed for the benefit of the respective Lenders ratably, shall invest any such Lender’s Applicable Percentage of such payment not so distributed in overnight federal funds for the benefit of such Lender and such Lender shall be entitled to receive its Applicable Percentage of such payment together with interest earned thereon on the following Business Day.
10.02    Capacity as Lender. The bank serving as Administrative Agent and/or Collateral Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Borrower or any Subsidiary or other Affiliate thereof as if it were not Administrative Agent hereunder.
10.03    Duties and Obligations. Administrative Agent and Collateral Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents to which it is a party. Without limiting the generality of the foregoing, (a) Administrative Agent and Collateral Agent shall not be subject to any fiduciary or other implied duties to Borrower, any Lender or any other Person, regardless of whether a Default or Unmatured Default has occurred and is continuing, (b) Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in this Agreement), (c) Collateral Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except as directed by Administrative Agent, and (d) except as expressly set forth in the Loan Documents, neither Administrative Agent nor Collateral Agent shall have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Borrower or any of its subsidiaries or Affiliates that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in this Agreement) and Collateral Agent shall have no such liability for any action taken or not taken by it with the consent or at the request of Administrative Agent or in the absence of its own gross negligence or willful misconduct. Administrative Agent shall be deemed not to have knowledge of any Default or Unmatured Default unless and until written notice thereof is given to Administrative Agent by Borrower or a Lender, and Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or under any other Loan Document or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or any Project Document, (iv) the validity,

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enforceability, effectiveness or genuineness of this Agreement, any other Loan Document, or any Project Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in this Agreement, other than to confirm receipt of items expressly required to be delivered to Administrative Agent, (vi) the value, sufficiency, creation, perfection or priority of any lien on the Loan Collateral, or (vii) the financial condition of Borrower, any Guarantor, Contractor or Proton System Supplier.
10.04    Reliance. Administrative Agent, Collateral Agent and each Lender shall be entitled to rely upon, and shall have no liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including electronic communications) believed by it to be genuine and to have been signed or sent by the proper Person. Each of Administrative Agent, Collateral Agent and each Lender also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Each of Administrative Agent, Collateral Agent and each Lender may consult with legal counsel, independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. Neither Administrative Agent, Collateral Agent, nor its directors, officers or employees nor any authorized representatives, agents, attorneys, or other persons permitted or authorized to act in accordance with or pursuant to the Loan Documents, shall be liable for any error of judgment or for any act done or omitted to be done by it in good faith or for any mistake of fact or law, or for any act which it may do or refrain from doing in good faith, except as a result of its own gross negligence, fraud or willful misconduct as determined by a court of competent jurisdiction in a final non-appealable judgment.
10.05    Sub-Agents. Administrative Agent and Collateral Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by Administrative Agent and/or Collateral Agent, as the case may be. Administrative Agent, Collateral Agent and any such sub-agent thereof may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of Administrative Agent, Collateral Agent and any such sub-agent thereof, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
10.06    Resignation and Removal.
(a)    Subject to the appointment and acceptance of a successor as provided in this paragraph, Administrative Agent and/or Collateral Agent may resign at any time upon no less than 90 days prior written notice to the Secured Parties and Borrower. Upon any such resignation, the Required Lenders (other than Subordinated Lender) shall have the right to appoint a successor. If no successor is appointed by such Required Lenders within 30 days after the retiring Administrative Agent and/or Collateral Agent gives notice of its resignation, the Required Senior First Lien Lenders shall have the right to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 60 days after the retiring Administrative Agent and/or Collateral Agent gives notice of its resignation, then the retiring Administrative Agent and/or Collateral Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a national or state chartered

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bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and/or Collateral Agent, and the retiring Administrative Agent and/or Collateral Agent shall be discharged from its duties and obligations hereunder as of the date of such successor’s acceptance of its appointment and assumption of its obligations as such, in writing, as Administrative Agent, or Collateral Agent, as the case may be. The fees payable by Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After Administrative Agent’s and/or Collateral Agent’s resignation hereunder, the provisions of this Article X and Section 11.03 hereof shall continue in effect for the benefit of such retiring Administrative Agent and/or Collateral Agent, as the case may be, its sub‑agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent and/or Collateral Agent.
(b)    The Required Lenders shall have the right to remove Administrative Agent, or to direct Administrative Agent to remove Collateral Agent, by written notice to Borrower and Administrative Agent to be effective as to Borrower as and when such notice is actually received by Borrower. If the Required Lenders shall remove Administrative Agent or direct the removal of Collateral Agent, then the Required Lenders shall designate another Lender to perform the obligations and exercise the rights of Administrative Agent or Collateral Agent, as the case may be, hereunder. The successor Administrative Agent or Collateral Agent shall assume such obligations in writing and from and after Borrower’s receipt of a copy of notice of such replacement and receipt of a copy of such assumption the successor Administrative Agent or Collateral Agent shall be the sole Administrative Agent or Collateral Agent, as the case may be, hereunder and the term “Administrative Agent” or “Collateral Agent” shall thereafter refer to such successor. Borrower shall have no approval right with respect to any replacement Administrative Agent or Collateral Agent.
(c)    Notwithstanding anything to the contrary contained herein, in no event may any Subordinated Lender or any of its Affiliates or Borrower or any of its Affiliates (other than Senior Second Lien Lender or any of its Affiliates) be Administrative Agent.
10.07    Independent Credit Analysis. Each Lender acknowledges and agrees that the extensions of credit made hereunder are commercial loans and not investments in a business enterprise or securities. Each Lender further represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and has, independently and without reliance upon Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder. Each Lender shall, independently and without reliance upon Administrative Agent or any other Lender and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder and in deciding whether or to the extent to which it will continue as a lender or assign or otherwise transfer its rights, interests and obligations hereunder.

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10.08    Lender Actions Against Collateral. Each Lender agrees that it will not take any action, nor institute any actions or proceedings, with respect to the Obligations, against Borrower, any Guarantor, or any other obligor under this Agreement, the other Loan Documents, the Project Documents or against any of the Loan Collateral (including, without limitation, set-off rights) without the consent of the Required Lenders. With respect to any action by Administrative Agent and/or Collateral Agent to enforce the rights and remedies of Administrative Agent and the Lenders under this Agreement and the other Loan Documents, each Lender hereby consents to the jurisdiction of the court in which such action is maintained, and agrees to deliver its Note to Administrative Agent to the extent necessary to enforce the rights and remedies of Administrative Agent for the benefit of the Secured Parties under the Mortgage in accordance with the provisions hereof. Each Lender agrees to indemnify each of the other Lenders for any loss or damage suffered or cost incurred by such other Lender (including without limitation, attorneys’ fees and expenses and other costs of defense) as a result of the breach of this Section 10.08 by such Lender.
10.09    Lender Reply Period. All communications from Administrative Agent to Lenders requesting Lenders’ determination, consent or approval (i) shall be given in the form of a written notice to each Lender, (ii) shall be accompanied by a description of the matter as to which such determination, consent or approval is requested, (iii) shall include a legend substantially as follows, printed in capital letters or boldface type:
“THIS COMMUNICATION REQUIRES IMMEDIATE RESPONSE. ADD TO SECOND NOTICE: FAILURE TO RESPOND WITHIN TEN (10) BUSINESS DAYS AFTER THE DELIVERY OF THIS COMMUNICATION SHALL BE DEEMED APPROVAL OF THE MATTER DESCRIBED ABOVE BY THE ADDRESSEE.”
and (iv) shall include Administrative Agent’s recommended course of action or determination in respect thereof, each Lender shall (each, an “Administrative Agent Consent Request Notice”). If a Lender shall fail to timely respond in writing to Administrative Agent, Administrative Agent shall send a second Administrative Agent Consent Request Notice to Lender. Each Lender shall endeavor to reply promptly to any such request, but in any event within 10 Business Days after the delivery of such request by the second Administrative Agent Consent Request Notice (the “Lender Reply Period”). Unless a Lender shall give written notice to Administrative Agent that it objects to the recommendation (together with a written explanation of the reasons behind such objection) prior to the expiration of the Lender Reply Period, such Lender shall be deemed to have approved of or consented to such recommendation or determination. With respect to decisions requiring the approval of the Required Lenders or all Lenders, Administrative Agent shall timely submit any required written notices to all Lenders and upon receiving the required approval or consent shall follow the course of action or determination recommended by Administrative Agent or such other course of action recommended by the Required Lenders or all of the Lenders, as the case may be and each non-responding Lender shall be deemed to have concurred with such recommended course of action.

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10.10    Defaulting Lender. Notwithstanding any provision of this Agreement to the contrary, if a Lender becomes a Defaulting Lender, the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a)    Suspension of Voting Rights. Such Defaulting Lender shall not have the right to vote on any issue on which voting is required (other than to the extent expressly provided in Section 11.02(b)) and the Commitment of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder.
(b)    Turn Over of Payments. All amounts payable hereunder to the Defaulting Lender in respect of the Obligations (whether on account of principal, interest, fees or otherwise, including, without limitation, interest payments from interest reserve allocations to the Defaulting Lender and any amounts that would otherwise be payable to the Defaulting Lender pursuant to Section 3.10, but excluding Section 3.11(b)) hereof, shall be paid to Administrative Agent, retained in a segregated account and, subject to any applicable requirements of law, be applied at such time or times as may be determined by Administrative Agent as follows: (i) first, to the payment of any reasonable amounts actually due and owing by the Defaulting Lender to Administrative Agent hereunder as determined by Administrative Agent in good faith, (ii) second, to the funding of any Advance in respect of which the Defaulting Lender has failed to fund its portion as required by this Agreement, as determined by Administrative Agent, in good faith (iii) third, to the payment of any reasonable amounts actually due and owing by the Defaulting Lender to the Non-Defaulting Lenders hereunder, including without limitation for any Special Advance under paragraph (c) of this Section 10.11, as determined by Administrative Agent in good faith and (iv) fourth, to the Defaulting Lender.
(c)    Special Advances. If a Lender fails to fund its portion of any Advance, in whole or part (such amount, a “Deficiency”), within 10 Business Days after the date required hereunder and Administrative Agent shall not have funded such Deficiency under Section 3.03(b) hereof, Administrative Agent shall so notify the Lenders in writing, and within 3 Business Days after delivery of such notice, the Non-Defaulting Lenders shall have the right, but not the obligation, in their respective, sole and absolute discretion, to fund all or a portion of such Deficiency (the amount so funded by any such Non-Defaulting Lenders being referred to herein as a “Special Advance”) to Borrower. In such event, the Defaulting Lender and Borrower agree to pay to Administrative Agent for payment to the Lenders making the Special Advance, forthwith on demand such amount with interest thereon, for each day from and including the date such amount is made available to Borrower to but excluding the date of payment to Administrative Agent, at the interest rate that would have been applicable to such Deficiency if funded by the Defaulting Lender.
(d)    Option to Purchase Future Commitment. The Non-Defaulting Lenders shall have the right, but not the obligation, in their respective, sole and absolute discretion, to acquire for no cash consideration (pro rata, based on the respective Commitments of those Lenders electing to exercise such right), a Defaulting Lender’s Commitment to fund future Loans (the “Future Commitment”). Upon any such purchase of the Defaulting Lender’s Future Commitment, the Defaulting Lender’s share in future Advances and its rights under the Loan Documents with respect thereto shall terminate on the date of purchase, and the Defaulting Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest.

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(e)    Replacement of Defaulting Lender.
(i)    By Required Lenders. The Required Lenders may, upon notice to the Defaulting Lender and Administrative Agent, require the Defaulting Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 11.04 hereof) all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Defaulting Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrower (in the case of all other amounts); and (ii) Administrative Agent shall have received payment of any amounts owing by such Lender to Administrative Agent or the other Lenders under this Agreement. The Defaulting Lender shall not be required to make any such assignment and delegation if, prior thereto, such Lender shall cease to be a Defaulting Lender.
(ii)    By Borrower. If the Lender has become a Defaulting Lender due to a failure to fund its Loans hereunder, Borrower may at its option replace Defaulting Lender under Section 3.11(b) hereof.
(f)    Indemnification. Each Defaulting Lender shall indemnify, defend and hold harmless Administrative Agent, each Non-Defaulting Lender and Borrower from and against any out-of-pocket liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatever which may be imposed on, incurred by or asserted against Administrative Agent, any Non-Defaulting Lender or Borrower with respect to the Loan Documents arising out of such Lender’s status as a Defaulting Lender (including in enforcing the foregoing indemnification. The obligations of the Defaulting Lender under this clause (f) shall survive the payment of the Obligations, the termination of this Agreement and the Defaulting Lender’s reversion to a Non-Defaulting Lender under paragraph (g) of this Section 10.11.
(g)    Ceasing to be a Defaulting Lender. A Lender shall cease to be Defaulting Lender only upon (i) the payment of all amounts due and payable by Defaulting Lender to Administrative Agent or any other Lender under this Agreement; (ii) the payment of any out-of-pocket damages suffered by Borrower or any other Lender as a result of such Defaulting Lender’s default hereunder; and (iii) the circumstances described in clause (d) of the definition of “Defaulting Lender” do not exist. An assignment by a Lender of its rights and obligations under this Agreement shall not in and of itself cause the Lender to cease to be a Defaulting Lender.
10.11    Borrower’s Rights. The provisions of this Article X are solely for the benefit of Administrative Agent and the Lenders, and Borrower shall not have any rights to rely on, enforce or consent to any waiver, modification or amendment of, any of the provisions hereof; provided, however, that Borrower (a) acknowledges and agrees to the limitations set forth in Section 11.02(c) hereof on Administrative Agent’s ability to act unilaterally with respect to this Agreement, the other Loan Documents or the Project Documents, and (b) agrees that Administrative Agent’s inability to deliver any consent to, or approval of, an action requested by

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Borrower due to lack of appropriate Required Lender consent in accordance with the provisions of Section 11.02(c) hereof or the Agreement Among Lenders shall not constitute an unreasonable withholding or delay by Administrative Agent in the giving of such consent or approval. Notwithstanding the foregoing, Borrower shall be entitled to rely on consents and approvals executed by Administrative Agent without investigation as to the existence of proper Lender authorization. As among Administrative Agent and the Lenders, the provisions of this Article 10 may be amended, waived or otherwise modified by Administrative Agent and the Lenders without Borrower’s consent and without the need for Borrower to be party to any of the same.
10.12    Non-liability of Administrative Agent and the Lenders. Borrower acknowledges and agrees that:
(a)    any inspections of the construction of the Improvements made by or through Administrative Agent or the Lenders are for purposes of administration of the Loan only and Borrower is not entitled to rely upon the same with respect to the quality, adequacy or suitability of materials or workmanship, conformity to the Plans and Specifications, state of completion or otherwise; Borrower shall make its own inspections of such construction to determine that the quality of the Improvements and all other requirements of such construction are being performed in a manner satisfactory to Borrower and in conformity with the Plans and Specifications and all other requirements; and Borrower shall immediately notify Administrative Agent, in writing, should the same not be in conformity with the Plans and Specifications and all other requirements;
(b)    by accepting or approving anything required to be observed, performed, fulfilled or given to Administrative Agent or the Lenders pursuant to the Loan Documents, including any certificate, statement of profit and loss or other financial statement, survey, appraisal, lease or insurance policy, neither Administrative Agent nor the Lenders shall be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof and such acceptance or approval thereof shall not constitute a warranty or representation to anyone with respect thereto by Administrative Agent or the Lenders;
(c)    neither Administrative Agent nor the Lenders undertake nor assume any responsibility or duty to Borrower to select, review, inspect, supervise, pass judgment upon or inform Borrower of any matter in connection with the Property, including, without limitation, matters relating to the quality, adequacy or suitability of: (i) the Plans and Specifications, (ii) architects, contractors, subcontractors and materialmen employed or utilized in connection with the construction of the Improvements, or the workmanship of or the materials used by any of them, or (iii) the progress or course of construction and its conformity or nonconformity with the Plans and Specifications; and Borrower shall rely entirely upon its own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment or supply of information to Borrower by Administrative Agent or the Lenders in connection with such matters is for the protection of Administrative Agent and/or the Lenders only and neither Borrower nor any third party is entitled to rely thereon;

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(d)    neither Administrative Agent nor the Lenders owe any duty of care to protect Borrower against negligent, faulty, inadequate or defective building structures, procedures or materials or construction;
(e)    neither Administrative Agent nor any Lender shall be liable for any act or omission of any Defaulting Lender; and
(f)    neither Administrative Agent nor any Lender shall be directly or indirectly liable or responsible for any loss, claim, cause of action, liability, indebtedness, damage or injury of any kind or character to any person or property arising from any construction on, or occupancy or use of, any of the Property, including without limitation any loss, claim, cause of action, liability, indebtedness, damage or injury caused by, or arising from: (i) any defect in any building, structure, grading, fill, landscaping or other improvements. thereon or in any on‑site or off‑site improvement or other facility therein or thereon; (ii) any act or omission of Borrower, the parties comprising Borrower or any of Borrower’s agents, employees, independent contractors, licensees or invitees; (iii) any accident in or on the Property and Improvements or any fire, flood or other casualty or hazard thereon; (iv) the failure of Borrower or any of Borrower’s licensees, employees, invitees, Administrative Agent, independent contractors or other representatives to maintain the Property in a safe condition; and (v) any nuisance made or suffered on any part of the Property.
ARTICLE XI
MISCELLANEOUS
11.01    Notices.
(a)    Generally. Except in the case of notices and other communications expressly permitted to be given by electronic communication (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:
if to Borrower, to it at
c/o Murphy & McManus, LLC
50 Chestnut Street
Needham, MA 02492
Attention of Robert F. Murphy, Jr. and Peter McManus
Telecopy No. 781-444-1304
Email Address: rmurphy@murphymcmanus.com4
with a copy to:
[****]*
if to Administrative Agent, to it at
JPMorgan Chase Bank, N.A.
383 Madison Avenue
Mail Code: NY1-M076
New York, NY, 10179
[****]
and
4* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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if to any other Lender, to it at its address (or telecopy number or email address) set forth in its Administrative Questionnaire.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through Electronic Systems, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).
(b)    Notices and other communications to the Lenders hereunder may be delivered or furnished by using Electronic Systems pursuant to procedures approved by Administrative Agent; provided that the foregoing shall not apply to notices and advances unless otherwise agreed by Administrative Agent and the applicable Lender. The Administrative Agent or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
Unless Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(c)    Changes in Address. Any party hereto may change its address or telecopy number or email address for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.
(d)    Electronic Systems. Borrower agrees that Administrative Agent may, but shall not be obligated to, make Communications (as defined below) available to the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak, ClearPar or a substantially similar Electronic System.
Any Electronic System used by Administrative Agent is provided “as is” and “as available.” The Administrative Agent does not warrant the adequacy of such Electronic Systems and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by Administrative Agent in connection with the Communications or any Electronic System. In no event shall Administrative Agent have any liability to Borrower, any Lender, or any other Person or entity for damages of any kind, including, without limitation,

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direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of Borrower’s or Administrative Agent’s transmission of communications through an Electronic System. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of Borrower pursuant to any Loan Document or the transactions contemplated therein which is distributed by Administrative Agent or any Lender by means of electronic communications pursuant to this Section, including through an Electronic System.
11.02    Waivers; Amendments.
(a)    No Deemed Waivers; Remedies Cumulative. No failure or delay by Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by Borrower therefrom shall in any event be effective unless the same shall be permitted by Section 11.02(b) hereof, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default or Unmatured Default, regardless of whether Administrative Agent or any Lender may have had notice or knowledge of such Default or Unmatured Default at the time.
(b)    Waivers and Amendments. No provision of this Agreement or the Project Loan Agreement may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by Borrower and the Required Lenders or by Borrower and Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender (including any such Lender that is a Defaulting Lender), (ii) increase or reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce or waive the Make-Whole Fee any other fees payable hereunder, without the written consent of each Lender affected thereby (including any such Lender that is a Defaulting Lender), (iii) shorten or extend the Maturity Date or any scheduled date of payment of the principal amount of any Loan or any interest thereon, or the Make-Whole Fee or any other fees payable hereunder, or reduce the amount of, waive or excuse any such payment, without the written consent of each Lender (including any such Lender that is a Defaulting Lender) affected thereby, (iv) change Section 3.10(b) hereof or Section 3.10(c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender (including any such Lender that is a Defaulting Lender), (v) waive, amend or modify the provisions limiting transfers of direct or indirect interests in Borrower without the written consent of each Lender; (vi) change any of the provisions of this Section or the definition of “Required Lenders,” “Required Senior First Lien Lenders” or “Required Senior Second Lien Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender of the class or classes whose voting rights are directly affected thereby, (vii) release (x) any Guarantor from any of its obligations under the Loan Documents, (y) release

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any portion of the Loan Collateral from the lien of the Loan Documents other than as contemplated by the terms of the Loan Documents, or (z) terminate, postpone the scheduled date for payment or decrease the amount of any payment due under the Facility Lease, the Sublease or the Administrative Services Agreement or the Building Loan Agreement to which Facility Lessee is a party, in each case without the written consent of each Lender, or (viii) permit an assignment by Borrower of any rights or obligations under the Loan Documents, without the written consent of each Lender in each instance; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of Administrative Agent hereunder without the prior written consent of Administrative Agent.
(c)    Actions by Administrative Agent. Each Lender agrees that any action taken by Administrative Agent at the direction of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in this Agreement), and any action taken by Administrative Agent not requiring consent by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in this Agreement) shall be authorized by and binding upon all Lenders. Borrower acknowledges that the right of the Administrative Agent to grant consent or waivers hereunder or under any Loan Document is subject to consent and approval rights of the Required Lenders, as provided herein and in the Agreement Among Lenders.
11.03    Expenses; Indemnity; Damage Waiver.
(a)    Expenses. Borrower shall pay (i) all reasonable out‑of‑pocket expenses incurred by Administrative Agent, Collateral Agent, the Lenders and each of their Affiliates, including appraisal fees, inspection fees, charges, title and escrow charges, the cost of Intralinks or a similar electronic workspace, and the reasonable fees, charges and disbursements of counsel for Administrative Agent, in connection with the preparation and administration of this Agreement, the other Loan Documents or any extensions, amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out-of-pocket expenses incurred by Administrative Agent or any Lender, including the fees, charges and disbursements of any counsel for Administrative Agent or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Loans made hereunder, including all such out-of‑pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans, including the cost of the Independent Engineer as provided in Section 3.07(e) hereof.
(b)    Borrower Indemnity. Borrower shall indemnify and defend Administrative Agent, Collateral Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, judgments, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, including in enforcing the foregoing indemnification (collectively, “Losses”), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, the other Loan Documents, or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby, (ii) any Loan or the

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use of the proceeds therefrom, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Losses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. The foregoing indemnity set forth in this Section 11.03(b) shall not apply (i) with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim and (ii) to any Losses which are the subject of the Environmental Indemnity Agreement, it being the intention of the parties hereto that Borrower’s liability for environmental matters be governed exclusively by the Environmental Indemnity Agreement and not by this Agreement.
(c)    Reimbursement by Lenders. To the extent that Borrower fails to pay any amount required to be paid by it to Administrative Agent under Section 11.03(a) or (b) hereof, each Lender severally agrees to pay to Administrative Agent such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against Administrative Agent in its capacity as such.
(d)    Damage Waiver. To the extent permitted by applicable law, no party hereto shall assert, and each such party hereby waives, any claim against any other party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof; provided that, nothing in this clause (d) shall relieve Borrower of any obligation it may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.
(e)    Payment of Amounts Due. All amounts due under this Section 11.03 shall be payable promptly, but in no events later than 30 days after written demand therefor.
11.04    Successors and Assigns.
(a)    Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 11.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in Section 11.04(c) hereof) and, to the extent expressly contemplated hereby, the Related Parties of each of Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Assignments by Lenders.

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(i)    Subject to the conditions set forth in Section 11.04(b)(ii) below, any Lender may assign to one or more Persons (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of Administrative Agent, provided that no consent of Administrative Agent shall be required for (A) an assignment of any Commitment to an assignee that is a Lender with a Commitment immediately prior to giving effect to such assignment or (B) an Eligible Assignee.
(ii)    Assignments shall be subject to the following additional conditions:
(A)    except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to Administrative Agent) shall not be less than $5,000,000 unless Administrative Agent otherwise consents, provided that no such consent of Borrower shall be required if a Default has occurred and is continuing;
(B)    each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;
(C)    the parties to each assignment shall execute and deliver to Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of [****]*5;
(D)    the assignee, if it shall not be a Lender, shall deliver to Administrative Agent an Administrative Questionnaire in which the assignee designates one or more Credit Contacts to whom all syndicate-level information (which may contain material non-public information about Borrower, any Guarantor, and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws;
(E)    any assignment by a Senior First Lien Lender of an interest in the Senior First Lien Loans to a Second Lien Lender or a Subordinated Lender shall require the consent of the Required Senior First Lien Lenders (excluding the transferring Senior First Lien Lender); and any assignment by Senior Second Lien Lender of an interest in the Senior Second Lien Loans to a Subordinated Lender shall require the consent of the Required Senior Second Lien Lenders (excluding the transferring Senior Second Lien Lender);
5* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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(F)    if and so long as the Contract of Sale limits the number of assignments by the Lenders, the assignment so permitted shall be allocated among original Lenders as follows: two to JPMorgan Chase Bank, N.A., two to Special Situations Investing Group II, LLC, and one to Varian Medical Systems International AG.
For the purposes of this Section 11.04(b), the term “Ineligible Institution” have the following meanings:
"Eligible Assignee" means any Person other than an Ineligible Institution.
“Ineligible Institution” means (a) a natural person, (b) a Defaulting Lender, (c) Borrower, any Guarantor, or any of its Affiliates (other than Borrower Profit Participant or its Affiliates), (d) any Person who is not an “Institutional Investor” as defined in the EDC Deed.
(iii)    Subject to the terms and conditions of this Agreement, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.08, 3.09, 3.10, 4.16(c) and 11.03 hereof). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 11.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.04(c) hereof.
(iv)    Administrative Agent shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and Borrower, Administrative Agent, Collateral Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.
(v)    Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 11.04 (b) hereof and any written consent to such assignment required by Section 11.04(b) hereof, Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register (and shall promptly upon receipt thereof deliver a copy of same to each Lender (but in no event shall a copy thereof be delivered to Borrower)); provided

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that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 3.03(b), 3.10(d) or 11.03(c), Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section.
(vi)    Notwithstanding any of the foregoing to the contrary, no Lender may assign its interest under the Loans to any party without the prior written consent of Borrower, which Borrower may withhold in its sole discretion, if a consequence of such assignment is that at the time of such assignment Borrower would be subjected to additional charges under either of Sections 3.08 or 3.09 hereof.* 6
(c)    Participations.
(i)    Any Lender may, without the consent of Borrower or Administrative Agent, sell participations to one or more banks or other entities (a ”Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged (and in no event shall such Lender be released of any of its obligations hereunder as a result of any participation), (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) Borrower, Administrative Agent, Collateral Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 11.02(b) hereof that affects such Participant. Notwithstanding any of the foregoing to the contrary, no Lender shall sell participations without the prior written consent of Borrower, which Borrower may withhold in its sole discretion, if a consequence of doing so is that Borrower would be subjected to additional charges under either of Sections 3.08 or 3.09 hereof. Participant (A) agrees to be subject to the provisions of Section 3.11 hereof as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 3.08 or 3.09 hereof, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at Borrower’s request and expense, to use reasonable efforts to cooperate with Borrower to effectuate the provisions of Section 3.11(b) hereof with
6* Under Lender review.

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respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 hereof as though it were a Lender; provided that such Participant agrees to be subject to Sections 3.10(c) and 10.08 hereof as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under any Loan Document (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, or other obligation is in registered form under section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(ii)    In no event may a Participant be Borrower, any Guarantor or an Affiliate of Borrower or of any Guarantor.
(d)    Pledges by Lenders. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
11.05    Counterparts; Integration; Effectiveness.
(a)    This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents and any separate letter agreements with respect to fees paid to Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it shall have been executed by Administrative Agent and when Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
(b)    Delivery of an executed counterpart of a signature page of this Agreement by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual

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executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
11.06    Severability. Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
11.07    Right of Set-off. If a Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, and to the extent permitted under Section 10.08 hereof, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of Borrower against any of and all the obligations of Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. Notwithstanding the foregoing, each Lender agrees to obtain approval of the Required Lenders (other than any Defaulting Lender) before exercising such rights.
11.08    Governing Law; Jurisdiction; Consent to Service of Process.
(a)    Governing Law. This Agreement shall be construed in accordance with and governed by the internal laws (and not the law of conflicts) of the State of New York, but giving effect to federal laws applicable to national banks.
(b)    Consent to Jurisdiction. Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any United States Federal or New York State court sitting in the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that

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Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against Borrower or its properties in the courts of any jurisdiction.
(c)    Waiver of Objection to Venue. Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in Section 11.09(b) hereof. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)    Service of Process. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 11.01 hereof. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
11.09    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
11.10    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
11.11    Confidentiality. Each of Administrative Agent, Collateral Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to the Obligations or the enforcement of rights under the Loan Documents, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of Borrower, (h) to holders of equity interests in Borrower, or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to Administrative Agent, Collateral

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Agent or any Lender on a non-confidential basis from a source other than Borrower. For the purposes of this Section, “Information” means all information received from Borrower relating to Borrower or its business, other than any such information that is available to Administrative Agent, Collateral Agent or any Lender on a non-confidential basis prior to disclosure by Borrower; provided that, in the case of information received from Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
EACH LENDER ACKNOWLEDGES THAT INFORMATION (AS DEFINED IN THIS SECTION) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING BORROWER, ANY GUARANTOR, AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT BORROWER, ANY GUARANTOR, AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.
11.12    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

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11.13    USA Patriot Act. Administrative Agent and each Lender hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Administrative Agent or such Lender to identify Borrower in accordance with the Act.
11.14    Administrative Agent Approvals. With respect to matter under this Agreement requiring the approval or consent of Administrative Agent or any other exercise of discretion by Administrative Agent, Administrative Agent shall exercise its judgment reasonably and in good faith without unreasonable delay after receipt of the necessary information to make a fully informed decision.
11.15    Replacement Documentation. Upon receipt of an affidavit of an officer of Administrative Agent or any of the Lenders as to the loss, theft, destruction or mutilation of a Note or any other security document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, Borrower will issue, in lieu thereof, a replacement Note or other security document in the same principal amount thereof and otherwise of like tenor. In the event that Borrower issues such replacement Note or other security document, the Lender who is the payee on the lost, destroyed, mutilated or stolen Note or security document shall indemnify and hold harmless Borrower from any liability incurred by Borrower in connection with the lost, stolen, destroyed or mutilated Note or security document.
11.16    Consents and Approvals under Building Loan Documents. If the Building Loan Agreement and/or any of the other documents evidencing or securing the loans being made pursuant to the Building Loan Agreement (the “Building Loan Documents”) contain any provision or requirement that the Administrative Agent’s and/or Lenders’ consent or approval or waiver or determination be obtained by Borrower in connection with any matter, to the extent that such consent or approval or waiver or determination is also required by Administrative Agent and/or Lenders under this Agreement and/or any of the other documents evidencing or securing the Loan (the “Project Loan Documents”) in connection with such matter, Administrative Agent’s and/or Lenders’ consent or approval or waiver or determination to such matter hereunder or under any of the Project Loan Documents shall automatically and without any further action be and be deemed to be granted under the Building Loan Agreement and/or the Building Loan Documents, as the case may be; provided, however, that notwithstanding the foregoing, Administrative Agent and/or Lender’s consent to fund any Advance under this Agreement shall not be deemed to constitute, and shall not constitute, Administrative Agent and/or Lender’s consent to fund any Advance (as such term is defined in the Building Loan Agreement) under the Building Loan Agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have executed this Loan and Security Agreement (Project Loan) as of the day and year first above written.
MM PROTON I, LLC,
a Delaware limited liability company12

By:	MM Proton I Investors, LLC,
a Delaware limited liability company, its Managing Member

	By:	/S/ Robert F. Murphy, Jr.
	Name:	Robert F. Murphy, Jr.
	Title:	Authorized Signatory

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent, Collateral Agent and as a Senior First Lien Lender

By:	[****]*
Name:	[****]
Title:	[****]

VARIAN MEDICAL SYSTEMS INTERNATIONAL AG
as a Senior First Lien Lender

By:	[****]
Name:	[****]
Title:	[****]

SPECIAL SITUATIONS INVESTING GROUP II, LLC,
as a Senior Second Lien Lender

By:	[****]
Name:	[****]
Title:	[****]

VARIAN MEDICAL SYSTEMS INTERNATIONAL AG
as a Subordinated Lender

By:	[****]
Name:	[****]
Title:	[****]
12* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

[Signature page to Loan and Security Agreement (Project Loan)]

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STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)
On the ___ day of ________ in the year 2015, before me, the undersigned, a Notary Public in and for said state, personally appeared __________________, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

Notary Public

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On the ___ day of ________ in the year 2015, before me, the undersigned, a Notary Public in and for said state, personally appeared __________________, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

Notary Public

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)
On the ___ day of ________ in the year 2015, before me, the undersigned, a Notary Public in and for said state, personally appeared __________________, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

Notary Public

[Signature page to Loan and Security Agreement (Project Loan)]

CONFIDENTIAL TREATMENT REQUESTED – REDACTED COPY

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)
On the ___ day of ________ in the year 2015, before me, the undersigned, a Notary Public in and for said state, personally appeared __________________, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

Notary Public

[Signature page to Loan and Security Agreement (Project Loan)]

CONFIDENTIAL TREATMENT REQUESTED – REDACTED COPY

SCHEDULE 1.01
SENIOR FIRST LIEN LENDERS
Name/Address                            Commitment
JPMORGAN CHASE BANK, N.A.                $27,300,712
383 Madison Avenue
New York, NY 10179

VARIAN MEDICAL SYSTEMS INTERNATIONAL AG    $27,300,712
3100 Hanson Way, MS / E339
Palo Alto, CA 94304

SENIOR SECOND LIEN LENDER

Name/Address                            Commitment

SPECIAL SITUATIONS INVESTING GROUP II, LLC    $29,255,439
200 West Street
New York, NY 10282

SUBORDINATED LENDER

Name/Address                            Commitment

VARIAN MEDICAL SYSTEMS INTERNATIONAL AG    $13,250,000
Hinterbergstrasse 14
6330 Cham
Switzerland

Schedule 1.01

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EXHIBIT A
LEGAL DESCRIPTION
ALL THAT CERTAIN PLOT, PIECE OR PARCEL OF LAND SITUATE, LYING AND BEING IN THE BOROUGH OF MANHATTAN, CITY, COUNTY AND STATE OF NEW YORK BOUNDED AND DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT A DISTANCE OF 100.00 FEET EAST FROM THE CORNER FORMED BY THE INTERSECTION OF THE EASTERLY SIDE OF THIRD AVENUE (100’ WIDE) AND THE SOUTHERLY SIDE OF EAST 127TH STREET (60’ WIDE) SAID POINT BEING THE POINT OR PLACE OF BEGINNING;

1.RUNNING THENCE EASTERLY, ALONG THE SOUTHERLY SIDE OF EAST 127TH STREET, A DISTANCE OF 255.00 FEET TO A POINT;

2.THENCE SOUTHERLY, AT RIGHT ANGLES TO SAID SOUTHERLY SIDE OF EAST 127TH STREET, A DISTANCE OF 199.83 FEET TO A POINT ON THE NORTHERLY SIDE OF EAST 126TH STREET (60’ WIDE);

3.THENCE WESTERLY, ALONG SAID NORTHERLY SIDE OF EAST 126TH STREET, A DISTANCE OF 225.00 TO A POINT;

4.THENCE NORTHERLY, AT RIGHT ANGLES TO SAID NORTHERLY SIDE OF EAST 126TH STREET, A DISTANCE OF 199.83 FEET TO THE POINT OR PLACE OF BEGINNING.

ENCOMPASSING AN AREA OF 1.170 ACRES, 50,957 SQUARE FEET.

A-1

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EXHIBIT B
PROJECT BUDGET

(SEE ATTACHED)
[****]* 14
14* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

B-1

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EXHIBIT C-1
PROMISSORY NOTE
SENIOR FIRST LIEN LOAN

$	[Date]
MM PROTON I. LLC, a Delaware limited liability company (“Borrower”), promises to pay to the order of __________________________ (“Lender”) _________________________ DOLLARS ($__________________), or if less, the aggregate unpaid principal amount of all Loans made by Lender to Borrower pursuant to the Agreement (as hereinafter defined), together with interest on the unpaid principal amount hereof in the manner set forth in the Agreement. Borrower shall pay on each Interest Payment Date accrued interest on unpaid principal and on the Maturity Date all unpaid principal and all accrued and unpaid interest thereon.
This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Loan and Security Agreement (Project Loan) of even date herewith (which, as it may be amended or modified and in effect from time to time, is herein called the “Agreement”), among Borrower, the lenders referenced therein, including Lender, and JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement. Reference is hereby made to the Agreement for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated.
This Note evidences the Senior First Lien Loan under the Agreement, which Loan is senior in right of payment to the Senior Second Lien Loan and the Subordinated Loan, in accordance with the terms and priorities set forth in the Loan Agreement and the Agreement Among Lenders.
This Note is secured by liens granted to the Collateral Agent pursuant to the Loan Documents, and reference is made thereto for a statement of the terms, provisions and the priorities to which it is entitled.

MM PROTON I, LLC,
a Delaware limited liability company

By:	MM Proton I Investors, LLC,
a Delaware limited liability company,
its Managing Manager

By:
Name: Robert F. Murphy, Jr.
Title: Authorized Signatory

CONFIDENTIAL TREATMENT REQUESTED – REDACTED COPY

EXHIBIT C-2
PROMISSORY NOTE
SENIOR SECOND LIEN LOAN

$	[Date]
MM PROTON I. LLC, a Delaware limited liability company (“Borrower”), promises to pay to the order of __________________________ (“Lender”) _________________________ DOLLARS ($__________________), or if less, the aggregate unpaid principal amount of all Loans made by Lender to Borrower pursuant to the Agreement (as hereinafter defined), together with interest on the unpaid principal amount hereof in the manner set forth in the Agreement. Borrower shall pay on each Interest Payment Date accrued interest on unpaid principal and on the Maturity Date all unpaid principal and all accrued and unpaid interest thereon.
This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Loan and Security Agreement (Project Loan) of even date herewith (which, as it may be amended or modified and in effect from time to time, is herein called the “Agreement”), among Borrower, the lenders referenced therein, including Lender, and JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement. Reference is hereby made to the Agreement for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated.
This Note evidences the Senior Second Lien Loan under the Agreement, which Loan is subordinate in right of payment to the Senior First Lien Loan and senior in right of payment to the Subordinated Loan, all in accordance with the terms and priorities set forth in the Loan Agreement and the Agreement Among Lenders.
This Note is secured by liens granted to the Collateral Agent pursuant to the Loan Documents, and reference is made thereto for a statement of the terms, provisions and the priorities to which it is entitled.

MM PROTON I, LLC,
a Delaware limited liability company

By:	MM Proton I Investors, LLC,
a Delaware limited liability company,
its Managing Manager

By:
Name: Robert F. Murphy, Jr.
Title: Authorized Signatory

CONFIDENTIAL TREATMENT REQUESTED – REDACTED COPY

EXHIBIT C-3
PROMISSORY NOTE
SUBORDINATED LOAN

$	[Date]
MM PROTON I. LLC, a Delaware limited liability company (“Borrower”), promises to pay to the order of __________________________ (“Lender”) _________________________ DOLLARS ($__________________), or if less, the aggregate unpaid principal amount of all Loans made by Lender to Borrower pursuant to the Agreement (as hereinafter defined), together with interest on the unpaid principal amount hereof in the manner set forth in the Agreement. Borrower shall pay the principal of and accrued and unpaid interest on the Loans in full on the Maturity Date.
This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Loan and Security Agreement (Building Loan) of even date herewith (which, as it may be amended or modified and in effect from time to time, is herein called the “Agreement”), among Borrower, the lenders referenced therein, including Lender, and JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement. Reference is hereby made to the Agreement for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its Maturity Date accelerated.
This Note evidences the Subordinated Loan under the Agreement, which Loan is subordinate in right of payment to the Senior First Lien Loan and the Senior Second Lien Loan, all in accordance with the terms and priorities set forth in the Loan Agreement and the Agreement Among Lenders.
This Note is secured by liens granted to the Collateral Agent pursuant to the Loan Documents, reference is made thereto for a statement of the terms, provisions and the priorities to which it is entitled.

MM PROTON I, LLC,
a Delaware limited liability company

By:	MM Proton I Investors, LLC,
a Delaware limited liability company,
its Managing Manager

By:
Name: Robert F. Murphy, Jr.
Title: Authorized Signatory

CONFIDENTIAL TREATMENT REQUESTED – REDACTED COPY

EXHIBIT D
ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Loan Agreement identified below (as amended, the “Loan Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Loan Agreement, as of the Effective Date inserted by Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Loan Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and other rights of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Loan Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1. Assignor:

2. Assignee:
[and is an Affiliate/Approved Fund of [identify Lender]]

3. Borrower(s):

4. Administrative Agent:	, as the
administrative agent under the Loan Agreement

5. Credit Agreement:
[The [amount] Loan and Security Agreement (Building Loan) dated as of _______ among [name of Borrower(s)], the Lenders parties thereto, [name of Administrative Agent], as Administrative Agent, and the other agents parties thereto]

6. Assigned Interest:

Annex 1-1

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Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans
	$	$	%
	$	$	%
	$	$	%

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The Assignee agrees to deliver to Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more Credit Contacts to whom all syndicate-level information (which may contain material non-public information about Borrower, the Guarantor, and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.
The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Title:
[Consented to and] Accepted:
[NAME OF ADMINISTRATIVE AGENT], as
Administrative Agent
By_________________________________
Title:

Annex 1-2

CONFIDENTIAL TREATMENT REQUESTED – REDACTED COPY

[Consented to:]
[NAME OF RELEVANT PARTY]
By________________________________
Title:

Annex 1-3

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ANNEX 1
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1Representations and Warranties.
1.1.Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Loan Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of Borrower, any of its subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by Borrower, any of its subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2.Assignee. [The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Loan Agreement, (ii) it satisfies the requirements, if any, specified in the Loan Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Loan Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Loan Agreement, together with copies of the most recent financial statements delivered pursuant to Section ___ thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on Administrative Agent or any other Lender, and (v) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Loan Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
2.Payments.From and after the Effective Date, Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

Annex 1-1

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3.General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Acceptance and adoption of the terms of this Assignment and Assumption by the Assignee and Assignor by Electronic Signature or delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Annex 1-2

CONFIDENTIAL TREATMENT REQUESTED – REDACTED COPY

EXHIBIT E-1
FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Loan and Security Agreement (Project Loan) dated as of [ ] (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among [ ], and each lender from time to time party thereto.
Pursuant to the provisions of Section 3.12 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of Borrower within the meaning of section 881(c)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to Borrower as described in section 881(c)(3)(C) of the Code.
The undersigned has furnished Administrative Agent and Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform Borrower and Administrative Agent, and (2) the undersigned shall have at all times furnished Borrower and Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By:
Name:
Title:
Date: ________ __, 20[ ]

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EXHIBIT E-2
FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Loan and Security Agreement (Project Loan) dated as of [ ] (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among [ ], and each lender from time to time party thereto.
Pursuant to the provisions of Section 3.12 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of Borrower within the meaning of section 881(c)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to Borrower as described in section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:
Date: ________ __, 20[ ]

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CONFIDENTIAL TREATMENT REQUESTED – REDACTED COPY

EXHIBIT E-3
FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Loan and Security Agreement (Project Loan) dated as of [ ] (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among [ ], and each lender from time to time party thereto.
Pursuant to the provisions of Section 3.12 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of Borrower within the meaning of section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to Borrower as described in section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:
Date: ________ __, 20[ ]

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CONFIDENTIAL TREATMENT REQUESTED – REDACTED COPY

EXHIBIT E-4
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Loan and Security Agreement (Project Loan) dated as of [ ] (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among [ ], and each lender from time to time party thereto.
Pursuant to the provisions of Section 3.12 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of Borrower within the meaning of section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to Borrower as described in section 881(c)(3)(C) of the Code.
The undersigned has furnished Administrative Agent and Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform Borrower and Administrative Agent, and (2) the undersigned shall have at all times furnished Borrower and Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By:
Name:
Title:
Date: ________ __, 20[ ]

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EXHIBIT F
MEMBERS OF CONSORTIUM
ProHealth Proton Center Management LLC
Mount Sinai Proton Holding Company LLC
MSKCC Proton, Inc.
Montefiore Proton Acquisition, LLC

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EXHIBIT G
[RESERVED]

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EXHIBIT H
[RESERVED]

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EXHIBIT I
FORM OF DRAW REQUEST
REQUEST FOR LOAN ADVANCE
JPMORGAN CHASE BANK, N.A., as Administrative Agent            Draw #:______
Project Name:        New York Proton Center
225 East 126th Street
New York, NY

RE: Request for Loan Advance

1.
Reference is made to that LOAN AND SECURITY AGREEMENT (PROJECT LOAN) (the “Agreement”) dated as of this ____ day of ______________, 2015, is by and among MM PROTON I. LLC, a Delaware limited liability company (“Borrower”), JPMORGAN CHASE BANK, N.A., (“JPMorgan”) in its capacity as Administrative Agent (as hereinafter defined) and Collateral Agent (as hereinafter defined), and each party (each, a “Lender”) identified and having its address at the location shown on Schedule 1.01 to the Agreement. Capitalized terms herein, unless otherwise defined, are used as defined in the Agreement.

2.	Borrower hereby requests an advance under the Agreement in the aggregate amount of $________, consisting of:

Loan	Amount
Senior First Lien Loan
Senior Second Lien Loan
Subordinated Loan
Total:

3.	Borrower acknowledges that this amount is subject to inspection, verification and available funds.

4.
Borrower has attached hereto all items required by Section 2.04 of the Agreement as a part of the Draw Package, which is being provided in support of the disbursements requested in this Request for Loan Advance.

CONFIDENTIAL TREATMENT REQUESTED – REDACTED COPY

5.	Borrower represents and warrants to Bank that except as otherwise specifically disclosed in such Draw Package and labeled as a “Disclosure” (a “Disclosure”):

a.	To Borrower’s knowledge, Borrower is in compliance with all of the conditions to the applicable Advance set forth in this Agreement,

b.
All representations and warranties made hereunder or under any of the Loan Documents, or in any certificate or other document executed by Borrower, each Guarantor, or to the best of Borrower’s knowledge any other Loan Party or Project Party as the case may be, and delivered to Administrative Agent pursuant to or in connection with this Agreement, are true and correct in all material respects as of the applicable Borrowing Date except to the extent such representation and warranty is made as of a specified date, in which case such representation and warranty shall have been true and correct on and as of such specified date,

c.	To Borrower’s knowledge, no Default or Unmatured Default exists as of the applicable Borrowing Date,

d.	Any completed construction is substantially in accordance with the Plans and Specifications,

e.	All costs for the payment of which the Lenders have previously advanced funds have in fact been paid to the appropriate vendors and

f.
To Borrower’s knowledge, Borrower continues to be in compliance in all material respects with all of the terms, covenants and conditions contained in this Agreement. If Administrative Agent elects to make an Advance notwithstanding matters which are the subject of a Disclosure, the waiver of such matters shall be effective for that Advance only, and unless subsequently waived, such matters must be corrected before the next Advance.

g.	All change orders or changes to the project budget have been submitted to and approved by Administrative Agent.

h.	All previous Advances have been used solely for the purposes set forth in the Agreement.

i.	All of the requested Advance will be used solely to pay obligations set forth on the attachment hereto.

j.	There are no liens outstanding against the Facility, except for liens and security interests in favor of Collateral Agent.

k.	The Loans are “in balance” as required by Section 2.06 of the Agreement.

6.	Disbursement of the requested Advance may be subject to the receipt by the Administrative Agent of the report of the Independent Engineer as required by Section 2.02(j) of the Agreement.

7.
Disbursement of the requested Advance may be subject to the receipt by the Administrative Agent of a bring-down endorsement and other endorsements to the Title Policy as required by Section 2.02(k) of the Agreement.

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8.
Borrower certifies that the statements made herein and in any documents submitted herewith are true and has duly caused this Request for Loan Advance to be signed on its behalf by the undersigned, thereto duly authorized.

9.	Borrower requests that this draw be funded and that the disbursement funds be deposited in the Borrower’s Operating Account under the Collateral Account Pledge Agreement.
Date:
MM PROTON I, LLC,
a Delaware limited liability company

By:    MM Proton I Investors, LLC,
a Delaware limited liability company,
its Managing Member

By:______________________________
Name: Robert F. Murphy, Jr.
Title: Authorized Signatory

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EXHIBIT J
PROJECT MANAGEMENT TEAM MEMBERS
1.     Robert Murphy
2.    Peter McManus

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EXHIBIT K
[RESERVED]

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EXHIBIT L
ORGANIZATIONAL STRUCTURAL CHART
[****]* 20

20* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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